Exhibit 96.1

INITIAL ASSESSMENT

TECHNICAL REPORT SUMMARY

for the

GOLDEN MILE PROPERTY

MINERAL COUNTY, NEVADA

for

GRC NEVADA INC.

(a wholly-owned subsidiary of Fortitude Gold Corp.)

Signed by:

FRED H. BROWN, PGeo

Consulting Geologist, Independent

BARRY D. DEVLIN, PGeo

Vice President, Exploration, Fortitude Gold Corp.

JOY L. LESTER, SME-RM

Chief Geologist, Fortitude Gold Corp.

Effective Date:   September 30, 2021

Report Date:       November 9, 2021

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

TABLE OF CONTENTS

1 EXECUTIVE SUMMARY		10
1.1	Introduction	10
1.2	Property Description and Ownership	10
1.3	Geology and Mineralization	11
1.4	Exploration	12
1.5	Metallurgical Testing	12
1.6	Mineral Resource Estimates	13
1.7	Interpretation and Conclusions	14
1.8	Recommendations	15
2 INTRODUCTION		17
2.1	Terms of Reference and Purpose of Report	17
2.2	Qualifications of Qualified Persons	17
2.3	Details of Inspection	19
2.4	Sources of Information	19
2.5	Effective Date	19
2.6	Units of Measure	19
3 PROPERTY DESCRIPTION		20
3.1	Property Location	20
3.2	Mineral Titles	22
3.3	Royalties, Agreements and Encumbrances	31
3.4	Environmental Liabilities and Permitting	32
	3.4.1 Environmental Liabilities	32
	3.4.2 Required Permits and Status	32
3.5	Other Significant Factors and Risks	35
4 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY		36
4.1	Topography, Elevation and Vegetation	36
4.2	Accessibility and Transportation to the Property	36
4.3	Climate	37
4.4	Sufficiency of Surface Rights	37
4.5	Infrastructure Availability and Sources	38
	4.5.1 Power	38
	4.5.2 Water	38

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

5 HISTORY		39
5.1	Prior Ownership and Ownership Changes	39
5.2	Historical Exploration and Development	40
	5.2.1 Early Exploration Work	42
	5.2.2 Teck	44
	5.2.3 Cordex	45
	5.2.4 Portage	48
	5.2.5 Roscan	48
	5.2.6 NMPII	49
	5.2.7 Kinross	49
5.3	Geophysics	52
5.4	Historical Production	54
6 GEOLOGICAL SETTING, MINERALIZATION AND DEPOSIT		55
6.1	Regional Geology	55
6.2	Local and Property Geology	58
	6.2.1 Lithology	61
	6.2.1.1 Sedimentary Rocks	61
	6.2.1.2 Volcanic Rocks	62
	6.2.1.3 Intrusive Rocks	63
	6.2.2 Structural Geology	64
	6.2.3 Alteration and Mineralization	69
	6.2.3.1 Main Zone	69
	6.2.3.2 Stockwork Zones	70
	6.2.3.3 Detailed Description of Skarn Alteration	70
	6.2.3.3.1 Exoskarn	71
	6.2.3.3.2 Endoskarn	72
	6.2.4 Petrography	75
6.3	Deposit	80
	6.3.1 Extents and Continuity	80
7 EXPLORATION		82
7.1	Exploration Work by GRCN	82
	7.1.1 Remote Sensing	83
7.2	Drilling	84
	7.2.1 Core Drilling	84

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

	7.2.2 RC Drilling	85
7.3	Downhole Surveying	85
7.4	GRCN Drilling Results	85
	7.4.1 Core Drilling Results	86
	7.4.2 RC Drilling Results	88
7.5	Interpretation	90
8 SAMPLE PREPARATION, ANALYSIS AND SECURITY		92
8.1	Historic Procedures	92
	8.1.1 Cordex 2006	92
	8.1.2 Roscan 2011	93
8.2	GRCN Procedures	93
	8.2.1 Security Measures	93
	8.2.2 Sample Preparation and Analysis	94
	8.2.3 Quality Assurance/Quality Control Procedures	94
	8.2.4 Check Assays	100
8.3	Opinion on Adequacy	101
9 DATA VERIFICATION		102
9.1	Historic Property Evaluation and Data Verification	102
	9.1.1 Teck	102
	9.1.2 Cordex	102
	9.1.3 Portage	103
9.2	GRCN Data Verification	104
	9.2.1 GRCN Check Samples	104
	9.2.2 Drilling Database	106
9.3	Opinion on Data Adequacy	106
10 MINERAL PROCESSING AND METALLURGICAL TESTING		107
10.1	Historic Metallurgical Testing	107
10.2	GRCN Metallurgical Testing	109
	10.2.1 GRCN Initial Cyanide Bottle Roll Leach Testing	109
	10.2.2 Metallic Screen Assays	110
	10.2.3 2021 Metallurgical Testing (KCA)	112
	10.2.3.1 Head Analyses	112
	10.2.3.2 Head Screen Analysis with Assays by Size Fraction	117
	10.2.3.3 Comminution Test Work	119

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

10.2.3.4 Characterization Test Work	119
10.2.3.5 Agglomeration Test Work	120
10.2.3.6 Percent Slump and Final Apparent Bulk Density	121
10.2.3.7 Cyanide Bottle Roll Tests	122
10.2.3.8 Column Leach Test Work	126
11 MINERAL RESOURCE ESTIMATES	129
11.1 Introduction	129
11.2 Mineral Resource Definitions	129
11.2.1 Inferred Mineral Resource	130
11.2.2 Indicated Mineral Resource	130
11.2.3 Measured Mineral Resource	130
11.3 Database	130
11.3.1 Drill Data	132
11.4 Bulk Density	133
11.5 Wireframe Modeling	134
11.5.1 Topography	134
11.5.2 Mineralization Envelopes	136
11.6 Compositing	136
11.7 Exploratory Data Analysis	137
11.8 Treatment of Extreme Values	138
11.9 Continuity Analysis	140
11.10 Block Model	141
11.11 Estimation and Classification	141
11.12 Mineral Resource Estimate	143
11.13 Mineral Resource Estimate Sensitivity	144
11.14 Risk Factors	145
11.15 Opinion on Adequacy	145
12 MINERAL RESERVE ESTIMATES	146
13 MINING METHODS	147
14 PROCESSING AND RECOVERY METHODS	148
15 INFRASTRUCTURE	149
16 MARKET STUDIES	150
17 ENVIRONMENTAL STUDIES, PERMITTING, AND PLANS, NEGOTIATIONS, OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS	151

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

18 CAPITAL AND OPERATING COSTS		152
19 ECONOMIC ANALYSIS		153
20 ADJACENT PROPERTIES		154
	20.1 Registrant Properties	154
	20.1.1 Mina Gold	155
	20.2 Adjacent Properties	155
21 OTHER RELEVANT DATA AND INFORMATION		156
22 INTERPRETATION AND CONCLUSIONS		157
	22.1 Interpretation	157
	22.2 Conclusions	158
23 RECOMMENDATIONS		160
	23.1 Proposed Exploration Program	160
	23.2 Proposed Technical Studies	162
24 REFERENCES		163
25 RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT		166
APPENDIX A: GLOSSARY		167
A.1	Definition of Terms	167
A.2	Abbreviations	169
APPENDIX B: CERTIFICATES OF QUALIFIED PERSONS		171

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

LIST OF TABLES

Table 1.1 Mineral Resource Inventory at Golden Mile, Mineral County, NV, USA	14
Table 1.2 Budget for Proposed Exploration Work at the Golden Mile Property	16
Table 1.3 Budget for Proposed Technical Studies at the Golden Mile Property	16
Table 3.1 List of Unpatented Lode Mineral Claims for the Golden Mile Property	23
Table 3.2 List of Patented Mineral Claims for the Golden Mile Property	31
Table 5.1 Summary of Historic Drilling Completed at the Golden Mile Property	41
Table 5.2 Summary of Significant Historic Drilling Intercepts*	42
Table 5.3 Teck Significant Surface Rock Chip Samples (>500 ppb Au)	45
Table 5.4 Cordex Significant Surface Rock Chip Samples (>500 ppb Au)	46
Table 5.5 Significant Results from Cordex Drilling	47
Table 5.6 Significant Results from Roscan Drilling	49
Table 5.7 Significant Results from Kinross Drilling 2017-2019	50
Table 5.8 Comparing average assay values for various parts of the Golden Mile Stock	52
Table 5.9 1936 Production Assays	54
Table 6.1 Summary Table of Petrography on Samples from Golden Mile	77
Table 7.1 Summary of GRCN Drilling Completed at the Golden Mile Property	86
Table 7.2 Significant Results for GRCN 2020-2021 Core Drilling at Golden Mile	87
Table 7.3 Significant Results for GRCN 2021 RC Drilling at Golden Mile	89
Table 8.1 GRCN 2020-2021 Standard Reference Material (SRM)	94
Table 8.2 GRCN 2020-2021 QA/QC SRM Results for DDH Drill Holes	95
Table 8.3 GRCN 2020-2021 QA/QC Blanks Results for DDH Drill Holes	96
Table 8.4 2020-2021 SRM Failures	98
Table 8.5 2020-2021 Blank Material Failures	99
Table 9.1 Cordex Significant Rock Chip Samples (>500 ppb Au)	103
Table 9.2 Portage Rock Chip Samples (>500 ppb Au)	104
Table 9.3 GRCN Rock Chip Check Samples	105
Table 10.1 Cyanide Bottle Roll Tests on Pulverized Material	108
Table 10.2 GRCN Initial Cyanide Bottle Roll Tests on Pulverized Material	108
Table 10.3 Metallic Screen Assays on Pulverized Material	111
Table 10.4 Golden Mile Composite Core Samples Selected for Metallurgical Testing	112
Table 10.5 Gold Head Analyses for Golden Mile Sample Composites	113
Table 10.6 Silver Head Analyses for Golden Mile Sample Composites	113
Table 10.7 Mercury and Copper Head Analyses for Golden Mile Sample Composites	113
Table 10.8 Carbon and Sulfur Head Analyses for Golden Mile Sample Composites	114
Table 10.9 Head Analyses – Multi-Element	115
Table 10.10 Head Analyses - Whole Rock	116
Table 10.11 Head Analyses – Cyanide Shake Tests	117
Table 10.12 Summary of Head Screen Analyses	118
Table 10.13 Summary of Comminution Test Work	119
Table 10.14 Summary of QXRD Analyses	119
Table 10.15 Summary of Agglomeration Test Work	121
Table 10.16 Percent Slump and Final Apparent Bulk Density	121
Table 10.17 Summary Direct Agitated Cyanidation (Bottle Roll) Gold-and Silver Test Results	123

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Table 10.18 Summary of Metal Extractions and Chemical Consumptions – Gold	127
Table 10.19 Summary of Metal Extractions and Chemical Consumptions – Silver	127
Table 11.1 Golden Mile Drill Hole Database Summary	131
Table 11.2 Golden Mile Assay Database Summary	131
Table 11.3 Summary Assay Statistics	133
Table 11.4 GCP Geolocation Errors	135
Table 11.5 Constrained Composite Statistics for Gold Values	137
Table 11.6 Capping Thresholds	140
Table 11.7 Block Model Setup	141
Table 11.8 Parameters Used for Mineral Resources Cutoff Calculation	143
Table 11.9 Mineral Resource Inventory at Golden Mile, Mineral County, Nevada, USA	144
Table 11.10 Cutoff Grade Sensitivity for the Golden Mile Deposit	144
Table 11.11 Mineral Resource Estimation Risk Factors	145
Table 23.1 Budget for Proposed Exploration at Golden Mile Property	161
Table 23.2 Budget for Proposed Technical Studies at Golden Mile Property	162

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

LIST OF FIGURES

Figure 3.1 General Location Map of the Golden Mile Property	21
Figure 3.2 Golden Mile Property Mineral Claims Map	22
Figure 3.3 Hydrographic Basins in the Golden Mile Property area	34
Figure 4.1 Golden Mile Property Access	37
Figure 5.1 Location Map of Historic Drill Holes Completed on the Golden Mile Property	41
Figure 5.2 Photos looking North at Main Zone of Golden Mile Property	43
Figure 5.3 Location Map of Geophysical Surveys Completed on the Golden Mile Property	53
Figure 6.1 Generalized Geologic Map of Nevada showing location of Golden Mile Property	56
Figure 6.2 Shaded relief map of western North America with state boundaries in white	57
Figure 6.3 Geologic Map of the Golden Mile Property Area	59
Figure 6.4 Schematic cross-section looking northeast at Golden Mile	60
Figure 6.5 Geologic Map of the Main Zone Deposit Area of the Golden Mile Property	60
Figure 6.6 Stratigraphic Column showing Geology and Alteration at the Golden Mile Property	61
Figure 6.7 Magnetite-Copper Skarn of the Main Zone at Golden Mile	62
Figure 6.8 Road Fault mylonite breccia (Hole GMDD-13 @ 315 ft)	65
Figure 6.9 3D Structural Interpretation of the Southwest, Central and Northeast Structural Grade Zones of the Main Zone at Golden Mile	66
Fig. 6.10 Examples of high-grade gold intercepts from the Center Grade Zone	67
Figure 6.11 Conceptual Structural Model showing the structural fabrics of faults and veins related to splays the dextral-slip Road Fault model	68
Figure 6.12 Alteration and Mineralization Types Observed at Golden Mile	74
Figure 6.13 Photomicrographs of Typical Skarn from Golden Mile (Sample GR-427	79
Figure 6.14 Conceptual Model for Formation of the Golden Mile Deposit	81
Figure 7.1 Resource Areas and Drill Ready Targets Identified on the Golden Mile Property	82
Figure 7.2 Golden Mile Property Map Highlighting Hydrothermal Alteration and Exploration Target Areas	84
Figure 7.3 Location Map for Diamond Core (including MET) and RC Holes Drilled by GRCN at the Main Zone of the Golden Mile Property	86
Figure 8.1 2020-2021 SRM Performance for DDH	98
Figure 8.2 2020-2021 SRM Performance for RC	99
Figure 8.3 2020-2021Blank Material Performance	100
Figure 8.4 Au Field Duplicate Control Plot	101
Figure 8.5 Au Min Max Field Duplicate Control Plot	101
Figure 9.1 Location Map of GRCN Rock Chip Check Samples Collected from the Golden Mile Property	105
Figure 10.1 Example of Cyanide Bottle Roll Test Results for GRCN Check Sample #3082802	110
Figure 10.2 Head Screen Analyses Showing Cumulative Weight Percent Passing Crush Size	118
Figure 10.3 Overall Gold Extraction for the Golden Mile Bottle Roll Tests	124

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Figure 10.4 Bottle Roll Test Results Showing % Gold Extraction During Leach Period	125
Figure 10.5 Bottle Roll Test Results Showing % Silver Extraction During Leach Period ..	125
Figure 10.6 Column Leach Test Apparatus	126
Figure 10.7 Cyanide Leach Test Work. Gold Extraction vs. Days of Leach	127
Figure 11.1 3D Isometric View Looking Northwest at Golden Mile Drill Holes	132
Figure 11.2 Plot of RQD vs. Elevation	134
Figure 11.3 Aerial Photometry with Ground Control Points	135
Figure 11.4 3D Isometric Geologic Model View Looking Northwest showing the Main Zone are of the Golden Mile Property	136
Figure 11.5 Plot of Constrained Assay Sample Lengths	137
Figure 11.6 RC vs. DDH Drilling Results	138
Figure 11.7 Log-Probability Plots of Composite Capping Thresholds	139
Figure 11.8 Main Zone Variography	140
Figure 11.9 Typical Cross-section of Golden Mile Main Zone Looking NW Showing Gold Grades	142
Figure 11.10 3D Isometric View of the Optimized Pit Shell for Golden Mile Deposit	143
Figure 20.1 Map of the Properties in the Vicinity of the Golden Mile Property	154

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

1	EXECUTIVE SUMMARY
1.1	Introduction

This is an Initial Assessment Technical Report Summary (TRS) for GRC Nevada Inc. (GRCN), a wholly-owned subsidiary of Fortitude Gold Corporation (FGC), on its 100%-controlled Golden Mile property, an advanced exploration property in Mineral County, Nevada. The report provides a summary of the detailed assessment of Mineral Resources and other relevant considerations of the Golden Mile property.

On October 31, 2018, the SEC announced that it was adopting amendments to modernize the property disclosure requirements for mining registrants, and related guidance, under the Securities Act of 1933 and the Securities Exchange Act of 1934. Under the new rules (“New Rules”), a registrant with material mining operations must disclose specified information in Securities Act and Exchange Act filings concerning its Mineral Resources, in addition to its Mineral Reserves. The new rules required a registrant to comply with the new rules during its first fiscal year beginning on or after January 1, 2021. GRCN and FGC have adopted the New Rules as required and will disclose the estimate of resources contained herein in a future SEC filing.

1.2	Property Description and Ownership

The Golden Mile property is located within the Bell Mining District (also known as the Cedar Mountain District), Mineral County, west-central Nevada. The property lies along the northeast foothills of the Cedar Mountain Range and the closest towns with full services are Hawthorne located 80 km (50 mi) to the west and Tonopah located 88 km (55 mi) to the southeast. The property has good connections to the infrastructure of west-central Nevada, with access roads to the property linking to Nevada state route 361 and US Route 95, the main highway between Reno and Las Vegas. The approximate center of the Main Zone deposit area on the Golden Mile property is Latitude 38° 30.69' North and Longitude 117° 45.98'W.

The property area covers approximately 4,780 hectares (11,811 acres) and consists of 599 contiguous unpatented lode mineral claims and 5 patented mineral claims, 4 owned and one leased. The unpatented claims are situated on land owned by the U.S. government and administered by the BLM. There are no Tribal, State of Nevada or U.S. Forest Service lands within the property area.

GRCN controls 100% interest in all unpatented claims and 4 of the patented claims comprising the Golden Mile property, subject to a net smelter return royalty (NSR) of 3% on future production from the property claims. A separate, single patented claim (Copper Queen) is held under lease by GRCN. This lease has annual advance royalty payments of $10,000 and a 3% NSR payable to the lessors.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

1.3	Geology and Mineralization

The Golden Mile property is located in the central portion of the Walker Lane trend, a major northwest-aligned structurally deformed zone on the western border of Nevada characterized by a series of closely spaced dextral strike-slip faults active throughout much of the middle to late Cenozoic. It is a complex accommodation zone up to 300 km (186 mi) wide and approximately 1,000 km (620 mi) long positioned between the western boundary of the extensional Basin and Range Province and the Sierra Nevada microplate. This area remains tectonically active at present.

Regionally, the Golden Mile property is situated along the eastern flanks of the Cedar Mountains. The Cedar Mountains are underlain by Triassic to Jurassic aged carbonates and clastic rocks which have been intruded by Cretaceous to Tertiary diorite to granitic intrusive rocks. Quartz monzonite intrusives are most common. These rocks are overlain by Miocene to Pliocene age rhyolitic to basaltic volcanics and volcaniclastics. Miocene-Pliocene lake beds, including diatomite deposits, lap onto the edge of the range. Quaternary alluvium largely consisting of alluvial fans spreading from major drainages into adjacent valleys covers much of region. Large-scale folding of basement rocks have been mapped within the range which may be associated with the Sevier Orogeny. The main regional structure is an easterly plunging overturned syncline traceable 13 km (8 mi) to the east. Principal faults on a regional scale are Tertiary-aged northwest-trending strike-slip faults associated with the Walker Lane trend.

Locally, the oldest rocks are the Triassic Luning Formation, a thin bedded to massive sedimentary sequence of calcareous siltstone, thin- to medium-bedded limestone and dolomitic limestone, argillite and sandstone. The Luning Formation is unconformably overlain by Jurassic-age siliciclastic and lesser calcareous sedimentary rocks of the Dunlap Formation. Both formations have been folded with bedding that is now steeply- to sub-vertically inclined.

The sedimentary units have been intruded by various granitoid stocks, sills and dikes that include quartz diorite, granodiorite, quartz monzonite and felsic quartz-feldspar porphyry. The intrusive rocks play a role in the gold mineralization. The property is locally covered by Tertiary volcanic rocks, consisting mostly of a bimodal suite of felsic to mafic flows and tuffs.

Gold mineralization is variably associated with various skarn styles of mineralization, dominantly as calc-silicate skarn, magnetite skarn, more structurally controlled sericitic equivalents, and in limonite-calcite-silica stockworks within the distal brittle host rocks. Copper accompanies the gold mineralization associated with magnetite skarn locally. The magnetite skarn in the area known as the “Main Zone” at Golden Mile was the primary source of the limited amount of historical production on the property. Recent studies, however, suggest that steep, NW-SE striking structures may be the first order control of economic gold mineralization.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

1.4	Exploration

The Golden Mile property has had a considerable amount of recent exploration activity including mapping, surface and underground sampling, geophysical surveys and drilling. A total of 20,158.2 m (66,131 ft) of air rotary, reverse circulation (RC), and diamond core drilling has been performed at the Golden Mile property prior to acquisition by GRCN. This included work by Standard Slag, the Elmwood JV, Battle Mountain, USMX, Teck, Cordex, Roscan and Kinross companies. The vast majority of the drilling has been directed towards the Main Zone, located on the patented mineral claims.

Prior to GRCN’s acquisition, Kinross Gold USA Inc. (Kinross) had identified at least 11 gold prospect sites on the Golden Mile property. Upon acquisition, GRCN immediately began evaluation of these targets for exploration. GRCN also utilized spectral data for vectoring to hydrothermal alteration and mineral-bearing rocks for ground follow-up. Potential mineral targets are mostly aligned with major EW and NW-trending structures and have spectral and vegetation anomalies. The Golden Mile Main Zone deposit and Spring (PS) mineral occurence (a satellite gold mineralized zone along the northwest trend) are considered the highest priority prospects with already delineated resource potential.

In late 2020 and early 2021, GRCN completed 14 diamond core drill holes totaling of 1,719.7 m (5,642 ft) at the Golden Mile property. This drilling was directed towards the Main Zone located on the patented mineral claims with primary objectives to confirm historic drill assays and geological data collected by previous explorers, conduct geological and resource modeling and to collect representative mineralized ore grade samples in the Main Zone area in sufficient quantity to conduct metallurgical testing. Significant results from GRCN’s drilling included up to 3.60 grams per metric tonne (g/t) Au (0.11 ounce per short ton (opst) Au) over 20.1 m (66 ft) including 13.00 g/t Au (0.38 opst Au) over 3.0 m (10 ft) in Hole GMDD-002 and 2.77 g/t Au (0.08 opst Au) over 21.21 m (70 ft) including 8.96 g/t Au (0.26 opst Au) over 4.45 m (15 ft) in Hole GMDD-012.

From late June through August 2021, GRCN completed 42 RC drill holes totaling 4,870.7 m (15,980 ft) in the Main Zone area at Golden Mile. The goals of this program were to add to the known mineralization by testing the undrilled areas between gold-bearing intercepts returned from historic holes and for the estimation of Mineral Resources reported herein. Significant intercepts included 6.10 m (20 ft) of 5.93 g/t Au (0.173 opst) and 16.76 m (55 ft) of 3.31 g/t Au (0.097 opst) including 1.52 m (5 ft) of 27.50 g/t Au (0.803 opst) in Hole GMRC-026. Another notable intercept included 24.38 m (80 ft) of 1.69 g/t Au (0.049 opst) including 3.05 m (10 ft) of 5.92 g/t Au (0.173 opst) in Hole GMRC-013.

1.5	Metallurgical Testing

Preliminary metallurgical testing was completed by Kappes, Cassidy & Associates (KCA) in 1982. Four cyanide bottle roll leach tests were run with recoveries varying from 81.4% to 87% on ‐6 mesh oxidized drill cuttings.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

In 2020, GRCN had cyanide bottle roll leach tests conducted by Inspectorate on six representative surface rock chip samples collected during the initial property visit. Gold recoveries ranged from 53% to 100% averaging 82%. Silver recoveries ranged from 48% to 73% averaging 64%.

In 2021, GRCN completed four PQ-size core holes in the Main Zone deposit at Golden Mile for metallurgical testing. Metallurgical composite samples were sent to the KCA facility in Reno, Nevada for the purpose to evaluate process requirements to recover gold using conventional heap leaching technology. The test work completed on these composites consisted of head screen analysis (including, whole rock and QXRD), screen analysis by size fraction, comminution, bottle roll, agglomeration, percent slump and final apparent bulk density measurements and column leach testing.

The extraction results of the KCA 2021 bottle roll tests showed gold recoveries ranging from 38% to 94% with finer fractions (<0.075 mm; 0.003 in) typically between 90% and 94%. Silver recoveries ranged from 33% to 64% with finer fractions (<0.075 mm; 0.003 in) around 61%. Leach kinetics for both 2020 and 2021 cyanide bottle roll leach tests were relatively fast achieving plus 65% of the total gold recovery in 2 hours.

Column leach test work was conducted on the 2021 composite core samples crushed to a target size of 80% passing 25 mm and 80% passing 6.3 mm. Gold extraction for coarse (<37.5 mm) column leach tests was 80% based on calculated heads which ranged from 1.639 g/t (0.048 opst) to 1.806 g/t (0.053 opst) Au. The sodium cyanide consumptions ranged from 1.70 kg (3.75 lb) to 1.92 kg (4.23 lb) per metric tonne. Gold extractions for the fine (<9.5 mm; 1.5 in) column leach tests ranged from 51% to 86% based on calculated heads which ranged from 1.328 g/t (0.039 opst) to 4.506 g/t (0.132 opst) Au. Silver extractions were generally good, ranging from 53% to 92% but typically in the mid 70% to mid 80% range. The column leach test results exhibited rapid leach kinetics with 80% to 90% of total gold and silver recovery occurring in the first 10 days of leaching.

1.6	Mineral Resource Estimates

The modeling and estimation of Mineral Resources presented herein is based on technical data and information available as of September 30, 2021.

As part of its modernization of the property disclosure requirements for mining registrants, the SEC is adopting the Combined Reserves International Reporting Standards Committee (CRIRSCO) framework for reporting Mineral Resources. According to CRIRSCO, a Mineral Resource is a concentration or occurrence of material of intrinsic economic interest in or on the Earth’s crust (a deposit) in such form, grade or quality, and quantity that there are reasonable prospects for eventual economic extraction. The location, quantity, grade, geological characteristics and continuity of a Mineral Resource are known, estimated or interpreted from specific geological evidence and knowledge. Mineral Resources are sub-divided, in order of increasing geological confidence, into Inferred, Indicated and Measured categories. Portions of a deposit that do not have reasonable prospects for eventual economic extraction must not be included in a Mineral Resource.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

The modeling and estimation of Mineral Resources utilized a portion of the drill hole database compiled by GRCN containing 150 unique collar records and consisting of:

●	RC: 131 reverse circulation drill holes for 14,597 m (47,889 ft)
●	DDH: 19 diamond drill holes for 2,843 m (9,327 ft)

Mineral Resource modeling was carried out on capped composites using Inverse Distance Cubed (“ID3”) and Nearest Neighbor (“NN”) estimation methods. A minimum of four and a maximum of nine composites were used for estimation, with a maximum of three composites from a single drill hole. The search ellipsoid oriented parallel with each defined mineralization domain and extending a maximum of 91.4 m (300 ft) The major and semi-major axes approximate the average strike and dip directions of the mineralization. Both gold and silver were modeled and estimated, but Ag is not included in the Mineral Resource due to limited information on this commodity.

Mineral Resources at Golden Mile are further defined by GRCN as Mineral Resources within a constraining pit shell and above a defined cutoff value. The Mineral Resources reported herein have been constrained within a Lerchs-Grossman (LG) optimized pit shell and reported at a cutoff grade of 0.34 g/t Au (0.010 opst).

Indicated Mineral Resources reported at Golden Mile contain 2.16 million tonnes (2.38 million short tons) of material at an average gold grade of 1.13 g/t (0.033 opst). Inferred Mineral Resources reported are 2.40 million tonnes (2.64 million short tons) of material at an average gold grade of 1.10 g/t (0.032 opst) (Table 1.1).

Table 1.1 Mineral Resource Inventory at Golden Mile, Mineral County, Nevada, USA (as of September 30, 2021)1 2 3 4

Class	Tonnes	Short Tons	Au (g/t)	Au (opst)	Au (oz)
Indicated	2,160,000	2,380,000	1.13	0.033	78,500
Inferred	2,400,000	2,640,000	1.10	0.032	84,500
1.	Reported at a cutoff of 0.34 g/t Au (0.010 opst).
2.	Whole block diluted estimates are reported within an optimized pit shell.
3.	Mineral Resources do not have demonstrated economic viability.
4.	Totals may not sum exactly due to rounding.
1.7	Interpretation and Conclusions

Golden Mile is an advanced exploration property hosting a moderate-sized, mineralized gold (+ silver-copper-iron) system with potential for developing gold resources and additional exploration targets. Historic surface and underground rock sampling, together with previous and current drilling, have defined significant, high-grade, gold values locally in association with magnetite skarn with minor silver-copper mineralization.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Mineral Resources described herein have been delineated by appropriate drilling and/or sampling to establish continuity and supports an estimate of tonnage and an average grade of the selected metals. GRCN has evaluated and performed verification of the historic and recent Golden Mile drill hole database and considers the assay data to be adequate for the estimation of the Mineral Resources. Golden Mile has a favorable economic projection based on Mineral Resources estimated and reported herein.

Several factors may affect the estimation of Mineral Resources including changes to the geological, geotechnical and geometallurgical models. In particular, the resource model showed a large proportion of the contained metal is derived from a small number of samples and fracture style mineralization may overestimate metal content at the mining scale. Additonal infill drilling to convert material to a higher classification is recommended to mitigate these risks.

1.8	Recommendations

The QP’s preparing this report for GRCN recommend that the Golden Mile property proceed with a prefeasibility study to move the property forward to a production decision.

The conceptualized plan being evaluated is open pit mining and heap leaching of the gold deposit, taking the gold to carbon stage from a process plant to be built at Golden Mile, and then hauling the carbon for further processing at the parent company’s permitted and operating absorption/desorption recovery (ADR) facility at its nearby Isabella Pearl mine for final doré production.

Review of recently completed metallurgical test results needs to be finalized, together with on-going engineering, base line and background studies which include process facility layout, open-pit design and infrastructure evaluations. Some additional studies are also recommended that may improve value and optimizations including additional drilling to convert Mineral Resources to Mineral Reserves, and additional geotechnical studies to possibly steepen pit slopes.

The Golden Mile mineralization remains open on strike and at depth. For future exploration, particularly in the vicinity of the Main Zone deposit north of the Road Fault, it will be important to better understand the structure of the northwest-trending gold-bearing quartz-pyrite-chlorite veins and the stratigraphy and resulting alteration mineralogy of the Dunlap and Luning Formations. This would include additional surface mapping to define location and geometry of carbonate host rocks and preparation of stratigraphic cross-sections to help define the subsurface extent of the carbonate host rocks, particularly near the granodiorite-quartz feldspar porphyry intrusions. Mineralization appears to extend north and northwest under post-mineral volcanic cover as well as open at depth and additional drilling is also warranted in these directions. Soil sampling at 100-meter orthogonal spacings should also be undertaken over the area south of the Tertiary volcanic cover. Geophysical studies, especially magnetic surveys, are also useful in tracing the granodiorite and quartz feldspar porphyry intrusions beneath volcanic cover.

The proposed exploration program for the Golden Mile property is shown in Table 1.2. The estimated cost of the recommended exploration program is $2.5 M. The proposed budget includes for 12,192 m (40,000 ft) of RC drilling for Mineral Resource expansion and exploration outside of the Main Zone deposit area.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Recommendations for continued engineering, geotechnical, metallurgical, base line and background studies at Golden Mile are shown in Table 1.3. The estimated cost of the recommendations total $1.0 M.

Table 1.2 Budget for Proposed Exploration at Golden Mile Property

Description	Total Cost ($)
Salaries and Wages	120,000
Vacation Days	3,000
Health Insurance	3,000
401K Expense	3,600
Payroll Taxes Employer	12,000
Workers Compensation Insurance	6,000
Contractors Drilling (RC) – 12,192 m (40,000 ft)	1,100,000
Contractors Maintenance	60,000
Contractors Services	200,000
Material Used by Contractors	200,000
Topographical Studies	12,000
Environmental Studies	60,000
Laboratory Assays	500,000
Maintenance Vehicles	600
Software & Licenses (non-cap)	3,000
Consulting Services	60,000
Airfare	1,200
Lodging	12,000
Meals	6,000
Other Travel Expenses	6,000
Gasoline	3,000
Field Supplies and Materials	36,000
Allocation of Labor Costs	90,000
Golden Mile Property Exploration Total	2,497,400

Table 1.3 Budget for Proposed Technical Studies at Golden Mile Property

Description	Total Cost ($)
Core Drilling & Geotechnical Study	300,000
Blasting Fragmentation Study	50,000
Metallurgical Test Work	60,000
Geometallurgical Study	40,000
Waste Rock Characterization	30,000
Hydrogeologic Study	20,000
Water Well Drilling	400,000
Monitor Well Drilling	100,000
Total	1,000,000

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

2	INTRODUCTION
2.1	Terms of Reference and Purpose of Report

On October 31, 2018, the Securities and Exchange Commission (“SEC” or “Commission”) adopted amendments to modernize the property disclosure requirements for mining registrants, and related guidance, which are currently set forth in Item 102 of Regulation S-K under the Securities Act of 1933 (“Securities Act”) and the Securities Exchange Act of 1934 (“Exchange Act”) and in Industry Guide 7 (SEC, 1992, 2018 a, b). The amendments are intended to provide investors with a more comprehensive understanding of a registrant’s mining properties, which should help them make more informed investment decisions. The amendments also will more closely align the Commission’s disclosure requirements and policies for mining properties with current industry and global regulatory practices and standards, as embodied by the Committee for Reserves International Reporting Standards (“CRIRSCO”).

A registrant that, pursuant to §§ 229.1300 through 229.1305 (subpart 229.1300 of Regulation S-K) referred to simply as “S-K 1300” in this report, discloses information concerning its Mineral Resource or Mineral Reserves must file a TRS by one or more qualified persons that, for each material property, identifies and summarizes the scientific and technical information and conclusions reached concerning an initial assessment used to support disclosure of Mineral Resources, or concerning a preliminary or final feasibility study used to support disclosure of Mineral Reserves. A registrant is required to comply with the new rules during its first fiscal year beginning on or after January 1, 2021.

This report was prepared as an Initial Assessment TRS in accordance with S-K 1300 for GRCN Nevada Inc. (GRCN), an indirect, wholly-owned subsidiary of Fortitude Gold Corporation (FGC) on the Golden Mile property located in Mineral County, Nevada. The purpose of this TRS is to review the geology, mineralization and previous work on the property, provide Mineral Resource estimates and prepare recommendations for further work.

The quality of information, conclusions, and estimates contained herein is consistent with the level of effort by the qualified persons, based on 1) information available at the time of preparation, 2) data supplied by outside sources, and 3) the assumptions, conditions, and qualifications set forth in this report. The responsibility for this disclosure remains with GRCN.

2.2	Qualifications of Qualified Persons

The qualified persons preparing this report are specialists in the fields of geology, exploration, and Mineral Resource estimation and classification. The following individuals, by virtue of their education, experience and professional association, are considered Qualified Persons (QP) for this report and are members in good standing of appropriate professional institutions. The QPs are either employees of FGC, the parent

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

company of GRCN, a wholly-owned subsidiary of FGC, and therefore, not independent of GRCN, or an independent consultant, independent of GRCN. QP certificates of authors are provided in Appendix B.

Mr. Brown graduated with a Bachelor of Science (B.Sc.) degree in Geology from New Mexico State University in 1987, obtained a Graduate Diploma in Engineering (Mining) in 1997 from the University of the Witwatersrand and a Master of Science (M.Sc.) in Engineering (Civil) from the University of the Witwatersrand in 2005. He is registered with Engineers and Geoscientists British Columbia (EGBC) as a Professional Geoscientist and the Society for Mining, Metallurgy and Exploration (SME) as a Registered Member. Mr. Brown has also worked as an Underground Mine Geologist, Mineral Resource Manager, Resident Geologist and Chief Geologist at several mines in South Africa operated by Anglo American, Anglogold and De Beers. From 2004 to 2017, Mr. Brown was a Consulting Geologist specializing in Mineral Resource and Mineral Reserve estimations and reporting. In 2017, he joined GRCN as Senior Resource Geologist. On July 1, 2021, Mr. Brown resigned from GRCN and is now independent of GRCN and FGC.

Mr. Devlin holds a B.Sc. degree with honors in Geology, 1981, and a M.Sc., 1987, from the University of British Columbia, Vancouver Canada. He is also a Professional Geologist registered with EGBC and is a Member of the SME and Fellow of both the Society of Economic Geologist (SEG) and the Geological Association of Canada (GAC). Mr. Devlin has worked 40 years in both exploration and mine production which includes working for several USA-companies, including US Borax and Chemical Corp., Hecla Mining Company and Gold Resource Corporation (GRC). From 2013 through 2020, he served as Vice President of Exploration for GRC, responsible for all exploration activities at their Oaxaca Mexico and Nevada operations. On March 1, 2021, Mr. Devlin assumed the role of Vice President of Exploration for FGC, responsible for all exploration activities of the company.

Ms. Lester holds a B.Sc. in Geology and a M.Sc. in Geology from the South Dakota School of Mines and Technology, Rapid City, South Dakota. Ms. Lester’s industry experiences span more than 20 years and are rooted by traditional field techniques, best practices, and supplemented by modern technologies/research and includes extensive geologic mapping, hydrologic investigations, drill program design, interpretation and management, 3-D modeling, and scoping, prefeasibility, and resource and reserve reporting. Ms. Lester’s background in mining and exploration includes positions ranging from Independent Consultant, Exploration Geologist, Project Manager, and Chief Geologist for companies including Hecla Mining Company, Patagonia Gold S.A., Gold Reserve Inc. and GRC. From 2014 through 2020, she served as Chief Geologist for GRC, overseeing exploration activities at their Oaxaca Mexico and Nevada operations. On January 1, 2021, Ms. Lester assumed the role of Chief Geologist for FGC, overseeing exploration activities of the company.

Technical data and information used in the preparation of this report also included some documents prepared by third party contractors. The authors sourced information from referenced documents as cited in the text and listed in References section of this report.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

2.3	Details of Inspection

The QP’s referenced above and in Appendix B have visited the Golden Mile property on numerous occasions since 2019. Historic mineralized workings were examined as well as the location of many historic drill collars, mainly drilled by Cordex Exploration Company (Cordex). The authors have also examined data from previous workers including skeleton core from a five‐hole diamond drilling program conducted in 2011 by Roscan Minerals Corporation (Roscan) and chip trays containing reverse circulation drill cuttings completed by Battle Mountain Gold Corporation (BMG) from 1987 to 1989 and by Cordex during 2006 and 2007.

2.4	Sources of Information

Information reviewed for this report includes published and unpublished reports, maps, geochemical, geophysical, and other data available from past workers. The records and data from past workers are not entirely complete, however, much of the drill data geophysical, geochemical, and geologic data are available. This report is relying on property reports prepared by Meghan O'Donnell for Columbus Gold Corporation (Columbus) in 2006, and a more recent property report completed by Robert Suda on behalf of Portage Mineral Inc. in 2009 (O’Donnell, 2006; Suda, 2009). This TRS draws much of its content from the previous historical reports.

2.5	Effective Date

The effective date of this report is September 30, 2021.

2.6	Units of Measure

The metric system for weights and units has been used in this report with tons reported in metric tons (“tonnes”) consisting of 1,000 kilograms (kg) per tonne (unless otherwise called out and noted as short tons). Gold and silver ounces are reported in troy ounces converted using 31.1035 grams (g) per troy ounce. All currency is in U.S. dollars ($) unless otherwise stated.  The capital letter M is used for millions of $ . The abbreviation, g/t is used for grams per tonne.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

3	PROPERTY DESCRIPTION

This section addresses the property land holdings, corporate agreements, existing environmental liabilities and the permitting process.

3.1	Property Location

The Golden Mile property is located within the Bell Mining District (also known as the Cedar Mountain District), Mineral County, west-central Nevada. The property lies along the northeast foothills of the Cedar Mountain Range and the closest towns with full services are Hawthorne located 80 km (50 mi) to the west and Tonopah located 88 km (55 mi) to the southeast (Fig. 3.1). The property has good connections to the infrastructure of west-central Nevada, with access roads to the property linking to Nevada state route 361 and US Route 95, the main highway between Reno and Las Vegas. The Golden Mile property is located approximately 37 km (23 mi) east-southeast of GRCN’s parent company’s (FGC) Isabella Pearl mining operations.

The property is located within all or portions of the following Townships, Ranges and Sections relative to the Mount Diablo Baseline and Meridian:

Township 8 North, Range 37 ½ East, Sections19,20, 28, 29,30,31, 32, and 33,

Township 7 North, Range 37 ½ East, Sections 6, 5, 4

Township 8 North, Range 37 East Sections, 36, 35,34, 27, 26, 25,22, 23, 24, 16, 15, 14 13

Township 7 North, Range 37 East Sections, 2, 1,

Township 8 North, Range 38E, Section 30, 31

Township 7 North, Range 38 East Sections 6

The approximate center of the Main Zone deposit area on the Golden Mile property is Latitude 38° 30.69' North and Longitude 117° 45.98'W.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

OREGON
IDAHO
UTAH
CALIFORNIA
ARIZONA
McDermitt
Owyhee
Mountain City
Jackpot
Orovada
Paradise Valley
Montello
Wells
Deeth
Winnemucca
Golconda
Valmy
Elko
Spring Creek
West Wendover
Gerlach
Imlay
Battle Mountain
Carlin
Lee
Ruby Valley
Walker Lane Mineral Belt
Lovelock
Sutcliffe
Nixon
Fernley
Reno
Sparks
Fallon
Austin
Eureka
McGill
Virginia City
Silver Springs
Ely
Carson City
Yerington
Minden
Schurz
Gabbs
Baker
Great Basin Nat. Park
Lund
Smith
Walker Lake
Hawthorne
Mina
Golden Mile
Tonopah
Silver Peak
Pioche
Panaca
Goldfield
Hiko
Caliente
Alamo
Beatty
Mesquite
Mercury
Indian Springs
Moapa
Overton
Death Valley National Park
Pahrump
Las Vegas
Spring Valley
Henderson
Boulder City
Sandy Valley
Jean
Primm
Searchlight
Cal-Nev-Ari
Laughlin
N
0
60 miles
120
0
100 kilometers
200
95
80
93
93A
395
50A
50
95A
6
15

Figure 3.1 General Location Map of the Golden Mile Property

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

3.2	Mineral Titles

The property area covers approximately 4,780 hectares (11,811 acres) and consists of 599 contiguous unpatented lode mineral claims and 5 patented mineral claims, 4 owned and one leased. The unpatented claims are situated on land owned by the U.S. government and administered by the BLM. Unpatented and patented mineral claims in the property area are shown on Figure 3.2. Reviews of mineral tenure and status were completed during 2019 and 2021. A title report was prepared, and a legal land survey completed, on the patented claims in 2020. The property boundaries were georeferenced with survey data for verification/validation within company database.  A list of unpatented mineral lode claims within the property boundary controlled by GRCN is in Table 3.1 and patented mineral claims are in Table 3.2. The mineral claim listings are current as of September 1, 2021.

There are no Tribal, State of Nevada or U.S. Forest Service lands within the property area.

426,000
428,000
430,000
432,000
434,000
436,000
4,268,000
4,267,000
4,266,000
4,265,000
4,264,000
4,263,000
4,262,000
4,261,000
4,260,000
LongShot
Cypress
Copper King
Copper Queen
Scorpion
0
0.75
1.5
3 Kilometers

Figure 3.2 Golden Mile Property Mineral Claims Map (patented claims insert)

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Table 3.1 List of Unpatented Lode Mineral Claims for the Golden Mile Property

Claim Name & No.	Type	BLM MLRS Serial No. (NV)	Loc Date	Mineral Cnty Doc	Nye Cnty Doc	Owner	Status	Acquisition History
CMA 3	Unpat Lode	NV101609830	12/7/1991	101542		GRC Nevada Inc.	100% Owned	Acq From Cedar Mountains LLC 6/2020
CMA 4	Unpat Lode	NV101458938	12/7/1991	101543		GRC Nevada Inc.	100% Owned	Acq From Cedar Mountains LLC 6/2020
CMA 5	Unpat Lode	NV101609971	12/7/1991	101544		GRC Nevada Inc.	100% Owned	Acq From Cedar Mountains LLC 6/2020
CMA 6	Unpat Lode	NV101754041	12/7/1991	101545		GRC Nevada Inc.	100% Owned	Acq From Cedar Mountains LLC 6/2020
CMA 7	Unpat Lode	NV101494167	12/7/1991	101546		GRC Nevada Inc.	100% Owned	Acq From Cedar Mountains LLC 6/2020
CMA 8	Unpat Lode	NV101754149	12/7/1991	101547		GRC Nevada Inc.	100% Owned	Acq From Cedar Mountains LLC 6/2020
CMA 9	Unpat Lode	NV101492992	12/7/1991	101548		GRC Nevada Inc.	100% Owned	Acq From Cedar Mountains LLC 6/2020
MA 10	Unpat Lode	NV101404482	10/17/1994	110508		GRC Nevada Inc.	100% Owned	Acq From Cedar Mountains LLC 6/2020
MA 11	Unpat Lode	NV101478558	10/17/1994	110509		GRC Nevada Inc.	100% Owned	Acq From Cedar Mountains LLC 6/2020
MA 12	Unpat Lode	NV101406480	10/17/1994	110510		GRC Nevada Inc.	100% Owned	Acq From Cedar Mountains LLC 6/2020
MA 13	Unpat Lode	NV101759418	10/17/1994	110511		GRC Nevada Inc.	100% Owned	Acq From Cedar Mountains LLC 6/2020
MA 14	Unpat Lode	NV101403896	10/17/1994	110512		GRC Nevada Inc.	100% Owned	Acq From Cedar Mountains LLC 6/2020
MA 22	Unpat Lode	NV101523234	10/18/1994	110520		GRC Nevada Inc.	100% Owned	Acq From Cedar Mountains LLC 6/2020
MA 23	Unpat Lode	NV101459790	2/13/1995	110521		GRC Nevada Inc.	100% Owned	Acq From Cedar Mountains LLC 6/2020
MA 24	Unpat Lode	NV101523491	2/13/1995	110522		GRC Nevada Inc.	100% Owned	Acq From Cedar Mountains LLC 6/2020
MA 26	Unpat Lode	NV101523484	2/13/1995	100524		GRC Nevada Inc.	100% Owned	Acq From Cedar Mountains LLC 6/2020
MA 1	Unpat Lode	NV101624019	1/15/2004	130128		GRC Nevada Inc.	100% Owned	Acq From Cedar Mountains LLC 6/2020
MA 2	Unpat Lode	NV101624020	1/15/2004	130129		GRC Nevada Inc.	100% Owned	Acq From Cedar Mountains LLC 6/2020
MA 21	Unpat Lode	NV101624021	1/15/2004	130130		GRC Nevada Inc.	100% Owned	Acq From Cedar Mountains LLC 6/2020
Cloud 1	Unpat Lode	NV101355910	8/15/2014	159810		GRC Nevada Inc.	100% Owned	Acq From Cedar Mountains LLC 6/2020
Cloud 2	Unpat Lode	NV101355911	8/15/2014	159811		GRC Nevada Inc.	100% Owned	Acq From Cedar Mountains LLC 6/2020
Cloud 3	Unpat Lode	NV101356883	8/15/2014	159812		GRC Nevada Inc.	100% Owned	Acq From Cedar Mountains LLC 6/2020
SP 1	Unpat Lode	NV101543132	9/24/2016	164695		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
SP 2	Unpat Lode	NV101543133	9/24/2016	164696		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
SP 3	Unpat Lode	NV101553552	7/31/2019 8/7/2019	171048		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
SP 4	Unpat Lode	NV101543134	9/24/2016	164698		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
SP 5	Unpat Lode	NV101543135	9/24/2016	164699		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
SP 6	Unpat Lode	NV101543136	9/24/2016	164700		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
SP 7	Unpat Lode	NV101543137	10/1/2016	164701		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
SP 8	Unpat Lode	NV101543138	10/1/2016	164702		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
SP 9	Unpat Lode	NV101543139	10/1/2016	164703		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
SP 10	Unpat Lode	NV101543140	10/1/2016	164704		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
SP 11	Unpat Lode	NV101543141	10/1/2016	164705		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
SP 12	Unpat Lode	NV101543142	10/1/2016	164706		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
SP 13	Unpat Lode	NV101543143	10/1/2016	164707		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
SP 14	Unpat Lode	NV101543144	10/1/2016	164708		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
SP 15	Unpat Lode	NV101543145	10/1/2016	164712		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
SP 16	Unpat Lode	NV101543146	10/1/2016	164715		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
SP 17	Unpat Lode	NV101543147	10/1/2016	164716		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
SP 18	Unpat Lode	NV101543148	9/24/2016	164717		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
PS 23	Unpat Lode	NV101543132	10/1/2016	164710		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
PS 27	Unpat Lode	NV101543133	10/1/2016	164714		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
PS 38	Unpat Lode	NV101553552	10/1/2016	164709		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
PS 40	Unpat Lode	NV101543134	10/1/2016	164711		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
PS 42	Unpat Lode	NV101543135	10/1/2016	164713		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 1	Unpat Lode	NV101754761	10/12/2016	164734		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 2	Unpat Lode	NV101754762	10/12/2016	164735		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 3	Unpat Lode	NV101756087	10/12/2016	164736		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 4	Unpat Lode	NV101756088	10/12/2016	164737		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 5	Unpat Lode	NV101756089	10/12/2016	164738		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 6	Unpat Lode	NV101756090	10/12/2016	164739		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 7	Unpat Lode	NV101756091	10/12/2016	164740		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 8	Unpat Lode	NV101756092	10/12/2016	164741		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 9	Unpat Lode	NV101756093	10/11/2016	164742		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 10	Unpat Lode	NV101756094	10/11/2016	164743		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 11	Unpat Lode	NV101756095	10/11/2016	164744		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 12	Unpat Lode	NV101756096	10/11/2016	164745		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 13	Unpat Lode	NV101756097	10/11/2016	164746		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 14	Unpat Lode	NV101756098	10/11/2016	164747		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 15	Unpat Lode	NV101756099	10/11/2016	164748		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 16	Unpat Lode	NV101756100	10/11/2016	164749		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 17	Unpat Lode	NV101756101	10/11/2016	164750		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 18	Unpat Lode	NV101756102	10/11/2016	164751		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 19	Unpat Lode	NV101756103	10/11/2016	164752		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 20	Unpat Lode	NV101756104	10/11/2016	164753		GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

GM 21	Unpat Lode	NV101756105	10/11/2016	164754	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 22	Unpat Lode	NV101756106	10/11/2016	164755	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 23	Unpat Lode	NV101756107	10/11/2016	164756	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 24	Unpat Lode	NV101757430	10/11/2016	164757	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 25	Unpat Lode	NV101757431	10/11/2016	164758	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 26	Unpat Lode	NV101757432	10/11/2016	164759	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 27	Unpat Lode	NV101757433	10/11/2016	164760	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 28	Unpat Lode	NV101757434	10/11/2016	164761	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 29	Unpat Lode	NV101757435	10/11/2016	164762	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 30	Unpat Lode	NV101757436	10/11/2016	164763	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 31	Unpat Lode	NV101757437	10/12/2016	164764	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 32	Unpat Lode	NV101757438	10/12/2016	164765	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 33	Unpat Lode	NV101757439	10/12/2016	164766	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 34	Unpat Lode	NV101757440	10/12/2016	164767	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 35	Unpat Lode	NV101757441	10/12/2016	164768	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 36	Unpat Lode	NV101757442	10/12/2016	164769	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 37	Unpat Lode	NV101757443	10/12/2016	164770	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 38	Unpat Lode	NV101757444	10/12/2016	164771	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 39	Unpat Lode	NV101781502	10/12/2016	164772	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 40	Unpat Lode	NV101781503	10/12/2016	164773	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 41	Unpat Lode	NV101781504	10/12/2016	164774	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 42	Unpat Lode	NV101781505	10/12/2016	164775	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 43	Unpat Lode	NV101781506	10/11/2016	164776	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 44	Unpat Lode	NV101781507	10/11/2016	164777	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 45	Unpat Lode	NV101781508	10/11/2016	164778	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 46	Unpat Lode	NV101781509	10/11/2016	164779	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 47	Unpat Lode	NV101541409	10/11/2016	164780	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 48	Unpat Lode	NV101541410	10/11/2016	164781	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 49	Unpat Lode	NV101541411	10/13/2016	164782	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 50	Unpat Lode	NV101541412	10/13/2016	164783	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 51	Unpat Lode	NV101541413	10/13/2016	164784	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 52	Unpat Lode	NV101541414	10/13/2016	164785	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 53	Unpat Lode	NV101541415	10/13/2016	164786	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 54	Unpat Lode	NV101541416	10/13/2016	164787	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 55	Unpat Lode	NV101541417	10/13/2016	164788	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 56	Unpat Lode	NV101541418	10/13/2016	164789	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 57	Unpat Lode	NV101541419	10/13/2016	164790	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 58	Unpat Lode	NV101541420	10/13/2016	164791	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 59	Unpat Lode	NV101541421	10/13/2016	164792	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 60	Unpat Lode	NV101541422	10/13/2016	164793	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 61	Unpat Lode	NV101541423	10/13/2016	164794	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 62	Unpat Lode	NV101541424	10/13/2016	164795	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 63	Unpat Lode	NV101541425	10/13/2016	164796	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 64	Unpat Lode	NV101541426	10/13/2016	164797	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 65	Unpat Lode	NV101541427	10/13/2016	164798	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 66	Unpat Lode	NV101783413	2/16/2017	165548	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 67	Unpat Lode	NV101783414	2/16/2017	165549	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 68	Unpat Lode	NV101783415	2/16/2017	165550	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 69	Unpat Lode	NV101783416	2/16/2017	165551	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 70	Unpat Lode	NV101783417	2/16/2017	165552	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 71	Unpat Lode	NV101783418	2/16/2017	165553	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 72	Unpat Lode	NV101783419	2/16/2017	165554	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 73	Unpat Lode	NV101783420	2/16/2017	165555	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 74	Unpat Lode	NV101783421	2/15/2017	165556	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 75	Unpat Lode	NV101783422	2/15/2017	165557	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 76	Unpat Lode	NV101783423	2/15/2017	165558	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 77	Unpat Lode	NV101783424	2/15/2017	165559	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 78	Unpat Lode	NV101783425	2/15/2017	165560	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 79	Unpat Lode	NV101783426	2/15/2017	165561	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 80	Unpat Lode	NV101783427	2/15/2017	165562	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 81	Unpat Lode	NV101783428	2/15/2017	165563	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 82	Unpat Lode	NV101783429	2/15/2017	165564	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 83	Unpat Lode	NV101783430	2/15/2017	165565	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 84	Unpat Lode	NV101784638	2/15/2017	165566	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 85	Unpat Lode	NV101784639	2/15/2017	165567	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 86	Unpat Lode	NV101784640	2/15/2017	165568	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 87	Unpat Lode	NV101784641	2/15/2017	165569	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 88	Unpat Lode	NV101784642	2/15/2017	165570	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 89	Unpat Lode	NV101784643	2/15/2017	165571	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 90	Unpat Lode	NV101784644	2/16/2017	165572	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 91	Unpat Lode	NV101784645	2/16/2017	165573	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

GM 92	Unpat Lode	NV101784646	2/16/2017	165574	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 93	Unpat Lode	NV101784647	2/16/2017	165575	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 94	Unpat Lode	NV101784648	2/16/2017	165576	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 95	Unpat Lode	NV101784649	2/16/2017	165577	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 96	Unpat Lode	NV101784650	2/16/2017	165578	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 97	Unpat Lode	NV101784651	2/16/2017	165579	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 98	Unpat Lode	NV101784652	2/15/2017	165580	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 99	Unpat Lode	NV101784653	2/15/2017	165581	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 100	Unpat Lode	NV101784654	2/15/2017	165582	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 101	Unpat Lode	NV101784655	2/15/2017	165583	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 102	Unpat Lode	NV101784656	2/15/2017	165584	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 103	Unpat Lode	NV101784657	2/15/2017	165585	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 104	Unpat Lode	NV101784658	2/16/2017	165586	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 105	Unpat Lode	NV101785843	2/16/2017	165587	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 106	Unpat Lode	NV101785844	2/16/2017	165588	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 107	Unpat Lode	NV101785845	2/16/2017	165589	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 108	Unpat Lode	NV101785846	2/16/2017	165590	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 109	Unpat Lode	NV101785847	2/16/2017	165591	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 110	Unpat Lode	NV101884786	2/16/2018	168261	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 111	Unpat Lode	NV101884787	2/16/2018	168262	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 112	Unpat Lode	NV101884788	2/16/2018	168263	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 113	Unpat Lode	NV101884789	2/16/2018	168264	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 114	Unpat Lode	NV101884790	2/16/2018	168265	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 115	Unpat Lode	NV101884791	2/16/2018	168266	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 116	Unpat Lode	NV101884792	2/16/2018	168267	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 117	Unpat Lode	NV101884793	2/15/2018	168268	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 118	Unpat Lode	NV101884794	2/15/2018	168269	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 119	Unpat Lode	NV101884795	2/15/2018	168270	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 120	Unpat Lode	NV101884796	2/15/2018	168271	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 121	Unpat Lode	NV101884180	2/16/2018	168272	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 122	Unpat Lode	NV101884181	2/15/2018	168273	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 123	Unpat Lode	NV101884182	2/16/2018	168274	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 124	Unpat Lode	NV101884183	2/16/2018	168275	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 125	Unpat Lode	NV101884184	2/16/2018	168276	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 126	Unpat Lode	NV101884185	2/16/2018	168277	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 127	Unpat Lode	NV101884186	2/16/2018	168278	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 128	Unpat Lode	NV101884187	2/16/2018	168279	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 129	Unpat Lode	NV101884188	2/16/2018	168280	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 130	Unpat Lode	NV101884189	2/16/2018	168281	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 131	Unpat Lode	NV101884190	2/16/2018	168282	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 132	Unpat Lode	NV101884191	2/16/2018	168283	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 133	Unpat Lode	NV101884192	2/16/2018	168284	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 134	Unpat Lode	NV101884193	2/16/2018	168285	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 135	Unpat Lode	NV101884194	2/16/2018	168286	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 136	Unpat Lode	NV101884195	2/16/2018	168287	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 137	Unpat Lode	NV101884196	2/16/2018	168288	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 138	Unpat Lode	NV101884197	2/16/2018	168289	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 139	Unpat Lode	NV101884198	2/16/2018	168290	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 140	Unpat Lode	NV101884199	2/16/2018	168291	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 141	Unpat Lode	NV101884200	2/15/2018	168292	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 142	Unpat Lode	NV101884797	2/15/2018	168293	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 143	Unpat Lode	NV101884798	2/15/2018	168294	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 144	Unpat Lode	NV101884799	2/15/2018	168295	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 145	Unpat Lode	NV101884800	2/15/2018	168296	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 146	Unpat Lode	NV101884924	2/15/2018	168297	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 147	Unpat Lode	NV101884925	2/15/2018	168298	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 148	Unpat Lode	NV101884926	2/15/2018	168299	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 149	Unpat Lode	NV101884927	2/15/2018	168300	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 150	Unpat Lode	NV101884928	2/15/2018	168301	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 151	Unpat Lode	NV101884929	2/15/2018	168302	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 152	Unpat Lode	NV101884930	2/15/2018	168303	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 153	Unpat Lode	NV101884931	2/15/2018	168304	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 154	Unpat Lode	NV101884932	2/15/2018	168305	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 155	Unpat Lode	NV101884933	2/15/2018	168306	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 156	Unpat Lode	NV101884934	2/15/2018	168307	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 157	Unpat Lode	NV101884935	2/15/2018	168308	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 158	Unpat Lode	NV101884936	2/15/2018	168309	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 159	Unpat Lode	NV101884937	2/15/2018	168310	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 160	Unpat Lode	NV101884938	2/15/2018	168311	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 161	Unpat Lode	NV101884939	2/15/2018	168312	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 162	Unpat Lode	NV101884940	2/15/2018	168313	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

GM 163	Unpat Lode	NV101884941	2/15/2018	168314	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 164	Unpat Lode	NV101884942	2/15/2018	168315	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 165	Unpat Lode	NV101884943	2/15/2018	168316	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 166	Unpat Lode	NV101884944	2/15/2018	168317	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 167	Unpat Lode	NV101884945	2/15/2018	168318	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 168	Unpat Lode	NV101884946	2/15/2018	168319	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 169	Unpat Lode	NV101884947	2/15/2018	168320	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 170	Unpat Lode	NV101884948	2/15/2018	168321	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 171	Unpat Lode	NV101884949	2/15/2018	168322	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 172	Unpat Lode	NV101884950	2/15/2018	168323	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 173	Unpat Lode	NV101884951	2/15/2018	168324	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 174	Unpat Lode	NV101884952	2/15/2018	168325	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 175	Unpat Lode	NV101884953	2/15/2018	168326	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 176	Unpat Lode	NV101884954	2/15/2018	168327	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 177	Unpat Lode	NV101884955	2/15/2018	168328	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 178	Unpat Lode	NV101884956	2/15/2018	168329	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 179	Unpat Lode	NV101884957	2/15/2018	168330	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 180	Unpat Lode	NV101884958	2/15/2018	168331	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 181	Unpat Lode	NV101884959	2/15/2018	168332	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 182	Unpat Lode	NV101884960	2/15/2018	168333	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 183	Unpat Lode	NV101884961	2/15/2018	168334	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 184	Unpat Lode	NV101885534	2/17/2018	168335	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 185	Unpat Lode	NV101885535	2/17/2018	168336	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 186	Unpat Lode	NV101885536	2/17/2018	168337	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 187	Unpat Lode	NV101885537	2/17/2018	168338	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 188	Unpat Lode	NV101885538	2/17/2018	168339	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 189	Unpat Lode	NV101885539	2/17/2018	168340	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 190	Unpat Lode	NV101834201	2/17/2018	168341	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 191	Unpat Lode	NV101834202	2/17/2018	168342	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 192	Unpat Lode	NV101834203	2/17/2018	168343	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 193	Unpat Lode	NV101834204	2/17/2018	168344	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 194	Unpat Lode	NV101834205	2/17/2018	168345	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 195	Unpat Lode	NV101834206	2/17/2018	168346	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 196	Unpat Lode	NV101834207	2/17/2018	168347	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 197	Unpat Lode	NV101834208	2/17/2018	168348	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 198	Unpat Lode	NV101834209	2/17/2018	168349	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 199	Unpat Lode	NV101834210	2/17/2018	168350	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 200	Unpat Lode	NV101834211	2/17/2018	168351	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 201	Unpat Lode	NV101834212	2/17/2018	168352	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 202	Unpat Lode	NV101834213	2/17/2018	168353	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 203	Unpat Lode	NV101834214	2/17/2018	168354	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 204	Unpat Lode	NV101834215	2/17/2018	168355	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 205	Unpat Lode	NV101834216	2/17/2018	168356	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 206	Unpat Lode	NV101834217	2/17/2018	168357	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 207	Unpat Lode	NV101834218	2/17/2018	168358	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 208	Unpat Lode	NV101834219	2/17/2018	168359	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 209	Unpat Lode	NV101834220	2/17/2018	168360	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 210	Unpat Lode	NV101834221	2/18/2018	168361	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 211	Unpat Lode	NV101834801	2/18/2018	168362	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 212	Unpat Lode	NV101834802	2/18/2018	168363	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 213	Unpat Lode	NV101834803	2/18/2018	168364	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 214	Unpat Lode	NV101834804	2/18/2018	168365	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 215	Unpat Lode	NV101834805	2/18/2018	168366	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 216	Unpat Lode	NV101834806	2/18/2018	168367	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 217	Unpat Lode	NV101834807	2/18/2018	168368	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 218	Unpat Lode	NV101834808	2/18/2018	168369	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 219	Unpat Lode	NV101834809	2/18/2018	168370	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 220	Unpat Lode	NV101834810	2/18/2018	168371	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 221	Unpat Lode	NV101834811	2/18/2018	168372	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 222	Unpat Lode	NV101834812	2/18/2018	168373	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 223	Unpat Lode	NV101834813	2/18/2018	168374	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 224	Unpat Lode	NV101834814	2/18/2018	168375	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 225	Unpat Lode	NV101834815	2/18/2018	168376	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 226	Unpat Lode	NV101834816	2/18/2018	168377	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 227	Unpat Lode	NV101834817	2/18/2018	168378	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 228	Unpat Lode	NV101834818	2/18/2018	168379	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 229	Unpat Lode	NV101834819	2/18/2018	168380	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 230	Unpat Lode	NV101834820	2/18/2018	168381	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 231	Unpat Lode	NV101834821	2/18/2018	168382	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 232	Unpat Lode	NV101835401	2/18/2018	168383	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 233	Unpat Lode	NV101835402	2/18/2018	168384	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

GM 234	Unpat Lode	NV101835403	2/18/2018	168385	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 235	Unpat Lode	NV101835404	2/18/2018	168386	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 236	Unpat Lode	NV101835405	2/18/2018	168387	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 237	Unpat Lode	NV101835406	2/18/2018	168388	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 238	Unpat Lode	NV101835407	2/18/2018	168389	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 239	Unpat Lode	NV101835408	2/18/2018	168390	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 240	Unpat Lode	NV101835409	2/18/2018	168391	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 241	Unpat Lode	NV101835410	2/18/2018	168392	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 242	Unpat Lode	NV101835411	2/18/2018	168393	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 243	Unpat Lode	NV101835412	2/18/2018	168394	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 244	Unpat Lode	NV101835413	2/18/2018	168395	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 245	Unpat Lode	NV101835414	2/18/2018	168396	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 246	Unpat Lode	NV101835415	2/18/2018	168397	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 247	Unpat Lode	NV101835416	2/18/2018	168398	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 248	Unpat Lode	NV101835417	2/18/2018	168399	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 249	Unpat Lode	NV101835418	2/18/2018	168400	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 250	Unpat Lode	NV101835419	2/18/2018	168401	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 251	Unpat Lode	NV101835420	2/18/2018	168402	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 252	Unpat Lode	NV101835421	2/18/2018	168403	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 253	Unpat Lode	NV101836001	2/18/2018	168404	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 254	Unpat Lode	NV101836002	2/20/2018	168405	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 255	Unpat Lode	NV101836003	2/20/2018	168406	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 256	Unpat Lode	NV101836004	2/20/2018	168407	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 257	Unpat Lode	NV101836005	2/20/2018	168408	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 258	Unpat Lode	NV101836006	2/20/2018	168409	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 259	Unpat Lode	NV101836007	2/20/2018	168410	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 260	Unpat Lode	NV101836008	2/20/2018	168411	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 261	Unpat Lode	NV101836009	2/20/2018	168412	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 262	Unpat Lode	NV101836010	2/20/2018	168413	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 263	Unpat Lode	NV101836011	2/20/2018	168414	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 264	Unpat Lode	NV101836012	2/20/2018	168415	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 265	Unpat Lode	NV101836013	2/20/2018	168416	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 266	Unpat Lode	NV101836014	2/20/2018	168417	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 267	Unpat Lode	NV101836015	2/20/2018	168418	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 268	Unpat Lode	NV101836016	2/20/2018	168419	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 269	Unpat Lode	NV101836017	2/20/2018	168420	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 270	Unpat Lode	NV101836018	2/20/2018	168421	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 271	Unpat Lode	NV101836019	2/20/2018	168422	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 272	Unpat Lode	NV101836020	2/20/2018	168423	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 273	Unpat Lode	NV101836021	2/20/2018	168424	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 274	Unpat Lode	NV101836601	2/20/2018	168425	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 275	Unpat Lode	NV101836602	2/20/2018	168426	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 276	Unpat Lode	NV101836603	2/20/2018	168427	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 277	Unpat Lode	NV101836604	2/20/2018	168428	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 278	Unpat Lode	NV101836605	2/20/2018	168429	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 279	Unpat Lode	NV101836606	2/20/2018	168430	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 280	Unpat Lode	NV101836607	2/20/2018	168431	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 281	Unpat Lode	NV101836608	2/20/2018	168432	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 282	Unpat Lode	NV101836609	2/20/2018	168433	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 283	Unpat Lode	NV101836610	2/20/2018	168434	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 284	Unpat Lode	NV101836611	2/20/2018	168435	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 285	Unpat Lode	NV101836612	2/20/2018	168436	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 286	Unpat Lode	NV101836613	2/20/2018	168437	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 287	Unpat Lode	NV101836614	2/20/2018	168438	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 288	Unpat Lode	NV101836615	2/20/2018	168439	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 289	Unpat Lode	NV101836616	2/20/2018	168440	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 290	Unpat Lode	NV101836617	2/20/2018	168441	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 291	Unpat Lode	NV101836618	2/20/2018	168442	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 292	Unpat Lode	NV101836619	2/20/2018	168443	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 293	Unpat Lode	NV101836620	2/20/2018	168444	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 294	Unpat Lode	NV101836621	2/20/2018	168445	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 295	Unpat Lode	NV101837001	2/21/2018	168446	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 296	Unpat Lode	NV101837002	2/21/2018	168447	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 297	Unpat Lode	NV101837003	2/21/2018	168448	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 298	Unpat Lode	NV101837004	2/21/2018	168449	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 299	Unpat Lode	NV101837005	2/21/2018	168450	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 300	Unpat Lode	NV101837006	2/21/2018	168451	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 301	Unpat Lode	NV101837007	2/21/2018	168452	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 302	Unpat Lode	NV101837008	2/21/2018	168453	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 303	Unpat Lode	NV101837201	2/21/2018	168454	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 304	Unpat Lode	NV101837202	2/21/2018	168455	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

GM 305	Unpat Lode	NV101837203	2/21/2018	168456	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 306	Unpat Lode	NV101837204	2/21/2018	168457	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 307	Unpat Lode	NV101837205	2/21/2018	168458	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 308	Unpat Lode	NV101837206	2/21/2018	168459	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 309	Unpat Lode	NV101837207	2/21/2018	168460	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 310	Unpat Lode	NV101837208	2/21/2018	168461	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 311	Unpat Lode	NV101837209	2/21/2018	168462	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 312	Unpat Lode	NV101837210	2/21/2018	168463	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 313	Unpat Lode	NV101837211	2/21/2018	168464	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 314	Unpat Lode	NV101837212	2/21/2018	168465	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 315	Unpat Lode	NV101837213	2/21/2018	168466	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 316	Unpat Lode	NV101837601	2/21/2018	168467	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 317	Unpat Lode	NV101837602	2/21/2018	168468	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 318	Unpat Lode	NV101837603	2/21/2018	168469	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 319	Unpat Lode	NV101837604	2/21/2018	168470	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 321	Unpat Lode	NV101764810	9/1/2018	169562	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 322	Unpat Lode	NV101764811	9/1/2018	169563	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 323	Unpat Lode	NV101764812	9/1/2018	169564	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 324	Unpat Lode	NV101764813	9/1/2018	169565	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 325	Unpat Lode	NV101764814	9/1/2018	169566	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 326	Unpat Lode	NV101764815	9/1/2018	169567	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 327	Unpat Lode	NV101764816	9/1/2018	169568	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 328	Unpat Lode	NV101764817	9/1/2018	169569	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 329	Unpat Lode	NV101764818	9/1/2018	169570	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 330	Unpat Lode	NV101764819	9/1/2018	169571	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 331	Unpat Lode	NV101764820	9/1/2018	169572	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 332	Unpat Lode	NV101764821	9/1/2018	169573	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 333	Unpat Lode	NV101764822	9/1/2018	169574	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 334	Unpat Lode	NV101764823	9/1/2018	169575	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 335	Unpat Lode	NV101764824	9/1/2018	169576	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 336	Unpat Lode	NV101764825	9/1/2018	169577	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 337	Unpat Lode	NV101765070	9/1/2018	169578	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 338	Unpat Lode	NV101765071	9/1/2018	169579	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 339	Unpat Lode	NV101765072	9/1/2018	169580	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 340	Unpat Lode	NV101765073	9/1/2018	169581	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 341	Unpat Lode	NV101765074	9/1/2018	169582	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 342	Unpat Lode	NV101765075	9/1/2018	169583	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 343	Unpat Lode	NV101765076	9/1/2018	169584	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 344	Unpat Lode	NV101765077	9/1/2018	169585	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 345	Unpat Lode	NV101765078	9/1/2018	169586	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 346	Unpat Lode	NV101765079	9/1/2018	169587	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 347	Unpat Lode	NV101765080	9/1/2018	169588	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 348	Unpat Lode	NV101765081	9/1/2018	169589	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 349	Unpat Lode	NV101765082	9/1/2018	169590	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 350	Unpat Lode	NV101765083	9/1/2018	169591	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 351	Unpat Lode	NV101765084	9/1/2018	169592	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 352	Unpat Lode	NV101765085	9/1/2018	169593	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 353	Unpat Lode	NV101765086	9/1/2018	169594	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 354	Unpat Lode	NV101765201	9/1/2018	169595	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 355	Unpat Lode	NV101765202	9/1/2018	169596	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 356	Unpat Lode	NV101765203	9/1/2018	169597	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 357	Unpat Lode	NV101765204	9/1/2018	169598	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 358	Unpat Lode	NV101762759	9/1/2018	169599	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 359	Unpat Lode	NV101762760	9/1/2018	169600	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 360	Unpat Lode	NV101762761	9/1/2018	169601	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 361	Unpat Lode	NV101762762	9/1/2018	169602	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 362	Unpat Lode	NV101762763	9/1/2018	169603	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 363	Unpat Lode	NV101762764	9/1/2018	169604	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
GM 364	Unpat Lode	NV101762765	9/1/2018	169605	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
MN 19	Unpat Lode	NV101615129	12/11/2019	172318	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 20	Unpat Lode	NV101615130	12/11/2019	172319	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 21	Unpat Lode	NV101615131	12/11/2019	172320	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 22	Unpat Lode	NV101615876	12/11/2019	172321	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 23	Unpat Lode	NV101615877	12/11/2019	172322	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 24	Unpat Lode	NV101615878	12/11/2019	172323	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 25	Unpat Lode	NV101615879	12/11/2019	172324	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 26	Unpat Lode	NV101615880	12/11/2019	172325	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 27	Unpat Lode	NV101615881	12/11/2019	172326	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 28	Unpat Lode	NV101615882	12/11/2019	172327	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 29	Unpat Lode	NV101615883	12/11/2019	172328	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 30	Unpat Lode	NV101615884	12/11/2019	172329	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

MN 31	Unpat Lode	NV101615885	12/11/2019	172330	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 32	Unpat Lode	NV101615886	12/11/2019	172331	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 33	Unpat Lode	NV101615887	12/11/2019	172332	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 34	Unpat Lode	NV101615888	12/11/2019	172333	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 35	Unpat Lode	NV101615889	12/11/2019	172334	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 36	Unpat Lode	NV101615890	12/11/2019	172335	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 37	Unpat Lode	NV101615891	12/11/2019	172336	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 38	Unpat Lode	NV101615892	12/11/2019	172337	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 39	Unpat Lode	NV101615893	12/11/2019	172338	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 40	Unpat Lode	NV101615894	12/11/2019	172339	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 41	Unpat Lode	NV101615895	12/11/2019	172340	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 42	Unpat Lode	NV101615896	12/11/2019	172341	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 43	Unpat Lode	NV101616505	12/11/2019	172342	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 44	Unpat Lode	NV101616506	12/11/2019	172343	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 45	Unpat Lode	NV101616507	12/11/2019	172344	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 46	Unpat Lode	NV101616601	12/11/2019	172345	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 47	Unpat Lode	NV101616602	12/11/2019	172346	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 48	Unpat Lode	NV101616603	12/11/2019	172347	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 49	Unpat Lode	NV101616604	12/12/2019	172348	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 50	Unpat Lode	NV101616605	12/12/2019	172349	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 51	Unpat Lode	NV101616606	12/12/2019	172350	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 52	Unpat Lode	NV101616607	12/12/2019	172351	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 53	Unpat Lode	NV101616608	12/12/2019	172352	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 54	Unpat Lode	NV101616609	12/12/2019	172353	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 55	Unpat Lode	NV101616610	12/12/2019	172354	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 56	Unpat Lode	NV101616611	12/12/2019	172355	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 57	Unpat Lode	NV101616612	12/13/2019	172356	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 58	Unpat Lode	NV101616613	12/13/2019	172357	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 59	Unpat Lode	NV101616614	12/13/2019	172358	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 60	Unpat Lode	NV101616615	12/13/2019	172359	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
MN 61	Unpat Lode	NV101616616	12/13/2019	172360	GRC Nevada Inc.	100% Owned	GRC Staked 12-2019
GMN-1	Unpat Lode	NV102154419	10/7/2020	174617	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-2	Unpat Lode	NV102154420	10/7/2020	174618	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-3	Unpat Lode	NV102154421	10/7/2020	174619	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-4	Unpat Lode	NV102154422	10/7/2020	174620	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-5	Unpat Lode	NV102154423	10/7/2020	174621	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-6	Unpat Lode	NV102154424	10/7/2020	174622	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-7	Unpat Lode	NV102154425	10/7/2020	174623	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-8	Unpat Lode	NV102154426	10/7/2020	174624	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-9	Unpat Lode	NV102154427	10/7/2020	174625	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-10	Unpat Lode	NV102154428	10/7/2020	174626	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-11	Unpat Lode	NV102154429	10/7/2020	174627	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-12	Unpat Lode	NV102154643	10/7/2020	174628	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-13	Unpat Lode	NV102154644	10/7/2020	174629	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-14	Unpat Lode	NV102154645	10/7/2020	174630	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-15	Unpat Lode	NV102154646	10/7/2020	174631	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-16	Unpat Lode	NV102154647	10/7/2020	174632	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-17	Unpat Lode	NV102154648	10/10/2020	174633	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-18	Unpat Lode	NV102154649	10/10/2020	174634	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-19	Unpat Lode	NV102154650	10/7/2020	174635	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-20	Unpat Lode	NV102154651	10/7/2020	174636	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-21	Unpat Lode	NV102154652	10/7/2020	174637	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-22	Unpat Lode	NV102154653	10/7/2020	174638	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-23	Unpat Lode	NV102154654	10/7/2020	174639	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-24	Unpat Lode	NV102154655	10/7/2020	174640	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-25	Unpat Lode	NV102154656	10/7/2020	174641	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-26	Unpat Lode	NV102154657	10/7/2020	174642	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-27	Unpat Lode	NV102154658	10/7/2020	174643	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-28	Unpat Lode	NV102154659	10/7/2020	174644	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-29	Unpat Lode	NV102154660	10/7/2020	174645	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-30	Unpat Lode	NV102154661	10/7/2020	174646	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-31	Unpat Lode	NV102154662	10/7/2020	174647	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-32	Unpat Lode	NV102154663	10/7/2020	174648	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-33	Unpat Lode	NV102154664	10/10/2020	174649	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-34	Unpat Lode	NV102154665	10/10/2020	174650	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-35	Unpat Lode	NV102154666	10/8/2020	174651	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-36	Unpat Lode	NV102154667	10/8/2020	174652	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-37	Unpat Lode	NV102154668	10/8/2020	174653	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-38	Unpat Lode	NV102154669	10/8/2020	174654	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-39	Unpat Lode	NV102154822	10/8/2020	174655	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-40	Unpat Lode	NV102154823	10/8/2020	174656	GRC Nevada Inc.	100% Owned	GRC Staked 10-2020

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

GMN-41	Unpat Lode	NV102154824	10/8/2020	174657		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-42	Unpat Lode	NV102154825	10/8/2020	174658		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-43	Unpat Lode	NV102154826	10/8/2020	174659		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-44	Unpat Lode	NV102154827	10/8/2020	174660		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-45	Unpat Lode	NV102154828	10/8/2020	174661		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-46	Unpat Lode	NV102154829	10/8/2020	174662		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-47	Unpat Lode	NV102154830	10/8/2020	174663		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-48	Unpat Lode	NV102154831	10/8/2020	174664		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-49	Unpat Lode	NV102154832	10/8/2020	174665		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-50	Unpat Lode	NV102154833	10/8/2020	174666		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-51	Unpat Lode	NV102154834	10/8/2020	174667		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-52	Unpat Lode	NV102154835	10/8/2020	174668		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-53	Unpat Lode	NV102154836	10/8/2020	174669		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMN-54	Unpat Lode	NV102154837	10/8/2020	174670		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMW-1	Unpat Lode	NV102154838	10/5/2020	174671		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMW-2	Unpat Lode	NV102154839	10/5/2020	174672		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMW-3	Unpat Lode	NV102154840	10/5/2020	174673		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMW-4	Unpat Lode	NV102154841	10/5/2020	174674		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMW-5	Unpat Lode	NV102154842	10/5/2020	174675		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMW-6	Unpat Lode	NV102154843	10/5/2020	174676		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMW-7	Unpat Lode	NV102154844	10/5/2020	174677		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMW-8	Unpat Lode	NV102154845	10/5/2020	174678		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMW-9	Unpat Lode	NV102154846	10/5/2020	174679		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMW-10	Unpat Lode	NV102154847	10/5/2020	174680		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMW-11	Unpat Lode	NV102154848	10/5/2020	174681		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMW-12	Unpat Lode	NV102154849	10/5/2020	174682		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMW-13	Unpat Lode	NV102154850	10/5/2020	174683		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMW-14	Unpat Lode	NV102154851	10/5/2020	174684		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMW-15	Unpat Lode	NV102155022	10/5/2020	174685		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMW-16	Unpat Lode	NV102155023	10/5/2020	174686		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMW-17	Unpat Lode	NV102155024	10/5/2020	174687		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMW-18	Unpat Lode	NV102155025	10/5/2020	174688		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMW-19	Unpat Lode	NV102155026	10/5/2020	174689		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMW-20	Unpat Lode	NV102155027	10/5/2020	174690		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMW-21	Unpat Lode	NV102155028	10/5/2020	174691		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMW-22	Unpat Lode	NV102155029	10/5/2020	174692		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMW-23	Unpat Lode	NV102155030	10/5/2020	174693		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMW-24	Unpat Lode	NV102155031	10/5/2020	174694		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMW-25	Unpat Lode	NV102155032	10/5/2020	174695		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMW-26	Unpat Lode	NV102155033	10/5/2020	174696		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMW-27	Unpat Lode	NV102155034	10/5/2020	174697		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMW-28	Unpat Lode	NV102155035	10/5/2020	174698		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMW-29	Unpat Lode	NV102155036	10/6/2020	174699		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMW-30	Unpat Lode	NV102155037	10/6/2020	174700		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GMW-31	Unpat Lode	NV102155038	10/6/2020	174701		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
MN-62	Unpat Lode	NV102155039	10/19/2020	174702		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
MN-63	Unpat Lode	NV102155040	10/19/2020	174703		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
MN-64	Unpat Lode	NV102155041	10/19/2020	174704		GRC Nevada Inc.	100% Owned	GRC Staked 10-2020
GME 1	Unpat Lode	NV105244488	5/18/2021	177638	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 2	Unpat Lode	NV105244489	5/18/2021	177639	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 3	Unpat Lode	NV105244490	5/18/2021	177640	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 4	Unpat Lode	NV105244491	5/18/2021	177641	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 5	Unpat Lode	NV105244492	5/18/2021	177642	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 6	Unpat Lode	NV105244493	5/18/2021	177643	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 7	Unpat Lode	NV105244494	5/18/2021	177644	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 8	Unpat Lode	NV105244495	5/18/2021	177645	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 9	Unpat Lode	NV105244496	5/18/2021	177646	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 10	Unpat Lode	NV105244497	5/18/2021	177647	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 11	Unpat Lode	NV105245082	6/14/2021	177729	957564	GRC Nevada Inc.	100% Owned	GRC Staked 6-2021
GME 12	Unpat Lode	NV105245083	6/14/2021	177730	957565	GRC Nevada Inc.	100% Owned	GRC Staked 6-2021
GME 13	Unpat Lode	NV105244498	5/18/2021	177648	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 14	Unpat Lode	NV105245084	6/14/2021	177731	957566	GRC Nevada Inc.	100% Owned	GRC Staked 6-2021
GME 15	Unpat Lode	NV105244499	5/18/2021	177649	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 16	Unpat Lode	NV105244500	5/18/2021	177650	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 17	Unpat Lode	NV105244501	5/18/2021	177651	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 18	Unpat Lode	NV105244502	5/18/2021	177652	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 19	Unpat Lode	NV105244503	5/18/2021	177653	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 20	Unpat Lode	NV105244504	5/18/2021	177654	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 21	Unpat Lode	NV105244505	5/18/2021	177655	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 22	Unpat Lode	NV105244506	5/18/2021	177656	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 23	Unpat Lode	NV105244507	5/18/2021	177657	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

GME 24	Unpat Lode	NV105244508	5/18/2021	177658	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 25	Unpat Lode	NV105244509	5/18/2021	177659	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 26	Unpat Lode	NV105244510	5/18/2021	177660	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 27	Unpat Lode	NV105244511	5/17/2021	177661	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 28	Unpat Lode	NV105244512	5/17/2021	177662	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 29	Unpat Lode	NV105244513	5/17/2021	177663	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 30	Unpat Lode	NV105244514	5/17/2021	177664	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 31	Unpat Lode	NV105244515	5/17/2021	177665	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 32	Unpat Lode	NV105244516	5/17/2021	177666	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 33	Unpat Lode	NV105244517	5/17/2021	177667	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 34	Unpat Lode	NV105244518	5/17/2021	177668	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 35	Unpat Lode	NV105244519	5/17/2021	177669	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 36	Unpat Lode	NV105244520	5/17/2021	177670	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 37	Unpat Lode	NV105244521	5/17/2021	177671	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 38	Unpat Lode	NV105244522	5/17/2021	177672	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 39	Unpat Lode	NV105244523	5/17/2021	177673	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 40	Unpat Lode	NV105244524	5/17/2021	177674	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 41	Unpat Lode	NV105244525	5/17/2021	177675	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 42	Unpat Lode	NV105244526	5/17/2021	177676	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 43	Unpat Lode	NV105244527	5/17/2021	177677	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 44	Unpat Lode	NV105244528	5/17/2021	177678	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 45	Unpat Lode	NV105244529	5/17/2021	177679	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 46	Unpat Lode	NV105244530	5/17/2021	177680	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 47	Unpat Lode	NV105244531	5/17/2021	177681	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 48	Unpat Lode	NV105244532	5/17/2021	177682	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 49	Unpat Lode	NV105244533	5/17/2021	177683	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 50	Unpat Lode	NV105244534	5/17/2021	177684	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 51	Unpat Lode	NV105244535	5/17/2021	177685	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 52	Unpat Lode	NV105244536	5/17/2021	177686	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 53	Unpat Lode	NV105244537	5/17/2021	177687	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 54	Unpat Lode	NV105244538	5/17/2021	177688	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 55	Unpat Lode	NV105244539	5/18/2021	177689	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 56	Unpat Lode	NV105244540	5/18/2021	177690	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 57	Unpat Lode	NV105244541	5/18/2021	177691	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 58	Unpat Lode	NV105244542	5/18/2021	177692	-	GRC Nevada Inc.	100% Owned	GRC Staked 5-2021
GME 59	Unpat Lode	NV105245085	6/14/2021	177732	957567	GRC Nevada Inc.	100% Owned	GRC Staked 6-2021
GME 60	Unpat Lode	NV105245086	6/14/2021	177733	957568	GRC Nevada Inc.	100% Owned	GRC Staked 6-2021

Table 3.2 List of Patented Mineral Claims for the Golden Mile Property

Claim Name & No.	Property	Owner	Status	Acquisition History
Long Shot, Cypress, Scorpion, Copper King - APN 009-020-02	Golden Mile	GRC Nevada Inc.	100% Owned	Acq From NMPII 6/2020
Copper Queen APN 009-020-04.	Golden Mile	GRC Nevada Inc.	Leased - Vize/Crum	Lease Assigned from NMPII 6/2020

3.3	Royalties, Agreements and Encumbrances

GRCN acquired 100% interest in the Golden Mile property from two separate business entities in June 2020. Total consideration was $650,000, consisting of $550,000 cash and $100,000 worth of stock issuance. The sellers retained a net smelter return royalty (NSR) of 3% on future production from the property claims. GRCN has the right to buy down 1% of the NSR on the claims for $1,500,000. A separate, single patented claim (Copper Queen) is held under lease by GRCN. This lease has annual advance royalty payments of $10,000 and a 3% NSR payable to Georgia L. Vize as Trustee of the Georgia L. Vize Family Trust dated June 5, 2001 and John Crum, an individual.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

The 599 GRCN unpatented mining claims are on U.S. Federal lands administered by the BLM. The unpatented claims in the Golden Mile property are current and in good standing. Maintenance fees totaling $98,835 were paid to the BLM prior to August 31, 2021. Affidavits of Assessment documents were also recorded with Mineral County ($7,200) and Nye County ($72), both in Nevada, with a filing fee of $12.00 paid per claim located in each county.

Real property taxes on the purchased patented mining claims, Long Shot, Cypress, Scorpion, Copper King (APN 009-020-02), was $73.20 for 2021 -2022 and have been paid to Mineral County.

Real property taxes for the Copper Queen lease (APN 009-020-04) are paid by the Lessor.

3.4	Environmental Liabilities and Permitting

3.4.1 Environmental Liabilities

Most of the past mineral exploration activities on BLM administered ground at the Golden Mile property have been reclaimed by previous operators. GRCN is not currently liable for reclamation of any remaining associated disturbances from past activities.

GRCN commenced mineral exploration activities at the Golden Mile property and is currently liable for reclamation of the associated disturbances. Liabilities associated with the exploration activities shall be incorporated into the Plan of Operations and approved by both the BLM and the State of Nevada.

3.4.2 Required Permits and Status

The location and current land ownership position (i.e., public land ownership) of the Golden Mile property means that it will be held to permitting requirements that are determined to be necessary by Mineral County, the State of Nevada, and the U.S. Department of the Interior BLM, Stillwater District Office, Stillwater Field Office.

In August 2020, GRCN initiated an environmental scoping exercise in preparation for submitting a Plan of Operations (POO) in support of an Environmental Assessment (EA) with the Stillwater Field Office of the BLM.

GRCN is engaged in evaluating the property area for environmental resources. The evaluation was based upon information derived from the following sources:

•	US Fish & Wildlife Service (USFWS),
•	US Geological Survey (USGS),
•	Nevada BLM,
•	Nevada State GIS database, and
•	US Department of Agriculture (USDA).

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Using the same template used by the Nevada BLM offices, GRCN put together an Interdisciplinary Team Checklist (IDT Checklist). This checklist follows the guidelines set in the National Environmental Policy Act (NEPA) for the evaluation of environmental resources for potential impacts. The determination for potential impact were as follows:

NP = not present in the area impacted by the proposed or alternative actions

NI = present, but not affected to a degree that detailed analysis is required

PI = present with potential for relevant impact that need to be analyzed in detail in the EA

Based upon the results of the initial scoping, GRCN determined which environmental resources needed to be evaluated, and to what level of detail that evaluation should take place.

The checklist for survey deliverables will address the following environmental resources:

●	Floodplains
●	Surface Water Resources
●	Recreation
●	Cultural Resources (will meet partial requirements)
●	Rangeland Health Standards
●	Vegetation
●	Woodland/Forestry
●	Fuels/Fire Management
●	Lands/Access

Also derived from the flight deliverables will include:

●	Raw flight data (georeferenced)
●	2-ft contour map (.dxf format)
●	‘Bare Earth’ map
●	Survey data for known and located Section corners

Permitting activities completed as of the effective date of this report include:

●	Panels were set out and the area flown. Panels were set along roads every 914 m (3,000 ft) within the property area in order to create a quality control database for the point cloud data,
●	Processing the point cloud information in Pix4D mapping software,
●	Generation of a 2-ft contour map,
●	Quality control checks by RWC’s Nevada licensed Professional Land Surveyor,
●	Aerial imagery checked for quality control, and
●	Completion of aerial imagery maps for Floodplains, Soils, Surface Water, Recreation and Vegetation.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Water resources are also prioritized as a high-level necessity. As such, GRCN performed a desktop review using the Nevada Division of Water Resources (NDWR) online database. Within the Golden Mile property area, there has been very little points of diversion identified, and those found are largely for stock water usage, and thus are of very low yield and of no particular interest to GRCN. There are no points of diversion within a one-mile radius of the Golden Mile Private land holdings.  The property resides within four distinct Hydrographic basins (Fig. 3.3):

●	Gabbs Valley
●	Ione Valley
●	Monte Cristo Valley
●	Big Smokey Valley

According to the NDWR online website, the Ione Valley basin was also found to be open for allocation with the perennial yield, according to the Hydrographic Area Summary, is 2,500 acre-feet per year, while the current allocation is only 189 acre-feet per year. According to the Office of the State Engineer of the State of Nevada, Interim Order #1308, GRCN may rightfully apply for water rights within the Ione Valley Hydrographic Basin. The Ione Basin is shown on Figure 3.3 and encompasses most of the Golden Mile property area including the main resource area. An application for allocation of water rights within the Ione Valley Hydrographic Basin was completed by the effective date of this report.

State of Nevada
Division of Water Resources
Golden Mile Water Resources
Legend
POD Commercial
POD Construction
POD Decreed
POD Environmental
POD Industrial
POD Irrigation
POD Mining
POD Municipal
POD Other
POD Power
POD Recreation
POD Stockwater
POD Storage
POD Wildlife
POU Stockwater
POU Commercial
POU Irrigation
POU Decreed
POU Mining, Milling
POU Environmental
POU Wildlife
Basin Boundaries
Designated Groundwater Basin
Non Designated
Designated
Irrigation Denied
Preferred Use
Preferred Use - Irrigation Denied
Counties Nevada
Major Roads
Interstate
US Highway
State Highway
Township Range
Section
Quarter Quarter
122 Gabbs Valley
135 Ione Valley
136 Monte Cristo Valley
137A Big Smoky Valley
121A Soda Spring Valley
9N 36E
9N 37E
9N 37.5E
9N 38E
8N 36E
8N 37E
8N 37.5E
8N 38E
7N 36E
7N 37E
7N 37.5E
7N 38E
Mineral
Nye
Esmeralda
4.6 0 2.30 4.6 Miles
WGS_1984_Web_Mercator_Auxiliary_Sphere
11/4/2020
This map is a user generated static output from an Internet mapping site and is for reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable.
THIS MAP IS NOT TO BE USED FOR NAVIGATION
1: 145,555

Figure 3.3 Hydrographic Basins in the Golden Mile Property area. Golden Mile Patented Claims in center of map (shown in blue outline), straddling the Ione Valley and Big Smokey Valley Hydrographic Basins.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

3.5	Other Significant Factors and Risks

Considerable effort has been expended on conducting surface inventories within the Golden Mile property site. For the most part, these surveys have focused on surface features and artifacts. No finds of significance have been identified to-date. Given the number of cultural and archeological resources in the region, it is possible for subsurface discoveries to be made during construction of future mine facilities. Such a discovery would require mitigation that could impact development of a mine.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

4	ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY
4.1	Topography, Elevation and Vegetation

The Golden Mile property is within the Basin and Range province, a major physiographic region of the western United States. The region is typified by north-northeast trending mountain ranges separated by broad, flat alluvium filled valleys. Locally, the mountain ranges trend northwesterly, making this area rather anomalous in relation to typical Nevada physiography. Much of the northern portion of the property is alluvial covered with volcanic rock outcrops.

The Golden Mile property lies on the northeastern slope and foothills of the Cedar Mountains. Elevations on the property site range from a minimum of 2,011 m (6,600 ft) in the valley to a maximum of 2,463 m (8,080 ft) at the uppermost elevation. The approximate elevation of the area known as the “Main Zone” on the Golden Mile patented claims is 2,134 m (7,000 ft).

Sagebrush, grasses, and scattered juniper are the dominant vegetation in the area which supports sparse deer and jackrabbit populations. No permitting problematic flora or fauna, such as Greater Sage-Grouse and Desert Tortoise, have been discovered on the property to-date.

4.2	Accessibility and Transportation to the Property

The Golden Mile property is accessible, in part, by highway and maintained county dirt and gravel roads (Fig. 4.1). The property can be reached from Hawthorne via Highway 95 east to Luning, then northeast on Nevada Highway 361, then south on gravel Nevada State Road 89 about 39 km (24 mi) to an unimproved dirt road which leads westward to the property. Alternatively, from Tonopah, travel 5 km (3 mi) west on U.S. Highway 95 to gravel Road 89, then northwest to about 69 km (43 mi) to the unimproved road leading west to the property. Regional roads are shown on the USGS lone Valley 1:100,000 topographic map. The immediate property area is shown on the USGS Simon 1:24,000 topographic map.

Both Hawthorne and Tonopah offer motel accommodations, restaurants, grocery stores and other services as well as fuel and other supplies. They are each the county seat for the respective counties of Mineral and Nye.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Figure 4.1 Golden Mile Property Access (Location of the Main Zone Deposit is shown as a yellow star).

4.3	Climate

The climate for the Golden Mile property is dry, semi-arid, with annual precipitation of approximately 11.4 cm (4.5 in), as documented at the nearby Mina Meteorological Station. Average temperatures range from a low of -6.7° C (20° F) to an average high temperature of 38° C (100° F) during July. Light snow may cover the area from January to April in an average year. Generally, field operations can be conducted year-round.

4.4	Sufficiency of Surface Rights

Mineral Resources in this report are located on patented claims controlled by GRCN. As described elsewhere in this report, GRCN has secured and maintained the necessary permits for exploration of the Golden Mile property.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

4.5	Infrastructure Availability and Sources

4.5.1 Power

The closest power lines are located 8 km (5 mi) to the east in lone Valley. Future power needs for a proposed project at Golden Mile would likely require diesel powered generation.

4.5.2 Water

Perennial streams are not present in the Golden Mile property area. Water is currently available from springs and shallow surface wells located to east and to the west of the Main Zone deposit area. Drilling activities and hydrogeologic studies have identified potential groundwater sources for any future mine production and processing requirements.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

5	HISTORY

The Golden Mile property has a long history which includes limited mining development, as well as a considerable amount of recent exploration activity including mapping, surface and underground sampling, geophysical surveys and drilling. This exploration activity was completed by several companies and has defined a significant area of gold mineralization associated with skarn development and gold stockwork mineralization along intrusive contact zones with surrounding sediments.

5.1	Prior Ownership and Ownership Changes

The most recent documented ownership of the Golden Mile property begins in 1973 with Colorado Energy Corporation. Exploratory work at that time included initial geological mapping, rock sampling and small magnetic survey on the J claims in what is now the Golden Mile property area. Late in 1974, the property was farmed out to Standard Slag Company (Standard Slag). Standard Slag relinquished their option in November 1975. No work is reported on the property between 1975 and 1981.

During 1982 to 1988, a consortium of companies including Elmwood Resources Ltd., Blythwood Consolidated Resources Ltd., Silver Acorn Developments Ltd. and Luxor Explorations Inc. (referred to as Elmwood JV) leased the Golden Mile property from Colorado Energy Corporation. In 1988 - 1989, Battle Mountain Exploration Company (Battle Mountain) optioned the Golden Mile property from the Elmwood Resources et al. consortium. Battle Mountain dropped their option on the property in 1989 and the unpatented claims were allowed to lapse.

In 1991, Nevada Mine Properties (NMP) acquired the property by staking and eventually signing an agreement with the private patented claim holders. This included forming a partnership on the four patented claims thereby eliminating former onerous advance royalty payments and NSR terms.

US Minerals Exploration Company (USMX) leased the property from NMP in 1993. The property was turned back after one year and NMP dropped the lease on the patented claim portion of the property.

During 1994-1996, Hemlo Gold Mines Inc. (Hemlo), after merging with Battle Mountain, leased part of the property. Hemlo did no drilling, instead, performed data compilation, re-logging and re-assaying of RC chips and undertook limited thin section petrography. Free gold was identified within chlorite rich skarn, and an exploration model was constructed identifying retrograde skarn alteration. However, the property was dropped when Hemlo was unable to acquire key patented claims and decided against exploring only the unpatented claims only. In 1997, Prism Resources Inc. (Prism) leased the property from NMP. In 1998, Teck Resources Inc. (Teck) entered into an option to joint venture with Prism. Following the 1999 program, Teck relinquished its option in 2000 and Prism subsequently terminated its lease.

In 2002, Cordex, then Cordilleran Exploration, performed surface rock sampling on the property. Late in 2003, Purple Vein Resources Ltd. leased the Golden Mile property including the five patented claims from NMP. Three additional unpatented claims staked for NMP were added to the property in 2004. In

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

December 2004, the corporate name Purple Vein Resources Ltd. was changed to Columbus Gold Corporation (Columbus). Cordex, funded by Columbus, explored the property from 2004 to 2006. The patented claims were also reacquired through a lease with the various parties.

In 2006, Cordex determined that lease payments on the patented property were too expensive to continue exploration of the Golden Mile property. Cordex (Columbus) subleased the property to Portage Minerals Inc. (Portage) in 2007. Portage compiled and reviewed property data, evaluated drill hole data and relogged drill holes and prepared cross-sections with the purpose of planning further exploration. Portage also completed a NI43-101 report in preparation for going public. Portage subsequently farmed their interest in the property to Roscan in 2010. Roscan terminated its interest in the property in 2011. The unpatented claims were subsequently conveyed by Columbus to a new company, Nevada Mine Properties II Inc. (NMPII), and patented claims reverting back to underlying owners.

In 2015, NMPII signed an operating agreement (called “Cedar Mountain LLC”) with the owners of the Long Shot, Cypress, Scorpion, Copper King patented claims and a mining lease with the owners of the Copper Queen patented claim. These agreements successfully consolidated unpatented and patented claim interests on the Golden Mile property.

In November 2016, Kinross entered into a Mining Lease and Assignment covering the patented and unpatented mining claims held by Cedar Mountain LLC. No details for these transactions are available in the public record. In October 2019, Kinross terminated all interest lease agreements covering patented and unpatented claims at Golden Mile. Upon termination of the lease agreements, Kinross conveyed 363 unpatented mining claims to NMPII.

5.2	Historical Exploration and Development

A total of 20,158.2 m (66,131 ft) of air rotary or reverse circulation (RC) drilling and core has been performed at the Golden Mile property prior to acquisition by GRCN. This included work by Standard Slag, the Elmwood JV, Battle Mountain, USMX, Teck, Cordex, Roscan and Kinross (Table 5.1). All of these holes were located within the boundaries of the present-day Golden Mile property (Fig. 5.1). The vast majority of the drilling, however, has been directed towards the Main Zone located on the patented mineral claims.

The following is available for examination:

●	Skeleton core from a 5‐hole diamond drilling program conducted by Roscan in 2011, and
●	Chip trays containing RC drill cuttings completed by Battle Mountain Gold Corporation (1988‐89), Cordex (2006-2007) and Kinross (2017-2019).

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

TABLE 5.1 Summary of Historic Drilling Completed at the Golden Mile Property

Company	Year	No. of Holes	Type	Total Feet	Total Meters	Results
Standard Slag	1975	7	Air track	268	81.7	2 holes strong gold
Elmwood JV	1982-1988	18	Air track	1,141	347.8	11 holes with high Au
Battle Mtn	1988-1989	29	RC	11,650	3,551.8	11 holes with high Au
USMX	1993	15	RC	4,880	1,487.8	best intercept 0.124 opt
Teck	1999	5	RC	3,474	1,059.1	Weak Au in 4 holes
Cordex	2006-2007	28	RC	14,170	4,319	Weak-stringer Au in 22 holes
Roscan	2011	5	Core	3,146	958.9	Visible Au
Kinross	2017-2019	36	RC	27,402	8,352.1	Deep conceptual targets
Total		143		66,131	20,158.2

Legend
Golden Mile Historic Drill Collars
GRC Nevada Inc. Claim Boundary
1:50,000
0 0.35 0.7 1.4 2.1 2.8
Miles
0 0.5 1 2 3 4
Kilometers
N

Figure 5.1 Location Map of Historic Drill Holes Completed on the Golden Mile Property

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Significant results from historic drilling included up to 10.26 g/t Au (0.30 opst Au) over 36.6 m (120 ft) including 34.89 g/t Au (1.02 opst Au) over 9.1 m (30 ft) and 6.04 g/t Au (0.19 opst Au) over 16.7 m (55 ft) including 29.75 g/t Au (0.87 opst Au) over 3.0 m (10 ft) in Hole CMA89-7 (Battle Mountain) and 46.53 g/t Au (1.36 opst Au) over 6.1 m (20 ft) including 91.00 g/t Au (2.66 opst Au) over 3.1 m (10 ft) in Hole GMC002 (Roscan). Significant results of historic drilling programs are summarized in Table 5.2. A significant portion of the information gained from this drilling has been used for estimation of the initial resources reported herein.

Table 5.2 Summary of Significant Historic Drilling Intercepts*

HoleID		From (m)	To (m)	Interval (m)	Au g/t
CMA-11		50.30	73.20	22.90	1.65
	inc.	64.00	68.60	4.60	5.16
		80.80	118.90	38.10	0.96
	inc.	97.50	102.10	4.60	2.16
CMA-12		86.90	91.40	4.50	11.79
	inc.	88.40	89.90	1.50	19.89
CMA-15		83.80	99.10	15.30	3.81
	inc.	93.00	97.50	4.50	10.91
CMA-2		24.40	36.60	12.20	2.10
	inc.	25.90	27.40	1.50	10.32
CMA-3		54.90	64.00	9.10	2.37
	inc.	62.50	64.00	1.50	8.78
CMA-4		15.20	25.90	10.70	1.83
	inc.	21.30	22.90	1.60	8.64
CMA-5		44.20	51.80	7.60	1.68
	inc.	45.70	47.20	1.50	6.45
CMA-8		0.00	4.60	4.60	3.37
	inc.	0.00	1.50	1.50	6.34
CMA88-4		29.00	33.50	4.50	5.51
	inc.	29.00	30.50	1.50	9.40
		99.10	108.20	9.10	2.60
	inc.	99.10	100.60	1.50	10.90
CMA89-1		7.60	15.20	7.60	9.23
	inc.	13.70	15.20	1.50	42.00
CMA89-11		36.60	44.20	7.60	1.66
	inc.	36.60	39.60	3.00	3.19
CMA89-14		0.00	10.70	10.70	8.76
	inc.	1.50	3.00	1.50	38.06
CMA89-2		64.00	73.20	9.20	1.74
	inc.	65.50	68.60	3.10	3.69
		94.50	109.70	15.20	1.13
	inc.	94.50	97.50	3.00	2.93

HoleID		From (m)	To (m)	Interval (m)	Au g/t
CMA89-20		25.90	32.00	6.10	2.57
	inc.	30.50	32.00	1.50	8.80
CMA89-7		15.20	51.80	36.60	10.26
	inc.	38.10	47.20	9.10	34.89
		67.10	83.80	16.70	6.04
	inc.	68.60	71.60	3.00	29.75
CMA89-9		41.10	51.80	10.70	3.89
	inc.	41.10	44.20	3.10	10.02
GM-10		0.30	8.50	8.20	3.43
	inc.	1.50	3.00	1.50	13.27
GM-12		9.10	25.90	16.80	1.21
	inc.	16.80	19.80	3.00	2.11
GM-13		0.30	12.20	11.90	1.55
	inc.	3.00	4.60	1.60	3.22
GM-3		0.30	14.00	13.70	3.54
	inc.	0.30	3.00	2.70	5.64
GM-4		0.30	12.20	11.90	2.32
	inc.	1.50	4.60	3.10	6.01
GM-9		0.30	13.70	13.40	1.63
	inc.	10.70	12.20	1.50	5.38
GMC002		18.29	24.38	6.10	46.53
	inc.	19.81	22.86	3.05	91.00
GMC003		51.82	59.44	7.62	9.34
	inc.	56.39	59.44	3.05	21.45
MI-2		0.00	18.29	18.29	2.03
	inc.	0.00	1.52	1.52	5.22
MI-3		0.00	9.14	9.14	1.34
	inc.	1.52	3.05	1.52	3.67
MI-6		62.48	70.10	7.62	3.15
	inc.	62.48	64.01	1.52	5.60
MI-12		51.82	62.48	10.67	8.35
	inc.	54.86	57.91	3.05	17.20
MI-22		62.48	82.30	19.81	1.07
	inc.	64.01	68.58	4.57	3.19

*Historic HoleID prefixes were designated by the following operators: CMA (USMX), CMA88 & CMA89 (Battle Mountain Exploration), GM (Elmwood Joint Venture), GMC (Roscan) & MI (Cordex).

The following generally describes the exploration and development work undertaken by previous owners and/or operators.

5.2.1 Early Exploration Work

The earliest documented exploration work was in 1973 by Colorado Energy Corporation who conducted initial geological mapping rock sampling and small magnetic survey on the claims in what is now the

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Golden Mile area. In 1975, Standard Slag drilled seven air track drill holes totaling 81.7 m (268 ft) in the area of historic magnetite/copper workings in the Main Zone of the Golden Mile property (Fig. 5.2). The deepest hole penetrated to depth of 18.3 m (60 ft) but several holes were lost in the underground workings.

Figure 5.2 Photos looking north at Main Zone of the Golden Mile property (left) and closeup of magnetite-copper mineralization exposed in small, historic open pit (right)

Standard Slag reported interceptions including 9.59 g/t Au (0.28 opst Au) over 3.1 m (10 ft) in Drill Hole AT-2B, and 7.19 g/t Au (0.21 opst Au) over 7.6 m (25 ft) in Drill Hole AT-1A, an inclined hole which drilled along strike (Jaramillo, 1975). All the remaining holes reportedly cut poorly mineralized limestone. Standard Slag relinquished their option in November 1975 and no further work was reported on the property between 1975 and 1982.

From 1982 to 1988, a joint venture comprised of Elmwood Resources Ltd, Blythwood Consolidated Resources Ltd, Silver Acorn Developments Ltd and Luxor Explorations Inc (Elmwood JV) performed geological mapping, a limited ground magnetic survey, and drilled 18 shallow air track holes totaling 347.8 m (1,141 ft). Elevated gold values were reported in 11 of the 18 holes including 9.59 g/t Au (0.28 opst Au over 15.2 m (50 ft) in hole GM15 and 3.46 g/t Au (0.101 opst Au) over 14.0 m (46 ft) in hole GM13 (Pegg, 1988). All holes were drilled within the Main Zone and in similarly altered rock to the west of the Main Zone and mineralized intercepts were within 30 m (100 ft) of surface. Two cyanide bottle roll tests were also completed early in the program returning gold recoveries of 84% and 81% after a 24-hour period (Dix, 1982).

During 1988 and 1989, Battle Mountain Exploration Company (Battle Mountain) completed rock sampling, wide-spaced ground magnetic and VLF-EM surveys and drilled 29 RC drill holes totaling 3,551.8 m (11,650 ft). Fifteen of the holes were drilled vertically and the remainder were angled holes. Holes were primarily drilled in the Main Zone and along the intrusive contact to the northeast. Several vertical holes were also drilled through post-mineral volcanic cover to the north and northeast extending the known mineralized zone to the northeast for at least a 100 m (300 ft). Elevated gold values were reported in 13 of the drill

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

holes, including 28.96 m (95 ft) grading 19.86 g/t Au (0.580 opst Au) in drill hole 89-7, which included 46.92 g/t Au (1.37 opst Au) over 9.1 m (30 ft), and 8.90 g/t Au (0.26 opst Au) over 4.57 m (15 ft) in drill hole 88-2 (Gatchell, 1989).

In 1993, US Minerals Exploration Company (USMX) drilled 15 RC holes totaling 1,487.8 m (4,880 ft) mainly testing down-dip extensions of the mineralization intersected by Battle Mountain. The best intercept reported was 4.25 g/t Au (0.124 opst Au) over 13.7 m (45 ft) (Kern, 1998).

5.2.2 Teck

During 1998 and 1999, Teck Resources Inc. (Teck) completed a major exploration program including 4 km2 geological mapping and surface rock geochemical sampling (Hudson, 1998). Geophysical work was also conducted including 7.5 line-km of controlled-source, audio-frequency magneto-telluric (CSAMT), four linekm of dipole-dipole induced polarization (IP) and 38 line-km of ground magnetometer surveys.

Teck completed geological mapping over the entire property area at a scale of 1:6,000. Mesozoic rocks in the immediate mine area were mapped at 1:1,200, using an existing grid for control.

Teck also performed petrographic studies on four thin sections taken from cuttings from drill holes GMT-2 and GMT-3. Hudson (1999) described a variety of skarn assemblages from GMT-2, including garnet-diopside skarn with retrograde calcite-white mica in sandy or interbedded limestone, calcite-diopside-idocrase white mica skarn, and caicite-1, wollastonite skarn. From 1% to 5% fine-grained disseminated anhedral pyrite was also present in the chips. GMT-3 intercepted altered pyroxene diorite or gabbro (AnS0) with about 1% quartz. The diorite is weakly and variably altered to chlorite-epidote-calcite-clay assemblages. In some cases, the pyroxene has been replaced by actinolite. In other chips, pyroxene is replaced by calcite-epidote-chlorite. Bicchulite, (Ca2Al(SiAl)O7H2O) is tentatively identified as replacing plagioclase and pyroxene in some chips. The diorite hosts garnet diopside- calcite (+quartz) endoskarn with trace pyrrhotite. Quartz-calcite-filled fractures crosscut the garnet. Exoskarn chips in limestone are also present.

During 1998, Teck also collected 87 surface rock samples from the Golden Mile area, of which 67 were located within the boundaries of the present-day Golden Mile property. Of these 67 samples, gold results ranged from below detection (<5 ppb Au) to a maximum of 6,120 ppb Au (CDR-136.) Ten of these samples exceeded 500 ppb Au. Results for these highest ten samples are presented in Table 5.3.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

TABLE 5.3 Teck Significant Surface Rock Chip Samples (>500 ppb Au)

Sample	Au (ppb)	Ag (ppm}	As (ppm)	Bi (ppm)	Cu (ppm)	Sb (ppm)	Zn (ppm)
CDR 136	6,120	3.8	394	28	2,750	72	2,540
CDR 132	5,460	7.8	5,350	62	4,100	84	132
CDR 129	4,160	7.0	358	10	6,130	38	328
CDR 133	1,850	9.8	8,110	530	2,670	72	48
CDR 8	1,455	3.6	590	0	2,200	40	136
CDR 135	1,260	4.8	2,690	394	3,050	2	26
CDR 130	905	5.8	792	20	3,530	18	112
CDR 6	730	3.0	296	Inf	>10,000	12	298
CDR 7	645	2.0	2,630	Inf	>10,000	98	1,855
CDR 18	535	1.4	1,650	Inf	19	72	136

In 1999, Teck drilled five RC holes totaling 1,059.1 m (3,474 ft) testing extensions and new targets on the Golden Mile property, outside the Main zone. These holes were angled to depths of 165 m (540 ft) to 262 m (860 ft) targeting geophysical anomalies within the unpatented claim block. Two holes (GMT-3 & GMT-5) failed to reach the desired target and remained in volcanic rock. The northeast extension of the breccia zone also remained untested. Several of their holes cut relatively thick zones of low-grade gold approximately 457 m (1,500 ft) north and east of the Main Zone. At least one hole penetrated over 122 m (400 ft) of magnetite rich sediments with associated anomalous gold. This hole tested a large magnetic anomaly located on the east side of the property. Teck, as was the case with Battle Mountain, could not renegotiate lease terms with the patented claim owners in a timely manner and therefore no Teck drilling was collared on patented claims.

The most significant results were returned from Hole GMT-2 designed to test a magnetic high on the ridge, east of the Main Zone. A previous drill hole by Battle Mountain had encountered massive magnetite in this area. Silicified breccia and a CSAMT resistivity anomaly are also present on this ridge. Teck reported encountering 122 m (400 ft) of magnetitegarnet-sericite-calcite skarn in GMT-2 (Kuzma, 1999). Short intervals of elevated gold values were intersected within the skarn including 0.79 g/ Au (0.023 opst Au) over 6.1 m (20 ft) starting 189m (620 ft) downhole, and 0.465 g/t Au (0.014 opst Au over 3.1 m (10 ft) starting 226 m (740 ft) downhole.

5.2.3 Cordex

in 2002, Cordex, then Cordilleran Exploration Company, performed surface rock sampling on the property. Late in 2003, Purple Vein Resources Ltd leased the Golden Mile property including the five patented claims. In December 2004, the corporate name Purple Vein Resources Ltd was changed to Columbus Gold Corporation (Columbus).

In 2006, Cordex commenced an exploration program on the Golden Mile property funded by Columbus. Cordex conducted surface geological mapping at a scale of 200 feet to the inch (1:2,400) and detailed the

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

distribution of rock types and outcrops and features related to mineralization, including structures, distribution of skarn alteration, and limonite. Cordex also mapped accessible underground workings at a scale of 20 feet to one inch (1:240). Geologic features were recorded, and representative underground rock-chip assay samples were collected across the back and along the walls of the workings. The geologic information collected, integrated with surface and subsurface data on distribution of gold mineralization, indicated that gold is located along northeast structural trend that lies along the contact of limestone with quartz diorite. Some northwest structures were also mapped and appeared to be related to the northeast-trending contact of the quartz diorite.

In 2002, Cordex collected 38 rock chip samples from within the current Golden Mile property boundaries. Five of the samples were RC cuttings from either the Teck or Battle Mountain drill holes. Results ranged up to 10,880 ppb Au. Four rock samples and four samples of cuttings returned gold values exceeding 500 ppb Au (Table 5.4).

TABLE 5.4 Cordex Significant Rock Chip Samples (>500 ppb Au)

Sample	Au (ppb)	Ag (ppm)	As (ppm)	Bi (ppm)	Cu (ppm)	Sb (ppm)	Zn (ppm)	Description
3578	10,880	7.6	1,012	3870	2808	132	100	o/c near adit, feox, mod sil
3575	6,341	2.6	1,447	135	1094	18	21	SLTw/Vcc gray, feox
3588	5,411	5.9	123	14	3273	10	234	sheared bleached SLT mt, feox, feox
3571	2,728	0.6	29	-1	4	4	10	DH cuttings GMT-3 660-665 (1080 ppb)
3570	1,856	0.5	104	5	52	-2	10	DH cuttings GMT-3 590-595 (1300 ppb)
3582	1,301	0.6	150	11	44	2	12	GMT-3 cuttings 590-595; gray QDR
3583	1,233	0.7	25	3	10	2	11	cuttings wk ox, tr veinqtz
3568	713	2.7	413	19	1994	11	103	dump, PY

Columbus also funded Cordex to drill 28 RC holes totaling 4,319m (14,170 ft) in 2006. The principal objectives of the drill program were to establish lateral continuity of gold mineralization, determine the width and length of mineralized trends, and to achieve the understanding of the distribution and controls on gold mineralization. This program also tested down-dip and strike extensions of better grade mineralization identified from earlier drilling, primarily to the north and northeast under post-mineral volcanic cover. The most significant results were returned from Holes MI-06 and MI-12. Hole MI-06 intercepted 9.1 m (30 ft) averaging 3.54 g/t Au (0.103 opst Au) starting at 61.0 m (200 ft) down-hole and Hole MI-12 encountered 18.3 m (60 ft) averaging 7.14 g/t Au (0.208 g/t Au) starting at 51.8 m (170 ft) down-hole. Several holes intercepted >30 m (>100 ft) thick continuous zones of low-grade gold mineralization, approximately 0.3 g/t Au (0.01 opst Au).

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Significant results of the Cordex RC drilling program are summarized in Table 5.5.

TABLE 5.5 Significant Results from Cordex Drilling (from Suda, 2009)

Drill Hole	Incl. Bearing	Total Depth ft	Total Depth m	Intercept ft	Intercept m	Interval ft	Interval m	Au opst	Au g/t
Ml-01	-50, N60W	550	167.6	00-15	0.0-4.6	15	4.57	0.018	0.6
					29.0-36.6	25	7.62	0.038	1.291
Ml-02	-50, N55W	450	137.2	00-85	0.0-25.9	85	25.91	0.036	1.222
			includes	00-50	0.0-15.2	50	15.24	0.058	2.002
				295-310	89.9-94.5	15	4.57	0.042	1.423
Ml-03	-50, N60W	185	56.4	00-30	0.0-09.1	30	9.14	0.053	1.35
Ml-04	-50, N60W	495	150.9	125-130	38.8-39.6	5	1.52	0.018	0.622
Ml-05	-50, N60W	465	141.7	No assays >500 ppb
Ml-06	-50, N60W	595	181.3	200-230	61.0-70.1	30	9.14	0.103	3.54
				265-270	80.8-83.3	5	1.52	0.023	0.95
				390-395	118.9-120.4	5	1.52	0.025	0.866
				590-595	179.8-181.3	5	1.52	0.029	0.988
Ml-07	-50, N60W	550	167.6	230-235	70.1-71.6	5	1.52	0.026	0.882
Ml-08	-50, N60W	505	153.9	05.0-10.0	1.5-3.0	5	1.52	0.119	4.105
				150-155	45.7-47.2	5	1.52	0.027	0.942
				195-200	59.4-61.0	5	1.52	0.029	0.979
Ml-09	-90	545	166.1	No assays >500 ppb
Ml-10	-90	525	160	185-190	56.4-57.9	5	1.52	0.023	0.772
Ml-11	-50, N60W	495	150.9	No assays >500 ppb
Ml-12	-50, N60W	395	120.4	130-135	39.6-41.1	5	1.52	0.017	0.571
				170-230	51.8-70.1	60	18.29	0.208	7.139
			includes	170-200	51.8-61.0	30	9.14	0.402	13.807
				365-370	111.2-112.8	5	1.52	0.025	0.851
				380-390	115.8-118.9	10	3.05	0.028	0.932
Ml-13	-50, N60W	685	208.8	205-215	62.5-65.5	10	3.05	0.106	3.62
				255-260	77.7-79.2	5	1.52	0.175	6
				275-280	83.8-91.9	5	1.52	0.018	0.608
				405-410	123.4-125.0	5	1.52	0.023	0.802
				600-605	182.9-184.4	5	1.52	0.067	1.518
MI-14	-50, N60W	585	178.3	210-215	64.0-65.5	5	1.52	0.016	0.53
				300-305	91.4-93.0	5	1.52	0.029	0.987
				410-420	125.0-128.0	10	305	0.022	0.754
				470-485	143.2-147.8	15	4.57	0.017	0.569
				525-535	160.0-163.1	10	3.05	0.031	1.059
MI-15	-90	665	202.7	415-420	126.5-128.0	5	1.52	0.046	1.559
Ml-16	-50, N60W	556	169.2	195-200	59.5-61.9	5	1.52	0.037	1.277
				215-300	66.5-91.5	85	25.91	0.022	0.786
				215-275	65.5-83.4	60	18.29	0.017	0.569
				275-300	83.4-91.5	25	7.62	0.038	1.307
				435-440	132.6-134.1	5	1.52	0.017	0.567
Ml-17	-50. N62W	495	150.9	415-425 455-470	126.5-129.6 138.7-143.3	10 15	3.05 4.57	0.015 0.019	0.542 0.774
Ml-18	-50, N60W	525	160	380-385	115.9-117.4	5	1.52	0.029	1.007
				455-460	138.7-140.2	5	1.52	0.043	1.472
				495-500	150.9-152.4	5	1.52	0.015	0.52
Ml-19	-50, N60W	503	153	210-215	64.0-65.5	5	1.52	0.022	0.75
				280-290	85.4-88.4	10	3.05	0.022	0.769
				415-425	126.5-129.6	10	3.05	0.038	1.286
				440-445	134.1-135.7	5	1.52	0.096	3.28
				495-503	150.9-153.4	8	2.44	0.033	1.145
Ml-20	-50, N61W	555	169.2	No assays > 500 ppb

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Ml-21	-50, N60W	500	152.4	75-90 85-90 135-145 230-255 465-480	22.9-27.4 25.9-27.4 41.2-44.2 70.1-77.7 141.8-146.3	15 5 10 25 15	4.57 1.52 3.05 7.62 4.57	0.037 0.065 0.017 0.015 0.024	1.273 2.214 0.568 0.502 0.829
Ml-22	-50, N60W	500	152.4 includes	150-340 150-190 180-185 210-230 240-270 285-300 360-365 390-400	45.7-103.7 45.7-57.9 54.7-56.4 64.0-70.1 73.2-82.3 86.9-91.5 109.8-111.3 118.9-122.0	190 40 5 20 30 15 5 10	58 12.19 1.52 6.1 9.14 4.57 1.52 3.05	0.019 0.020 0.088 0.074 0.015 0.028 0.092 0.013	0.644 0.673 2.508 0.514 0.943 3.134 0.529
Ml-23	-50, N60W	495	150.9	255-260 335-355 335-340	77.7-79.3 102.1-108.2 102.1-103.7	5 20 5	1.52 6.1 1.52	0.089 0.027 0.073	3.032 0.913 2.492
Ml-24	-50, N60W	500	152.4	No assays > 500 ppb
Ml-25	-50, S25W	500	152.4 includes	380-395 385-390	115.9-120.4 117.3-118.9	15 5	4.57 1.52	0.025 0.053	0.859 1.805
MI-26	-50, S26W	500	152.4	220-225 315-320	67.1-68.6 96.0-97.6	5 5	1.52 1.52	0.031 0.04	1.067 1.384
Ml-27	-50, S50W	410	125	No assays > 500 ppb
Ml-28	-50. S45E	445	135.7	No assays > 500 ppb

5.2.4 Portage

Portage Minerals Inc (Portage) optioned the Golden Mile property from Columbus in late 2007. Portage completed a detailed data review and evaluated drill-hole data and cross sections with the purpose of planning further exploration. Portage also commissioned the preparation of a NI 43-101 Technical Report for the property (Suda, 2009). This report incorporated the findings of a proprietary report by Dr Richard Nielsen of Scott Wilson-Roscoe Postle Associates on behalf of Portage in 2008. GRCN has not obtained a copy of this proprietary report.

5.2.5 Roscan

In 2011, Roscan drilled five diamond core (HQ-size) holes totaling 958.9m (3,146 ft) on the Golden Mile property (Roscan, 2011). Four of the holes were drilled as twin holes to RC holes drilled by previous explorers (mainly Battle Mountain and Cordex) to compare assay results and to determine controls on gold mineralization. One hole was drilled to test a mapped north-northwest trending shear zone. The core holes drilled to twin previously drilled RC holes were located as close to each respective hole as practical. “Twins” may have been as far as 15m (50 ft) from the original hole mainly due to previous site reclamation and lack of adequate surveying of original collars. Both the RC holes and the core holes were sampled on 1.52m (5 ft) intervals.

All Roscan core holes cut ore-grade to significant gold mineralization (Table 5.6). Drill holes intercepted up to 6.1 m (20.0 ft) averaging 46.40 g/t Au (1.353 opst Au) in Drill Hole GMC002, which twinned a previous RC hole that intersected 9.1 m (30.0 ft) averaging 46.97 g/t Au (1.37 opst Au). High-grade gold mineralization was observed to be concentrated in iron oxide veinlet zones that represent weathered pyrite veinlet zones that trend north-northwest within calcareous sandstone and quartz diorite. Hole

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

GMC002 also intercepted 22.9m (75 ft) grading 0.74 g/t Au (0.022 opst Au) starting 86.7 m (285 ft) down-hole.

Generally, the core holes intersected narrower and, locally, lower-grade intercepts relative to the earlier rotary drilling. In some cases, grades exceeded the nearby RC holes. Based on the limited data on recovery and the condition of the core, it is reasonable to assume that some recovery problems with core were experienced within the mineralized zones.

TABLE 5.6 Significant Results from Roscan Drilling (from Roscan, 2011)

5.2.6 NMPII

In 2014, NMPII completed a reevaluation of past drilling activities including compilation of a digital database which identified numerous deficiencies in the drill data (NMPII, 2014). In particular, the assay data showed that mineralization was erratic. During the last four of five drill programs completed before 2014, duplicate assaying was done on higher grade samples. Gold values were found to have reasonable repeatability at lower grades. Higher grade intervals (>1 g/t Au), however, tended to vary as much as 200% when reassayed. NMPII reported that it was not uncommon to see values ranging from 15 g/t Au (0.438 opst) to over 50 g/t Au (1.46 opst) from the same sample. These samples included reassay of pulps, rejects and second samples collected during drilling. Free gold was noted drill cuttings and core by several past exploration groups and a pronounced nugget effect most likely accounts for the discrepancy in the high-grade samples.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

5.2.7 Kinross

During the lease period 2016-2019, NMPII reported that Kinross provided no interpretive data and very few reports on their exploration activities. Kinross developed an initial exploration model and identified targets over time as they enlarged the claim block. Kinross concluded that their geologic model did not comport to their exploration findings. This included drill testing of a significant IP chargeability high/resistivity low, south of Golden Mile skarn.

In summary, from 2016 to 2019 Kinross performed the following exploration work on the Golden Mile property:

1.	Rock and Soil Sampling
2.	Airborne VTEM geophysical survey (resistivity and magnetics)
3.	Ground gravity survey
4.	IP-Resistivity survey (one line) completed by Zonge Geoscience Inc. (Zonge)
5.	Geologic mapping by John Norby and Gerry Ray
6.	Petrographic studies
7.	36 RC drill holes totaling 8,352.1 m (27,402 ft); included drill testing of IP chargeability high/resistivity low, south of Golden Mile skarn.

In general, RC drilling by Kinross returned only elevated gold values with the most significant results returned from drill hole GM19-15. This hole was drilled in the vicinity of the Golden Mile Main Zone and intersected 12.19 m (40.0 ft) averaging 0.47 g/t Au (0.01 opst Au) including 4.57 m (15 ft) averaging 0.79 g/t (0.02 opst Au).

Significant results of the Kinross RC drilling program are summarized in Table 5.7.

TABLE 5.7 Significant Results from Kinross Drilling 2017-2019

Target	DH ID		From	To	Interval	Au
			m	m	m	g/t
GM	GM17-01		28.96	30.48	1.52	0.266
BELL	BL18-06		227.08	234.70	7.62	0.375
		inc.	228.60	230.12	1.52	0.867
GM	GM19-02		38.10	41.15	3.05	0.271
	GM19-09		71.63	73.15	1.52	1.020
	GM19-10		193.55	196.60	3.05	0.337
	GM19-15		6.10	10.67	4.57	0.413
		inc.	6.10	7.62	1.52	0.837
			24.38	27.43	3.05	0.288
		inc.	24.38	25.91	1.52	0.512
			35.05	44.20	9.14	0.271
		inc.	35.05	38.10	3.05	0.489
			41.15	44.20	3.05	0.263
			59.44	71.63	12.19	0.470
		inc.	62.48	67.06	4.57	0.789
			68.58	70.10	1.52	0.844
			79.25	105.16	25.91	0.212
		inc.	83.82	85.34	1.52	0.502
			97.54	99.06	1.52	0.455

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

In June 2016, Kinross contracted consulting geologist Gerry Ray to examine the geology, the various styles of alteration and the Au-bearing Cu-Fe skarn mineralization on the Golden Mile property (Ray, 2016). A total of 59 rock chip or grab samples were collected representing all types of hydrothermal and non-hydrothermal alteration. The samples were submitted to ALS USA Inc. (ALS) in Reno for whole rock and trace element analysis, including for gold and silver assay. Assays showed that all 7 samples taken from the Main Zone were anomalous in gold (minimum 266 ppb to a maximum of 2,390 ppb Au) and that most samples contain significant amounts of copper (maximum 9 % Cu). In addition, many Main Zone samples were anomalous in other elements including silver (up to 12.1 ppm Ag) together with As, Zn, Bi, Sb, Te, and Co. However, apart from the Main Zone, no Dunlap Formation rocks outcropping on surface within the Golden Mile Stock thermal aureole contain significant amounts of gold or base metal mineralization; this includes the more extensive areas of hornfels (Unit HF) and silicification (Unit S) as well as those with more limited and sporadic exoskarn alteration (Unit SK). Most of the Luning Formation samples were also barren, including beds cut by veins of Fe carbonate. One exception occurs in the southernmost elongate unit of impure limestone where there are several small workings including a vertical shaft. Assays of this hematite-goethite-rich material, as seen on the shaft dump contains up to 5.5% Cu with anomalous quantities of Zn, As, Bi, Sb, Se, Co and Ag (the latter up to 8.5 ppm Ag). However, gold values are very low with a maximum of 20 ppb Au. Most of the Golden Mile Stock, including parts with dense quartz-feldspar stockwork veins and rusty weathering zones are barren of base and precious metal mineralization. By contrast, the 5 endoskarn samples contain anomalous amounts of gold and other elements, particularly samples from the western portion of the stock.

Table 5.8 below compares the average values of the major elements in the endoskarn and non- endoskarn-altered Golden Mile Stock. The endoskarn has noticeably higher amounts of Fe, Ca, Mg and LoI, and considerably lower values of Si, Al, Na and K (Ray, 2016).

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

TABLE 5.8 Comparing average assay values for various parts of the Golden Mile Stock (Ray, 2016): (1) Stock with few or no veins: (2) Stock with abundant stockworks: (3) Endoskarn. Anomalous values in red

5.3	Geophysics

Various types of geophysical surveys have been carried out on the Golden Mile property since the 1980’s. The earliest documented surveys were carried out by Battle Mountain in 1988-1989 and Teck Resources in 1999. These surveys included a ground magnetic (GMAG) survey using a hand-held magnetometer, controlled source audio magneto-telluric (CSAMT) and induced polarization (IP).

In late 2016, Kinross contracted Zonge Geosciences (Zonge) to fly a Versatile Time Domain Electromagnetic (VTEM) survey over the Golden Mile property, which also included both electromagnetic and magnetic data. Gold related skarn mineralization was the main target type sought. Kinross also had Zonge complete a gravity survey in the spring of 2017 and an IP/Resistivity survey in the winter of 2018. The primary objective of these surveys was lithologic/structural definition and alteration delineation in support of the gold exploration program.

The location of geophysical surveys completed to-date are shown in Figure 5.3.

The reader is referred to reports by previous operators for descriptions of results and interpretation of historical geophysical studies at Golden Mile.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

VTEM Survey
GMAG Survey
CSAMT Survey
IP Survey
NYE CO
MINERAL CO
CEDAR MOUNTAINS
Prospect
Mine
Dicalite Summit
Key
Patent Claims
GRCN Claims
0 375 750 1,500
Meters

Figure 5.3 Location Map of Geophysical Surveys Completed on the Golden Mile Property

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

5.4	Historical Production

Gold and copper mineralization were first discovered in the Golden Mile area by Jesse Workman in 1902 (O’Donnell, 2006.). J. L. Walsh acquired the property in about 1916, but the property lay dormant from about 1918 to 1935. The bulk of the recorded historical production took place in 1935 and 1936. Ore was mined from a small open cut approximately 91 m (300 ft) x 30 m (100 ft) x 12 m (40 ft) deep, and from shallow underground workings beneath it. Total production at that time is reported to have been about 9,100 tonnes (10,000 short tons) at a gold grade of approximately 3.4 g/t Au (0.10 opst Au). Assays from two shipments of hand sorted ore shipped to the ASARCO smelter in Salt Lake City in 1936 are reported in Vanderburg (1937) as tabulated in Table 5.9. This mined material was copper-bearing magnetite skarn taken from the Main Zone at Golden Mile. Gangue material for this rock is described as iron oxide and calcite containing an average of 30% iron.

Table 5.9 1936 Production Assays (Vanderburg, 1937)

Reported Assays, 1936	Gold (opst)	Silver (opst)	Copper (%)	Arsenic (%)
Asarco Settlement Assay	0.345	1.15	1.66	0.3
Union Assay Report	0.26	1.2	1.06	Trace

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

6	GEOLOGICAL SETTING, MINERALIZATION, AND DEPOSIT
6.1	Regional Geology

The Golden Mile property is located in the central portion of the Walker Lane trend, a major northwest-aligned structurally deformed zone on the western border of Nevada characterized by a series of closely spaced dextral strike-slip faults that have been active throughout much of the middle to late Cenozoic (Figs. 6.1 and 6.2). It is a complex accommodation zone up to 300 km (186 mi) wide and approximately 1,000 km (620 mi) long positioned between the western boundary of the extensional Basin and Range Province and the Sierra Nevada microplate. Translation along this boundary has been shown to accommodate nearly 20% of North American and Pacific plate translational motion (Ferranti et al., 2009; Carlson et al., 2013). This area remains tectonically active at present.

The Walker Lane trend is documented to be at least as old as 28 Ma and deformation has varied over time, with initial extension in a north to north-northeast direction and characterized by west-northwest to northwest-trending strike-slip faults. Locally these faults serve as the primary controls for mineralization at Golden Mile. Important regional structural timing (Albino and Boyer, 1992; Anderson et al., 2012; Colgan et al., 2006) of events includes:

➢	26 Ma: Initiation of Walker Lane (east-west alignments)
➢	19 Ma: Middle stage Walker Lane (northwesterly alignment of faults, with possible left-lateral movements on NW aligned faults)
➢	17–12 Ma: Basin and Range extension and late tilting (western Nevada) (N-NE trending structures)
➢	Post–17 Ma possible left-lateral strike-slip faulting, reactivation of basement faults?

Regionally, the Golden Mile property is situated along the eastern flanks of the Cedar Mountains. The Cedar Mountains are underlain by Triassic to Jurassic aged carbonates and clastic rocks which have been intruded by Cretaceous to Tertiary dioritic to granitic intrusives (Kern, 1998). Quartz monzonite intrusives are most common. These rocks are overlain by Miocene to Pliocene age rhyolitic to basaltic volcanics and volcaniclastics. Miocene-Pliocene lake beds, including diatomite deposits, lap onto the edge of the range. Quaternary alluvium largely consisting of alluvial fans spreading from major drainages into adjacent valleys covers much of region. Large-scale folding of basement rocks has been mapped within the range which may be associated with the Sevier Orogeny. Principal faults on a regional scale are Tertiary-aged northwest-trending strike-slip faults of the Walker Lane trend.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Golden Mile Property
0 10 20 30 40 50 miles
0 20 40 60 80 kilometers
County boundaries
Quaternary and suspected Quaternary faults, less than 1.6 Ma (million years old), dashed where age uncertain
Lakes and reservoirs
Alluvial and playa deposits
Volcanic rocks, less than 6 Ma
Upper volcanic rocks, 6–17 Ma
Tuffaceous sedimentary rocks, 6–17 Ma
Lower volcanic rocks, mostly 17–43 Ma
Intrusive rocks, Mesozoic and Tertiary
Igneous and metamorphic complex, Jurassic or Cretaceous
Sedimentary, volcanic, and intrusive rocks, Mesozoic
Sedimentary and volcanic assemblage, upper Paleozoic
Carbonate and other sedimentary rocks, upper Paleozoic
Sedimentary and volcanic assemblage, lower Paleozoic
Carbonate and other sedimentary rocks, lower Paleozoic and Late Proterozoic
Metamorphic and intrusive rocks, Early and Middle Proterozoic
GENERALIZED
GEOLOGIC MAP OF NEVADA
Modified from Nevada Bureau of Mines and Geology Map 57, Million-Scale Geologic Map of Nevada, by John H. Stewart and John E. Carlson, 1977, and fault maps by Craig M. dePolo, 1998.

Figure 6.1 Generalized Geologic Map of Nevada showing location of Golden Mile property (from Tingley, 1999).

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Figure 6.2 Shaded relief map of western North America with state boundaries in white. Yellow shade indicates extent of Walker Lane defined by Carlson et. al. 2013. Fault zones are shown in red and defined as: ECSZ-Eastern California shear zone; SAFZ-San Andres fault zone, GFZ-Garlock fault zone. Golden Mile property location is indicated with a red star (after Carlson et. al., 2013). Red box denotes Central Walker Lane.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

6.2	Local and Property Geology

The oldest rocks on the Golden Mile property are the Triassic Luning Formation, composed of a thin bedded to massive sedimentary sequence of calcareous siltstone, thin- to medium-bedded limestone and dolomitic limestone, argillite and sandstone (Ray, 2016). The upper 150 m are dominantly carbonate rocks, locally quite fossiliferous.

The Luning Formation is unconformably overlain by Jurassic-age siliciclastic and lesser calcareous sedimentary rocks of the Dunlap Formation. Both formations have been folded and are now steeply to sub-vertically inclined. Both units have been intruded by various granitoid stocks, sills and dikes that include quartz diorite, granodiorite, quartz monzonite and felsic quartz-feldspar porphyry. One quartz diorite-granodiorite body is named “the Golden Mile Stock” and may be responsible for the Au-Cu (Fe) skarn mineralization (Ray, 2016). The stock is only exposed on surface in three small areas because most of its northern extent is covered by younger Tertiary volcanic rock. Most of the latter are a bimodal suite of felsic to mafic volcanic flows and tuffs.

The magnetite skarn in the Main Zone at Golden Mile was the primary source of historical production on the property. The vast majority of the exploration drilling has been directed towards the Main Zone, located on the patented mineral claims.

Geologic map of the Golden Mile property area showing the location of the Golden Mile Main Zone deposit is presented in Figure 6.3. Schematic cross-section looking northeast at Golden Mile is shown on Figure 6.4.

See Figure 6.5 for a map of the Main Zone deposit area of the Golden Mile property and Figure 6.6 for a stratigraphic column showing geology and alteration of the Main Zone area of the Golden Mile property.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Figure 6.3 Geologic Map of the Golden Mile Property Area (Location of Golden Mile Main Zone deposit shown as yellow star). Abbreviations: GM Stock = Golden Mile Stock, Jd = Jurassic Dunlap Fm, Qal = Quaternary Alluvium, TRL = Triassic Luning Fm, Ta = Tertiary andesite, Tb = Tertiary basalt, Tgd = Tertiary granodiorite, Tqm = Tertiary quartz monzonite, Tt = Tertiary tuff, Tv = Tertiary volcanics, fi and mi = undifferentiated age; felsic dike/alaskite (?) and porphyritic andesite (?), respectively.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Figure 6.4 Schematic cross-section looking northeast at Golden Mile (Location of cross-section shown on Figure 6.3).

Tvct
Tva
Qc
Jd
Tvct
Tva
Qc
Ji
Jdi
Tl
Tap
TJqd
CYPRESS
COPPER MAG
GOLDEN MILE STEAM BLOCK
4,262,400 N
4,262,200 N
51700N
51600N
51500N
51400N
51300N
51200N
51100N
51000N
50950N
50850N
50750N
50650N
50550N
50450N
50350N
50250N
N
0
200
SCALE IN FEET
CORDEX EXPLORATION CO.
GOLDEN MILE PROJECT
Mineral County, Nevada
Geology Map

Figure 6.5 Geologic Map of the Main Zone deposit area of the Golden Mile Property (Lithologic units described in Figure 6.6).

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Figure 6.6 Stratigraphic Column Showing Geology and Alteration at the Golden Mile Property

6.2.1 Lithology

6.2.1.1	Sedimentary Rocks

The Luning Formation is well exposed south and SW of the Golden Mile Stock separated by a 50 to 250 m-wide belt of Jurassic- age Dunlap Formation (Ray, 2016). In the Main Zone area, the Luning Formation is marked by three prominent beds of impure limestone that lie 200 m apart and which occupy low topographic ridges. The bedded units trend SW to WSW, dip steeply either NW or SE and can be traced discontinuously along strike for up to 300 m. At their NE extremities, close to the contact with the Dunlap Formation, the limestone outcrops are 5 to 15 m wide but to the SW the three individual beds tend to

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

thicken and are up to 25 m wide. Locally, the limestones contain numerous veins of yellow-brown colored Fe carbonate that both follow and cross-cut the bedding. The southernmost limestone unit contains some Cu and Fe oxide showings that have been developed in shallow underground workings.

Several authors (O’Donnell, 2006; Suda, 2009) mention the presence in the district of the Triassic-age Gabbs Formation which conformably overlies the Luning rocks. Hudson (1998) describes the formation as being up to 75 m thick and comprising reddish, tan to green shale, siltstone and minor limestone. Hematite stain is common in these rocks.

The Jurassic-age Dunlap Formation unconformably overlies the Triassic rocks but where observed the contact between the two formations is marked by shearing and brittle faulting. This formation also forms a belt of variably altered sedimentary rocks that separate the Luning rocks from the Golden Mile Stock further north. The Dunlap Formation consists of massive marble to poorly bedded siliciclastic siltstones and quartzites with some minor, thin beds of limestone. Calcareous arkose and greywacke are also assigned to the Dunlap Formation. Many of these units are silicified and due to contact metamorphism hornfels rocks are present, presumably related to the intrusion of the Golden Mile Stock. The hornfels rocks also host the most prominent, structurally- controlled magnetite-Cu-Au exoskarn, exposed in the Golden Mile Main Zone (Fig. 6.7).

Figure 6.7 Magnetite-Copper Skarn of the Main Zone at Golden Mile. Photo on right shows metasomatic bands of mainly magnetite and calcite.

6.2.1.2Volcanic Rocks

A series of Tertiary-aged post-mineral rhyolitic ash flow crystal tuffs and dark andesitic to basaltic flows overlie the Mesozoic rocks at Golden Mile. Some of the volcanic rocks, especially the more mafic flows, host magnetite. Synvolcanic intrusive rocks including a rhyolitic plug, quartz porphyry dykes and andesitic dykes are also reported in the area. Thin veneers of basalt flows cap some of the hills in the property area.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

6.2.1.3Intrusive Rocks

High-level plutons, dikes and sills, assumed to be either Cretaceous or Tertiary age, intrude the Mesozoic sedimentary rocks. Ferguson and Muller (1949) estimated the age of the intrusions in the northern Cedar Mountains as Jurassic. Two age dates were subsequently performed on the rocks of the Cedar Pass pluton. The first date was 40 + 10 Ma (Eocene) using the lead alpha method from zircon from the granitic mass about 8 km (5 mi) southeast of the Simon mine on Cedar Mountain (Ross, 1961). The second date was a K-Ar age run on a biotite separate from a small pod of quartz monzodiorite that crops out on the southern contact of the Cedar Pass pluton (Pullman,1983). The biotite separate yielded a date of 24.2 + 1.0 Ma (Oligocene). The known margins and extent of the intrusions are poorly constrained owing to widespread extent of post-mineral volcanic cover rocks, but their age definitely appears to be Tertiary.

Hornfels and garnet-magnetite skarns are developed along the margins of the intrusive bodies. Skarn rocks are present along structures in both sedimentary and intrusive rocks. An elongate dike-like body of quartz porphyry or rhyolite composition cuts the Mesozoic sediments and parallels the main trend of mineralization. This highly siliceous and hydrothermally altered fine-grained rock may contain 2-4% disseminated pyrite. Its age is assumed to be Cretaceous or Tertiary and relationship to the quartz diorite plutons is uncertain.

In the Main Zone area at Golden Mile mineralization appears associated with two larger intrusive bodies, the most economically important being the Golden Mile Stock which is the probable source of the mineralizing skarn fluids (Ray, 2016).  Another much larger but much less mineralized felsic body lies NW of the Golden Mile Stock and is named the “Northwest Pluton”.

The Golden Mile Stock is only exposed in three small areas, however to the north it is unconformably overlain by the suite of Tertiary volcanics. According to Ray (2016), some historic drilling though the volcanics into the underlying stock show that the volcanic cover is often very thin (<25 m). Thus, prior to the volcanic eruption the stock was probably erosionally recessive resulting in topographic low ground which was infilled by the volcanic flows. The three separate surface exposures of the Golden Mile Stock are believed to belong to a single large body that extends northwards beneath the Tertiary cover and also possibly southwards below the sedimentary siliciclastic Dunlap Formation. Thus, the stock could be a relatively large body, and any reactive limey rocks adjacent to the stock’s margin beneath the Tertiary flows or Dunlap Formation could host mineralized skarn or replacement deposits.

The Golden Mile stock is comprised of dark, massive, medium to coarse-grained quartz-diorite- granodiorite that is locally quartz-rich; it is estimated to contain between 8% to 15% hornblende with trace biotite (Ray, 2016). It can be moderately porphyritic with larger crystals of feldspar and ferromagnesian minerals. In places close to the stock’s contact with the Dunlap Formation the intrusive rocks tend to be lighter colored and finer grained. In many places the stock is cut by stockwork veins of thin quartz and feldspar, some of which contain small quantities of pyrite and trace chalcopyrite. In two areas the stock is overprinted by garnet endoskarn alteration, the most westerly of these areas also includes the presence of magnetite and significant gold mineralization.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

The Northwest Pluton is a pale pink to white colored, leucocratic quartzo-feldspathic rock of probable quartz monzonite composition. The ground mass varies from fine to medium grained and the rock contains scattered phenocrysts of rounded, glassy quartz that reach 0.2 cm in diameter. Lesser amounts of feldspar phenocrysts are also present, together with minute traces of a small, dark, unidentified ferro-magnesian mineral that when weathered leaves small pits. Some trace fine grained sericite is also present. Many outcrops of the Northwest Pluton are cut by veins and veinlets of gray vuggy quartz up to 0.5 cm in thickness and spaced 1 to 5 cm apart. Many veins have a NW to NNW orientation which is sub-parallel to a prominent fault in the area. In addition to the veins, the weathered pluton is also marked by thin zones and spots of jarosite staining, many of which lie sub-parallel to the quartz veins.

Also present in the area are several widely scattered dikes and sills. Between the Main Zone and margin of the Golden Mile Stock at least two thin (<5 m; 16 ft) dikes of hornblende porphyry granodiorite are seen; these are probably related to the stock, and the altered siliciclastic rocks immediately adjacent to one dike has Cu and Fe oxide staining. In addition, there are highly leucocratic, quartz-feldspar-rich dikes. One of the larger dikes is at least 60 m (197 ft) long and 15 m (49 ft) wide and trends NE, sub- parallel to the Main Zone, as do other thinner dikes located further west in the Luning Formation (Ray, 2016).

Another noteworthy set of dikes cuts the Northwest Pluton, NW of the Golden Mile Stock. These dikes are comprised of an unaltered, medium to dark grey, feldspar-porphyritic, medium to coarse grained rock of granodiorite composition. Locally, these dikes have abundant glassy quartz, and the feldspar phenocrysts reach 0.3 mm in size. Some outcrops have small (<1.5 cm), rounded dark xenoliths that when weathered become jarosite-stained. Another distinctive feature is that many elongate feldspars have a sub-parallel orientation and locally the rocks contain thin flow-bands that reach 2 mm in width. At least four outcrops have been observed and are believed to represent two dikes, each < 5 m (16 ft) thick which trend NW-SE, parallel to the quartz veinlets in the Northwest Pluton and a fault in the Main Zone area. The age of the dikes is unknown although they could represent feeders for some of the more siliceous overlying Tertiary volcanics (Ray, 2016).

6.2.2 Structural Geology

There are two dominant structural trends on the property, namely (i) NW-SE which is parallel to the Walker Lane Fault Zone and (ii) NNE to NE which is nearly orthogonal to the Walker Lane. The latter appears to be the trend of the Main Zone which is spatially associated with the strongest exoskarn mineralization seen on surface. Some northeast trending faults are occupied by dykes. The true dip of the 200 to 300 m-long Main Zone Fault is unknown and at its southern end it is sharply truncated by the NW-trending “Road Fault” which appears to be a major dextral feature (Fig. 6.8).

The Road Fault separates the Dunlap rocks from the Luning and surface mapping and drilling in the Main Zone indicates the Road Fault dips steeply to the northeast. The Road Fault is not apparently mineralized. Northwest faults, like the Road Fault, appear to offset the northeast faults with dextral displacement and offset extensions of the northeast structures may be possible drill targets. Past workers had interpreted the Road Fault to be part of the Tertiary Walker Lane generation of structures, assigning northeast dips

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

and possibly substantial post-mineral right lateral offsets. Teck geologists (Kuzma, 1999) have suggested this fault is in fact older - a thrust fault along which a nappe of Luning-Gabbs-Dunlap rock is thrust over the Dunlap. They suggest that the thrust was subsequently rotated into a high angle orientation, possibly during folding.

Figure 6.8 Road Fault mylonite breccia (Hole GMDD-13 @ 315 ft)

Where exposed, the rocks of both the Luning and Dunlap Formations mostly strike SW-NE and are steeply inclined (50 degrees to sub-vertical) with dips either to the NW or SE. No small-scale folds were seen but the northernmost elongate limestone unit of the Luning Formation has a pronounced fracture cleavage. Although abundant structural data is lacking, Ray (2016) noted it is possible that the three elongate limestone units of the Luning represent part of a single bedded horizon that was deformed by tight folds having SW to WSW trending axial planes and wavelengths of 200 m (575 ft).

Fractures associated with the Walker Lane NW-SE trend are observed cutting the Northwest Pluton (Ray, 2016). This includes a 0.6 m (2 ft) -wide, NW striking fault that dips 62 degrees NE. This rusty zone contains tectonic slices of silicified, Fe-oxide-stained rock and quartz vein material. There are also some post fault quartz veins up to 2 cm (0.79 in) thick; these have crystal-lined vugs up to 0.75 cm (0.30 in) in diameter. Two narrow flow-banded granodiorite dikes were also observed by Ray to intrude the NW striking fault set.

A recent detailed oriented core study was undertaken in conjunction with Oriented Targeting Systems and Burtner (2021) concluded that gold grade is controlled by a mix of structural and lithological factors. He defined three structural grade zones: Southwest, Central and Northeast (Fig. 6.9). Although well-

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

defined spatially, the structural zones do not fully explain the grade geometry. The strongest steep, NW-SE striking structures may be the first order control of gold grade.

Possible Fault/Shear 2
West Margin
East Margin
Possible Fault 1
SW Grade Zone
NE Grade Zone
Center Grade Zone
Strong joint fabric
No correlation with grade
Weak disaggregation in core
Zones from slide 17
(dashed lines)
View: 47→332 NW
Discs: FFJS LnQ ≥ 2
Large Tubes: Interval Structure
Small Tubes: Au Assay
AUPPM discrete
10
5
2
1
0.5
0.1
0.01
FaultFractShear_Pops
NW-SE 1
NW-SE 2
StructureTyp
Fault
FaultContact
Fracture
Shear
0
25
50
75
100

Figure 6.9 3D Structural Interpretation of the Southwest, Central and Northeast Structural Grade Zones of the Main Zone at Golden Mile (Burtner, 2021).

The “SW Grade Zone” is restricted to magnetite skarn alteration. Grade does not appear to be strongly correlated with veining. The skarn alteration is likely to have a structural control, but it’s timing is unclear. According to Burtner (2021), if the magnetite skarn is related to the Jurassic intrusions, it is unlikely to be related to the more recent dextral faulting. If the skarn is related to the Tertiary intrusions, there may be an association with the Road Fault tectonics.

The “Central Grade Zone” is controlled by splays associated with dextral Road Fault motion. The dominant steep, NW-SE striking splay fabric forms a primary control on localizing high-grade zones (Fig. 6.10). This Central Zone may be bounded by a fault on the eastside (East Margin fault), but the limit is less clear to the west. Depending on the nature of the western margin, this zone may be a diffuse damage zone in the hanging wall of the East Margin fault, or a zone of distributed damage between two dextral fault splays. Within the high-grade corridor, grade is strongly correlated to steep NW-dipping vein arrays, roughly orthogonal to bounding faults. Within the splay-controlled corridors, lithologic control was also evident from the oriented core study and the Dunlap unit hosts much of the veining, while the quartz diorite unit appears much less favorable.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Fig. 6.10 Examples of high-grade gold intercepts from the Center Grade Zone, A) Hole GMDD-002, 8.5 – 10.1 m (28-33 ft); assay 17.45 ppm (0.51 opst) Au, B) Hole GMDD-004, 64.6-66.1 m (212-217 ft); assay 8.66 ppm (0.25 opst) Au (Burtner, 2021)

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

The “NE Grade Zone” is also lithologically controlled. There appears to be a spatial association between the high-grade intervals and the quartz diorite-Dunlap contacts, with gold concentrated more favorably in the Dunlap unit. Some degree of structural control may also be present in this zone, with higher grades associated with intersections between the NW-SE splay fabric and the quartz diorite-Dunlap contact.

Burtner (2021) suggested that structural fabrics, both faults and veins, agree with a complex dextral-slip fault model of the Road Fault (Fig. 6.11) with primary splays control the Central Grade Zone and smaller, possible subsidiary faults. These correspond to the dominant NW-SE striking, steep faults. In the Central Grade Zone, these splays are represented by the interpreted East Margin and West Margin Faults. The P-splays are orthogonal to a mineralized NW-dipping fabric that locally controls the highest gold grades within the Central Grade trend. This fabric corresponds to the NW-dipping veins and is reflected in the NW-dipping fault population.

Figure 6.11 Conceptual Structural Model showing the structural fabrics of faults and veins related to splays the dextral-slip Road Fault model. Splays represented by interpreted East Margin Fault (solid green) and West Margin Fault (dashed green) from Burtner (2021).

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

6.2.3   Alteration and Mineralization

Gold mineralization is variably associated with calc-silicate skarn, magnetite skarn, and structurally controlled limonite-calcite-silica stockworks. Copper is associated with the gold mineralization in the magnetite skarn in the Main Zone. However, gold-only mineralization is also present on the property, particularly in the more distal quartz-sericite-limonite stockworks.

Calc-silicate skarn minerals include fine disseminated, spotty, or banded garnet present in the calcareous siltstones adjacent to the quartz diorite.  A pyroxene-garnet skarn (in various ratios) is present in the carbonate rocks and in the intrusions themselves (as endoskarn). Biotite hornfels overprinting the main host rock Dunlap Formation locally forms ubiquitous contact metamorphic aureoles surrounding the intrusions. Retrograde assemblages of chlorite-epidote-calcite and quartz-sericite-calcite-clay are also noted in the intrusive rocks and along structures in the skarns developed in sediments.

Gold bearing calc-silicate skarn assemblages are overprinted and replaced by magnetite and copper-gold skarn assemblages near quartz diorite. Magnetite skarn has been encountered in three places on the Golden Mile property thus far:

1.	in the Main Zone associated with a quartz monzonite intrusion
2.	beneath a partly silicified ridge east of the Main Zone associated with a magnetic high
3.	west of the Main Zone, associated with another occurrence of quartz diorite.

Calcite, sericite, and pyrite are associated with these skarn assemblages, particularly in siliciclastic rocks. Distal to the intrusion(s), along permeable structures and breccia, alteration associated with the metasomatic and mineralizing fluids is expressed as quartz stockworks with associated iron oxides, calcite and green sericite. Gold is also present in this setting, but copper values are low.

A series of narrow, northwest-trending bands of pervasive silicification and silicified breccia are present in locally calcareous siltstones along a northeast-trending ridge east of the historical workings. Limonite coated fractures and elevated gold values associated with arsenic and bismuth suggests a distal expression of the mineralized system. Pyrite and propylitic alteration with calcite are present in the Tertiary volcanic rocks. However, these assemblages are interpreted to be younger than the main mineralizing event.

6.2.3.1	Main Zone

The Main Zone consists of irregular replacement pods and veins hosted in the Luning limestone and the Dunlap calcareous siltstone along a northeast trending margin of a granodiorite intrusion.  The Main Zone is exposed in small open pits and trenches and can be traced for about 300 m (984 ft) in a northeasterly direction. The mineralization includes assemblages of magnetite, garnet, biotite, sericite, calcite, pyrite and chalcopyrite. Sulfides frequently exceed 5% by volume. Intrusive rocks in this area display pyroxene garnet skarn assemblages, and in some places return elevated gold values in the 0.3 g/t Au (0.009 opst) range. Copper and silver values accompany gold values in the vicinity of the historical workings. Free gold

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

is reported in the Main Zone and in the stockwork zones to the northeast. Distribution of the highest-grade gold values is interpreted to be related to northwest-trending structures.

6.2.3.2Stockwork Zones

To the northeast of the Main Zone, a series of steep structures trending at 030° are mineralized with gold-bearing stockworks of quartz-sericite-pyrite-calcite veinlets in siltstone (Suda, 2009). Three drill holes are reported by Battle Mountain to have intercepted high-grade gold values in this material ranging from 1.2 g/t Au (0.034 opst) over 7.6 m (25 ft) in Hole 89-20, up to 16.4 g/t Au (0.478 opst) over 29 m (95 ft) in Hole 89-7 occurring in sericite-iron oxide-quartz-gold veinlets cutting sericitized siltstone (Gatchell, 1989).

Further along the extension of the structure to the northeast, a stockwork of calcite-pyrite-limonite quartz occurs in dioritic rocks. This mineralization is not exposed at surface but was intersected by drilling through volcanic cover rocks.

6.2.3.3Detailed Description of Skarn Alteration

Ray (2016) described in more detail the skarn alteration types noted on the Golden Mile property:

●	Hornfels and/or silicification with abundant silica, moderate amounts of epidote and trace to very rare quantities of fine-grained garnet and biotite. This mostly overprints the siliciclastic rocks of the Dunlap Formation and is believed to be mainly related to the emplacement of the Golden Mile Stock.
●	Exoskarn with variable amounts of quartz, pale brown to green garnet, magnetite, epidote, chlorite, amphibole, Cu and Fe oxides and gold. Exoskarn formed in the more dolomitic carbonates may contain abundant phlogopite with traces of brucite and serpentinite. On surface, fault-controlled exoskarn alteration is best seen along the Main Zone where the magnesian mineral phlogopite may be locally abundant.
●	Endoskarn alteration in the Golden Mile Stock marked by minor amounts of garnet, epidote, quartz and pyrite along narrow fractures, or as massive replacement by garnet, quartz, epidote, amphibole, disseminated magnetite and possible some clinopyroxene. This massive endoskarn alteration yielded the highest gold values of the 59 rock samples collected by Ray (2016), containing between 4.5 and 11.5 g/t Au (0.131 and 0.336 opst).
●	Massive magnetite lenses and pods which only occur along the Main Zone. Pods may be up to 10 m (33 ft) wide and 25 m (82 ft) long and were subjected to shallow historic mining for their associated Cu sulfides, Cu oxides and gold.
●	Marble is not particularly common on surface. It is seen in the Luning Formation immediately SW of the Road Fault where the rock is fault brecciated with calcite veining and strong jarosite staining. Marble was also seen at one location in the Dunlap where the silicious hornfels contains a 1.5 m (4.9 ft) thick unit of thinly bedded marble.
●	Quartz-feldspar vein stockworks occur in the Golden Mile Stock. Many parts of the stock are cut by a network of thin (< 4 cm; 1.6 in) quartz-feldspar veins that locally carry minor calcite, pyrite

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

and trace chalcopyrite. Veins may have narrow bleached haloes and in some outcrops the stock has rusty weathering zones that are presumable after pyrite.

●	Quartz veinlets are developed in the Northwest Pluton. It comprises veins and veinlets of gray vuggy quartz up to 0.5 cm (0.2 in) in thickness that are spaced 1 to 5 cm (0.4 to 2.0 in) apart. In addition, the weathered pluton also has thin zones and spots of jarosite staining, many of which lie sub-parallel to the quartz veins. Samples of the veined and jarosite-stained rock showed no evidence of gold mineralization.
●	Yellow-brown Fe carbonate veining is observed in the western parts of the Luning limestone. These veins both cross-cut and follow the bedding and are generally < 15 cm (5.9 in) in thickness although in some rare instances they reach 0.75 m (0.3 in). Most have sharp contacts with the impure limestone. Initially it was thought possible that the veins were a distal expression of the Golden Mile skarn system, but sampling showed they are barren of any base or precious metals.

6.2.3.3.1Exoskarn

On surface, all of the alteration within the Golden Mile Stock thermal aureole is hosted by the Dunlap Formation and there is no evidence that the Luning Formation rocks are skarn-altered (Ray, 2016). In the Dunlap rocks away from the Main Zone it is often difficult to distinguish between the abundant and widespread silica-rich hornfels and true fine-grained exoskarn related to hydrothermal fluids. Overall, exoskarn is uncommon apart from along or close to the Main Zone. The local abundance of phlogopite along the Main Zone suggests that some of the alteration along this structure represents magnesian skarn. This may be one reason why massive magnetite lenses preferentially formed along this structure since Fe skarn-development tends to favor magnesian rather than calcic skarn systems (Einaudi et al., 1981).

The exoskarn and alteration seen on surface and that observed in some of the drill core are very different. In the holes there are thick intersections of pale brown, medium to coarse grained, grossular garnet-rich skarn that presumably replaced massive limestone beds. This exoskarn in the core is locally cut by thin sulfide veins and veinlets containing pyrite and trace chalcopyrite. The veins are also surrounded by bleached haloes that reach 1.5 cm in width. On surface by contrast, massive, coarse grained garnet skarn similar to that seen in the drill holes is virtually absent. Instead, with the exception of rocks in the Main Zone, exoskarn is rarely seen on the property and when present it comprises silicified or hornfels meta-sediments that may contain patches of fracture-controlled fine-grained, pale brown garnet that are presumed to be hydrothermal in origin. This surface exoskarn is locally retrograde altered to epidote ± chlorite ± amphibole, and in rare instances it may contain some trace chalcopyrite with Cu oxides and pyrite but is generally unmineralized. In a few localities these silica-rich, hornfelsic rocks contain thin veins (< 10 cm) of garnet-pyrite ± epidote exoskarn which have followed the remnant bedding planes in the Dunlap Formation.

The probable reason for the abundance of massive garnet-rich exoskarn observed in drill holes and the generally garnet-poor alteration observed on surface is due to the host rocks at the latter mostly represent Dunlap Formation siliciclastic sediments that reacted poorly to the skarn-forming fluids. Thus, major differences exist between the sedimentary geology on surface compared to the originally limestone-rich rocks (intersected at depth).

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

The Main Zone is a 200 m (656 ft)-long linear feature of exoskarn alteration that varies from 20 to 50 m 66 to 164 ft) in width. It is marked by large pods and lenses of massive to semi- massive magnetite that reach 10 m in thickness and 15 to 25 m (49 to 82 ft) in length. The magnetite is spatially associated with variable quantities of quartz veining, pyrite and chalcopyrite, and many outcrops have brilliant displays of Cu oxides and silicates that include malachite, azurite, chrysocolla and minor turquoise, as well as some Mn wad and black Cu-Mn oxides. The magnetite lenses are marked by open pits and some shallow underground workings that were driven to extract the copper and possibly also the gold. All six samples collected by Ray from the Main Zone were anomalous in gold (266 ppb to 2390 ppb) as well as having high values of copper (maximum 9 % Cu). The samples were also anomalous in As, Ag, Zn, Sb, Se and sporadically anomalous in Te.

The Main Zone is believed to be a pre-skarn structure that was a conduit for the hydrothermal fluids. On surface, however, the meta-sediments lying between the Golden Mile Stock and the Main Zone largely comprise a 50 to 70 m (164 to 230 ft) wide belt of Dunlap Formation siliciclastic rocks that are hornfels or overprinted by varying degrees of silicification with minor sporadic garnet exoskarn, but no significant mineralization.

6.2.3.3.2Endoskarn

Garnet-bearing endoskarn was observed by Ray (2016) at two locations in the Golden Mile Stock. Here there is an adit that has been driven in an ESE direction into dark, quartz-rich rock, close to the southern margin of the Golden Mile Stock. The intrusive rocks are strongly epidotized and there are small patches of brown garnet endoskarn alteration. Also, some N-S striking fractures and joints contain thin (< 1.5 cm; 0.6 in) veins with quartz, epidote and pale green garnet. Locally in the veins there appears to also be trace wollastonite.

A larger and better mineralized area of endoskarn alteration lies 200 m (656 ft) further west where there are several small shallow pits and one adit. The outcrops and subcrops in this vicinity comprise a coarse grained dark green rock that contains both a pale green glassy garnet and lesser amounts of pale brown garnet. Also present are quartz, remnant igneous feldspar and some epidote, as well as possibly some clino-pyroxene. Trace to minor quantities of chalcopyrite, pyrite and Cu oxides also occur. One notable feature about this area is that the endoskarn contains scattered clots of magnetite up to 1 cm (0.4 in) in diameter that in places are surrounded by thin haloes of gray quartz. Locally there are also rounded crystals or clots of quartz up to 0.3 m (1 ft) wide as well as rusty-weathering zones that are 2 to 3 cm (0.8 to 1.2 in) in diameter. Three of the five endoskarn samples taken from this vicinity contained the highest gold values of all 59 samples collected by Ray (2016). The gold content in these three samples ranged between 4.54 to 11.5 g/t Au (0.133 to 0.335 opst), and the latter was taken from an outcrop at the adit entrance with strong Cu and Fe oxide staining. In addition to Au, the samples contain anomalous values of Ag (maximum 16.6 ppm), Cu (up to 7060 ppm) as well as As, Bi, Sb, Se and Te. Significantly the gold-rich samples are not particularly enriched in Cu which suggests that some of the gold may not be carried in chalcopyrite.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

The presence of gold-rich endoskarn is one highly unusual feature of the Golden Mile skarn system. According to Ray (2016), in virtually all skarn deposits worldwide, it is the exoskarn rather than the endoskarn that forms the most significant mining resource. Nevertheless, the Golden Mile endoskarn should be further explored since it may extend northwards beneath the Tertiary volcanic and perhaps represent an open pit or underground mining target.

In June 2021, Lawrence Meinert, renowned expert on skarn deposits, visited the Golden Mile property (Meinert, 2021). Based on drill holes examined and outcrops observed in the field, it was determined that there are two main types of alteration at Golden Mile, hornfels and skarn. Meinert (2021) also concluded that hornfels is the more extensive alteration type and consists of a background biotite hornfels in clastic rocks of the Dunlap Formation (Fig 6.12 A & B). All examined exposures of Dunlap Formation on surface and in drill core have been converted to biotite hornfels. As with most gold skarns, this likely forms an aureole around the ore deposit.

The other main alteration type observed is skarn formed from carbonate rocks. From the observed mineralogy, most of the skarn protolith in the Golden Mile district was dolomitic. This results in magnesian skarn minerals such as forsterite (Mg2SiO4), monticellite (CaMgSiO4), diopside (CaMgSi2O6) (Fig. 6.12 C), spinel (MgAl2O4), periclase (MgO), humite ((Mg,Fe2+)7(SiO4)3(F,OH)2), clinohumite (Mg9(SiO4)4F2), chondrodite (Mg5(SiO4)2F2), phlogopite (KMg3(AlSi3O10)(OH)2) (Fig. 6.12 D), tremolite ({Ca2}{Mg5}(Si8O22)(OH)2), pargasite (NaCa2(Mg4Al)(Si6Al2)O22(OH)2), ludwigite (Mg2Fe3+(BO3)O2), chondrodite (Mg5(SiO4)2F2), talc (Mg3Si4O10(OH)2), serpentine (Mg3[Si2O5](OH)4), and brucite (Mg(OH)2) (Fig. 6.12 E). Because of the dominance of Mg rather than Fe in the skarn minerals, the excess Fe typically forms abundant magnetite, as observed in the Main Zone pit. The magnetite is particularly important as a reactant for later, lower temperature Au-bearing fluids.

A variety of igneous rock types are exposed on the surface and in drill core at Golden Mile. The coarse-grained equigranular granodiorite and quartz monzonite plutons to the northwest of the Golden Mile district, Meinert (2021) believed are likely unrelated to Golden Mile alteration and mineralization, due to their igneous texture and interpreted >5km (3 mi) depth of emplacement. Instead, the two igneous rock types most likely to be related to alteration and mineralization are the porphyritic granodiorite (also called microgranodiorite, (Fig. 6.12 F & G) and the quartz monzonite porphyry (sometimes called quartz feldspar porphyry when exact mineralogy/composition is not visible (Fig. 6.12 H).

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Figure 6.12 Alteration and Mineralization Types Observed at Golden Mile (Meinert, 2021). A) Biotite hornfels cut by pyroxene veins (Hole GMDD-2 @ 51 m (168 ft); assay 2.7 g/t (0.079 opst) Au, B) Biotite hornfels cut by quartz-chlorite-pyrite (Au) veins with feldspar-clay envelope (Hole GMDD-3 @ 58 m (190 ft), C) Biotite hornfels cut by quartz-chlorite-pyrite veins with pyroxene-feldspar envelope (Hole GMDD-3 @ 146 m (478 ft), D) Thin quartz-chlorite-phlogopite (Au) vein, E) Lime-green brucite replacing magnesium skarn minerals such as olivine-pyroxene, F) Microgranodiorite with veins of pyroxene-epidote (Hole GMDD-2 @ 109 m (358 ft), G) Granodiorite cut by quartz-pyrite-chlorite vein with feldspar-clay envelope (Hole GMDD-6 @80 m (263 ft); assay 1.75 g/t (0.051 opst) Au, H) Quartz-feldspar porphyry (Hole GMDD-2 @ 28 m (93 ft).

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

6.2.4   Petrography

A limited amount of historic petrographic work was completed for Golden Mile. However, one report completed included a petrographic description of thin sections prepared from RC drill cuttings of two holes drilled by Teck (Hudson, 1999). Highlights of the descriptions include:

●	A gold mineralized sample (0.99 g/t Au; 0.029 opst) studied by Hudson contained chips of garnet-rich skarn with 60 to 90% very pale green garnet (possibly grossularite) with subhedral grains up to 0.7 mm (0.3 in) across; the original rock was probably limestone.
●	A sample containing coarse blocky calcite with poikilitic inclusions of diopside, anhedral calcite grains were as large as 2 mm (0.8 in) and diopside grain sized ranged from 0.1 to 0.5 mm (0.004 to 0.02 in). Minor white mica and wollastonite were also observed in some chips. Hudson interpreted this calcite-diopside skarn to be a reaction skarn of dolomitic limestone with quartz in the limestone or siliceous beds (quartzite or chert) close by. The granular calcite was believed to be a retrograde alteration of the silicate minerals.
●	A few thin sections studied contained chips of weakly altered, equigranular pyroxene diorite (or gabbro) with up to 65% subhedral to anhedral plagioclase (An50) and varying amounts anhedral diopside (possibly hypersthene). In some chips, the pyroxene had been variably replaced by actinolite associated with minor amounts of calcite, epidote and chlorite.

Hudson also reported that in some thin sections pyroxene has been replaced by an isotropic, moderate relief mineral, possibly bicchulite (Ca2Al(SiAl)O7H2O). Bicchulite probably resulted from some endoskarn formation at the contact of the diorite with limestone and skarn formation resulted from a consider able influx of silica and alumina. Hudson believed the kaolin in both the endoskarn and exoskarn represents a late, low temperature hydration event, possiblyas a result of the gold depositing stage.

A more recent petrographic study was completed on 15 rock grab samples and 6 drill core samples collected from the Golden Mile property (Dunne, 2017) and included transmitted and reflected light observations, description of lithology, alteration, and mineralization. Dunne (2017) also reported results for samples submitted for XRD-Rietveld analyses at the Department of Earth, Ocean and Atmospheric Sciences, University of British Columbia, Vancouver, Canada and for Terraspec spectroradiometer analyses.

Samples studied by Dunne (2017) consisted of a varied and complex assemblage of lithologies, contact metamorphic assemblages, metasomatic alteration minerals, retrograde alteration minerals, veins and microfractures, mineralization and weathered mineralogy. Samples included intrusive rock, carbonate sedimentary rock, variably silicified and hornfels siliciclastic rocks as well as prograde garnet and clinopyroxene skarn, massive magnetite, retrograde skarn alteration, semi-massive sulfide, late veinlets, microfractures and oxidized and argillized zones.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Lithologies studied included:

●	Intrusive Rock: variably altered granitoid and rhyolite porphyry
●	Carbonate Sedimentary Rock: bioclastic wackestone (Luning) including a variety of skeletal particles in a matrix supported carbonate sediment
●	Silicified and Hornfels Siliciclastic Rock: including calc-silicate hornfels and hornfelsic metasandstone

Types of alteration identified in the suite of samples studied included:

●	Potassic/Hornfels
●	Magnetite Skarn
●	Endoskarn
●	Exoskarn
●	Retrograde Skarn
●	Secondary Alteration (argillic, propylitic, oxide)

Mineralization identified in the suite of samples studied by Dunne (2017) included sulfides and gold. Sulfide commonly occurs in trace amounts as fine to very fine-grained chalcopyrite + (rare chalcocite+covellite+ possible bornite), platy molybdenite, arsenopyrite, marcasite, pyrite and/or pyrrhotite. Sulfide minerals occur either as disseminations, within veinlets/microfractures or in semi-massive form. Rare traces of gold were optically visible and reported in many of the samples. Gold was demonstrated to occur in a variety of settings including with sulfide minerals, oxide, and clay-rich zones.

A variety of veinlets and late microfractures were also observed in the samples. Mineralization is documented in some garnet-bearing veinlets, quartz-K-feldspar veinlets and in some quartz-calcite and carbonate microfractures (Dunne, 2017).

Table 6.1 summarizes petrographic observations for individual samples studied from the Golden Mile property (Dunne, 2017). Figure 6.13 shows photomicrographs of a typical altered skarn.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Table 6.1 Summary Table of Petrography on Samples from Golden Mile (from Dunne, 2017)

Sample (HS ID)	Lithology[1]	Alteration[1] major (minor)	Mineralization[1] major (minor)/*trace*	Page #	App[2]
INTRUSIVE ROCK					
Golden Mile Stock[3]					
GR-430	Quartz monzonite[4]	Actinolite, carbonate (titanite, rutile, ilmenite)	*Pyrite*	25	
GR-431	Quartz monzodiorite[5]	Clay, (actinolite, phlogopite, chlorite)	*?Pyrrhotite*	31	
Endoskarn altered Golden Mile Stock[3]					
GR-442	Scapolite-bearing White Mica Magnetite Clinopyroxene skarn	carbonate)	*Chalcopyrite, ?pyrrhotite, ?marcasite*	50	
GR-443	Phlogopite-clinopyroxene skarn with retrograde serpentine	serpentine, (goethite, rutile)	*?marcasite, chalcopyrite, pyrrhotite, ?bornite*	55	
GR-444	Magnetite garnet clinopyroxene skarn with retrograde chlorite-serpentine alteration	Clay, serpentine, chlorite, (hematite, jarosite)	Chrysocolla, *malachite, chalcopyrite, ?gold*	61	1,2
GR-472	Selective to pervasively altered ?Quartz diorite cut by garnet microveinlet	Biotite, K-feldspar, clay, carbonate, ?opal (rutile/anatase)	*Chalcopyrite, chalcocite, covellite, ?arsenopyrite, ?pyrrhotite, unknown*	92	
Endoskarn altered Quartz diorite[4]					
GMC2-334	Selective to pervasively altered ?Quartz diorite cut by garnet microveinlets	Clay, carbonate, illite	*Pyrite, chalcopyrite, molybdenite, unknown, ?gold*	127	
GMC3-194	Semi-massive pyrite-chalcopyrite, (apatite) garnet endoskarn, fine to medium-grained intrusive rock	Carbonate, (clay)	Pyrite, chalcopyrite, *molybdenite, marcasite ?arsenopyrite*	134	2
Northwest Pluton[3]					
GR-457	Quartz-feldspar phyric rhyolite porphyry	(sericite)	*Pyrite, pyrrhotite*	73	
Intrusive Rock/skarn					
GR-435	Deformed ?rhyolite porphyry and garnet skarn	Clay, carbonate, K-feldspar, (goethite)	*Chalcopyrite, pyrite-marcasite, chalcocite, pyrrhotite,covellite ,malachite, arsenopyrite, ?gold*	37	
GR-450	Intrusive rock/?breccia with Scapolite-bearing tremolite-phlogopite-clinopyroxene skarn	Carbonate, clay, (titanite, illite),	*?pyrite-marcasite*	68	1

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Table 6.1 Summary Table of Petrography on Samples from Golden Mile (from Dunne, 2017) (con’t)

Sample (HS ID)	Lithology[1]	Alteration[1] major (minor)	Mineralization[1] major (minor)/*trace*	Page #	App[2]
CARBONATE SEDIMENTARY ROCK					
Limestone (?Luning Fm[3])					
GR-467	Bioclastic wackstone	(Fe-ox)	(Pyrrhotite), *chalcopyrite, pyrite, pyrite-marcasite*	87	
SILICIFIED AND HORNFELSED SILICICLASTIC ROCK					
MetaSandstone/Calc-silicate hornfels/Deformed siliciclastic metasediment±exoskarn (?Dunlap Fm[3,4])					
GMC2-65.8	Hornfelsic feldspathic metasandstone [metaArkose], garnet-wollastonite-carbonate veinlets	Illite, carbonate	*Pyrite, ?gold, unknown, ?arsenopyrite, chalcopyrite*	120	
GMC5-83.5	Hornfelsic metasandstone, phlogopite-bearing garnet-clinopyroxene skarn, ?wollastonite-bearing garnet-clinopyroxene veinlets	Clay, carbonate, biotite, (white mica, quartz)	*Marcasite, chalcopyrite, ?molybdenite*	141	
GR-436	Clinopyroxene-K-feldspar hornfels and Biotite-clinopyroxene-K-feldspar hornfels	Biotite, (carbonate)	*Pyrite, pyrrhotite, ?marcasite*	45	
GR-464	clinopyroxene-K-feldspar hornfels and (vesuvianite) -clinopyroxene-garnet skarn	Clay, carbonate, unknown, (Fe-ox)	*Chalcopyrite, pyrite, chalcocite, covellite, ?marcasite*	80	
GMC1-638	Clinopyroxene-K-feldspar hornfels and vesuvianite-?wollastonite bearing garnet-clinopyroxene skarn	Clay, biotite, illite, (serpentine-chlorite)	Marcasite-pyrite, (chalcopyrite), *arsenopyrite, molybdenite*	112	2
PERVASIVELY ALTERED ROCK/SKARN (?Dunlap Fm[3,4])					
GR-417	Scapolite-bearing white-mica carbonate-silicate rock	Carbonate, white mica, Fe-ox	*Pyrite, unknown*	13	2
GR-427	Scapolite-phlogopite-bearing garnet-clinopyroxene skarn	Clay, Fe-ox, (?gypsum)	Pyrrhotite, *?chalcopyrite, ?unknown*	19	
GMC1-385.2	Pervasively altered rock and garnet-bearing clinopyroxene skarn	K-feldspar, illite, biotite, (phlogopite, carbonate)	Pyrite-(marcasite), *chalcopyrite, ?gold*	105	
JE-687	Garnet-stilpnomelane bearing magnetite skarn	Carbonate, stilpnomelane, serpentine, jarosite	?Chrysocolla, ?malachite, *pyrite, ?gold, unknown*	99	

[1] Note: brackets in table and report indicate mineral occurence with minor abundance, example (calcite); italics indicate minerals occuring in trace amounts, example *chalcopyrite*
[2] App. = Appendix
[3] Lithology from Geology map of Ray (2016)
[4] Protolith call by logger, Kinross Gold (2016)

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Figure 6.13 Photomicrographs of Typical Skarn from Golden Mile (Sample GR-427). Note strong brittle fracturing of garnet and clinopyroxene, possible patchy gypsum alteration and clay-gypsum and Fe-ox filled microfractures. Field of View = 2.9 mm (0.11 in), A) Polarized Light, B) Cross-Polarized Light; Abbreviations: cpx = clinopyroxene, phl = phlogopite, gn = garnet, gyp = possible gypsum (from Dunne, 2017).

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

6.3	DEPOSIT

Gold and gold-copper mineralization on the Golden Mile property is intrusion-related with different styles depending on setting. Mineralization occurs as skarn, massive replacements and structurally controlled stockwork and breccia zones in permeable rocks. Gold and gold-copper mineralization is mainly hosted in carbonate-bearing metasedimentary rocks, which remain the primary exploration target on the property. Secondary targets include the structural zones, within both sedimentary and intrusive hosts. Low-grade disseminated gold mineralization within the quartz diorite intrusions also is indicated as a possible target based upon the results of drilling.

Typically, intrusive-related and skarn-hosted gold deposits are challenging exploration targets because it is difficult to define coherent concentrations of economic gold mineralization within the overall body of the intrusion and skarn. However, several notable mines have been developed on gold skarns, including the Fortitude Mine in the Battle Mountain District, which produced 77 tonnes (2.5 million ounces) of gold from 10.9 Mt (12M short tons) of ore at an average grade of 7.1 g/t (0.21 opst) gold (Doebrich and Theodore, 1996). The adjacent Phoenix deposit was a low-grade gold deposit that reportedly yielded over 2 million ounces of gold with associated copper and silver. The Buckhorn Mountain gold deposit in Washington State was another notable gold skarn deposit (Hickey, 1992). Disseminated gold mineralization, together with related structure-controlled gold in granitic host rocks, has been defined as a deposit type with significant potential. An example is the Fort Knox deposit in central Alaska, which has produced nearly 8 million ounces of gold since mining began in 1996 (Wikipedia, 2021).

6.3.1   Extents and Continuity

Within the Golden Mile property area, the approximate extents of Main Zone mineralization are 900 m (3,000 ft) long by 500 m (1,500 ft) wide. The deposit shows internal geological and grade continuity, with a consistent direction of mineralization. The approximate dimensions of the deposit are based on a grade shell constructed at a nominal cutoff grade of 0.34 g/t Au (0.010 opst) used to limit grade interpolation in the 3D block model.

Figure 6.14 demonstrates a conceptual ore deposit model for Golden Mile.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Thermal aureole:
Marble zone
Wollastonite
Garnet-pyroxene
Wollastonite
Shear zone
100 to 500 m
Replacement bodies of chalcopyrite, pyrite, pyrrhotite, and magnetite
Pyroxene-epidote alteration (endoskarn) or potassic and/or phyllic alteration ± disseminated chalcopyrite + molybdenite
Tonalite or granodiorite pluton
Shale
Limestone
Calcareous sandstone
Sandstone
Boundary of mineral zone in thermal aureole

Figure 6.14 Conceptual Model for Formation of the Golden Mile Deposit (Cox and Singer, 1986)

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

7	EXPLORATION

Past exploration programs have been summarized in Section 5 (History). Section 7 herein describes the nature and extent of all relevant exploration work conducted by GRCN.

7.1	Exploration Work by GRCN

Prior to GRCN’s acquisition, Kinross had identified at least 11 gold prospect sites on the property. Figure 7.1 show the land position of Kinross from 2017 to 2019, at the time of their lease, and highlights significant prospects identified for targeting. Upon acquisition, GRCN immediately began evaluating of these targets for exploration. The Golden Mile Main Zone deposit and Spring (PS) mineral occurrence are considered the highest priority prospects with already delineated resource potential.

Figure 7.1 Resource Areas and Drill Ready Targets Identified on the Golden Mile Property (from Kinross, 2019). Resources for Golden Mile and PS targets, in oz Au, are only estimates by Kinross to indicate exploration potential.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

7.1.1 Remote Sensing

The initial exploration approach by GRCN was to use spectral data for vectoring to higher temperature alteration which can be very useful given the documented alteration footprint. In addition, to local targeting with grid sampling and spectral analysis, regional targeting for gold exploration can search for the products of hydrothermal alteration where mineral-bearing rocks were displaced by strong geothermal systems.

In July 2020, GRCN contracted Terra Modelling Services Inc. (TMS) to conduct an analysis of available ASTER (Advanced Spaceborne Thermal Emission and Reflection Radiometer) satellite data for the Golden Mile property. The deliverables of this analysis included:

1.	Date and time of the ASTER data set used;
2.	Copies of raw data;
3.	GranuleID from the raw data;
4.	Band identifiers, both ASTER band and USGS reference;
5.	Band ratios used and spatial resolution charts.
6.	Structural interpretation;
7.	Quartz content map;
8.	Differentiations of argillic, phyllic, propylitic, and silicic alterations;
9.	Characterization of areas for illite, crystalline kaolinite, dickite and possible vegetation anomalies;
10.	All ferric and non-ferric oxides (jarosite, goethite, hematite);
11.	False color composites (map);
12.	Powerpoint-style report accompanying the data, highlighting results.

Anomalous high hydrothermal alteration spectral analysis identified numerous target areas for ground follow-up on the Golden Mile property (Fig. 7.2). Potential mineral targets are mostly aligned with major EW and NW-trending structures and have spectral and vegetation anomalies.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

ASTER Analysis
Spring
Golden Mile
Key
Faults
Golden Mile Outline
Target Areas
3
Kilometers
424,000
426,000
428,000
430,000
432,000
434,000

Figure 7.2 Golden Mile Property Map Highlighting Hydrothermal Alteration and Exploration Target Areas Identified from ASTER Analysis (Golden Mile deposit and Spring mineral occurrence are shown; faults shown as dashed black lines)

7.2	Drilling

7.2.1 Core Drilling

GRCN 2020 – 2021 core drilling was performed on diurnal shifts (24 hours/7 days per week) by Ruen Drilling (Ruen), Clark Fork, Montana. Two sizes of DDH drill core were utilized: a large diameter “PQ” 85.0 mm (3.35 in) for metallurgical testing, and a smaller “HQ” 63.5 mm (2.50 in) for core sample and routine laboratory analyses. DDH depth penetration was to 500 m (1,500 ft), utilizing traditional mud-lubricated drilling methods. Casing utilized was 12.7 cm (5 in) and was utilized generally 3 – 6 m (10-20 ft) for collar stability, however in some cases hole stabilization required up to 10 m (30 ft) of casing. Occasionally overburden was tri-cone drilled; no core was recovered from these cased intervals. All recovered drill core was generally completed using a 3.05 m (10 ft) core barrel. A split-tube inner-sleeve was used and core was pressure removed when possible (in fractured ground) otherwise handled traditionally with rubber

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

mallet percussion to remove. Core was place in standard wax-coated boxes. Depth, rod change, and loss zones were noted on wood blocks in place with the drill core. Core was shipped to a GRCN locked storage in Mina, Nevada twice daily at drilling shift change. After drilling holes were surveyed with the Gyro-Reflex tool (described in next section). The drilling contractor conducted all operations to industry standard practices.

7.2.2 RC Drilling

In June 2021, GRCN commenced RC drilling at Golden Mile for Mineral Resource estimation. In general, RC drilling equipment typically consists of track drills capable of drilling angled holes to 500 m (1,500 ft). The drill is equipped with an air compressor capable of delivering sufficient free air at high enough pressure for drilling with a dual-tube drill pipe. The setup is usually complete with cyclone assembly with discharge through a rotary wet splitter. Drill bit size is 13.3 cm (5.25 in). The drill pipe was 10.2 cm (4 in) diameter in 3.04m (10 ft) lengths. The method employed utilized the double wall drill pipe, interchange hammer, and hammer bits to drill and sample the geologic formations. The samples were recovered through the center of the double walled pipe and the sample discharged via a cyclone. Water/fluid was injected into the airflow on an intermitted to continuous basis to assist with recovery of the sample through the wet rotating splitter. Appropriate sample bags are provided by company geologists and collected, bagged and tagged under geologist supervision during the drilling. The contractor conducted all operations to industry standard practices.

All holes labeled and capped so they can be readily identified in the field.

7.3	Downhole Surveying

Core and RC holes drilled by GRCN in 2020-2021 were surveyed by the drillers upon completion of each hole using a Reflex EZ-GYRO tool. Downhole surveys were taken at approximately 15 m (50 ft) intervals as per industry standard. The data was reviewed by a competent geologist and approved for entry into the company database. The holes tended to deviate <1 to 1.9 degrees deviation on the dip and up to 7.02 degrees deviation on azimuth. The database contains down-hole survey data for the 14 core and 42 RC holes completed by GRCN.

7.4	GRCN Drilling Results

In late 2020 and through August 2021, GRCN completed 14 diamond core drill holes totaling of 1,719.7 m (5,642 ft) and 42 RC drill holes totaling 4,870.7 m (15,980 ft) at the Golden Mile property (Table 7.1). Most of this drilling was directed towards the Main Zone located on the patented mineral claims (Fig. 7.3). Either half or quarter core from the 14 diamond drill holes completed by GRCN, and chip trays for the 42 RC drill holes, are available for examination.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

TABLE 7.1 Summary of GRCN Drilling Completed at the Golden Mile Property

Company	Year	No. of Holes	Type	Total Feet	Total Meters	Results
GRCN	2020-2021	14	Core	5,642	1,719.7	Main Zone confirmation
		42	RC	15,980	4,870.7
Total		56		21,622	6,590.4

432,600
432,800
433,000
433,200
433,400
433,600
4,262,900
4,262,800
4,262,700
4,262,600
4,262,500
4,262,400
4,262,300
4,262,200
4,262,100
Copper King
LongShot
Cypress
Copper Queen
Scorpion
GMRC-002
GMRC-021
GMDD-011
GMDD-013
Key
MET Holes
RC Collars
Diamond Collars
Diamond Drill Trace
RC Drill Trace
Patent Claims
0
0.1
0.2 Miles
0
187.5
375 Meters

Figure 7.3 Location Map for Diamond Core (including Met) and RC Holes Drilled by GRCN at the Main Zone of the Golden Mile Property (patented claims shown shaded light blue and outlined in red)

7.4.1 Core Drilling Results

In November 2020, GRCN commenced a core drilling program to confirm historic drill assays and geological data collected by previous explorers, conduct geological and resource modeling and to collect representative mineralized ore grade samples in the Main Zone area in sufficient quantity to conduct metallurgical testing.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Significant results from GRCN’s core drilling included up to 3.60 g/t Au (0.11 opst Au) over 20.1 m (66 ft) including 13.00 g/t Au (0.38 opst Au) over 3.0 m (10 ft) in Hole GMDD-002 and 2.77 g/t Au (0.08 opst Au) over 21.21 m (70 ft) including 8.96 g/t Au (0.26 opst Au) over 4.45 m (15 ft) in Hole GMDD-012. Significant results of the GRCN core drilling program are summarized in Table 7.2. All of the information gained has been included in the resource estimate.

Table 7.2 Significant Results for GRCN 2020-2021 Core Drilling at Golden Mile

Hole #	Angle		From	To	Interval	Au
	deg		m	m	m	g/t
GMDD-002	-60		0.61	20.7	20.10	3.60
		incl.	8.50	10.1	1.52	17.45
		incl.	13.1	16.2	3.05	13.00
			37.5	46.6	9.14	3.99
		incl.	37.5	43.4	5.90	5.89
			51.2	52.7	1.52	2.70
			64.9	66.4	1.52	0.89
			72.5	75.6	3.05	0.42
GMDD-003	-45		0.61	5.2	4.57	1.24
		incl.	0.61	3.66	3.05	1.62
			70.71	76.81	6.10	0.56
		incl.	75.29	76.81	1.52	1.07
			85.95	87.48	1.52	0.50
			102.72	104.24	1.52	0.51
			107.29	108.81	1.52	0.39
			121.01	139.29	18.29	1.03
		incl.	128.63	133.20	4.57	2.81
			143.87	146.91	3.05	0.74
		incl.	143.87	145.39	1.52	1.18
GMDD-004	-50		5.18	18.90	13.72	0.45
			28.04	29.57	1.52	2.96
			38.71	40.23	1.52	0.71
			46.33	47.85	1.52	3.81
			53.95	55.47	1.52	0.40
			61.57	66.14	4.57	3.10
		incl.	64.62	66.14	1.52	8.66
			72.74	73.76	1.52	0.56
			89.00	90.53	1.52	0.69
			98.15	107.29	9.14	1.28
		incl.	102.72	104.24	1.52	4.89
			151.49	153.01	1.52	1.07
GMDD-005	-45		49.38	53.95	4.57	0.36
			64.62	78.33	13.72	1.68
		incl.	70.71	72.24	1.52	2.47
		incl.	76.81	78.33	1.52	6.42
			81.38	89.00	7.62	0.45
			101.19	111.86	10.67	1.61
		incl.	110.34	111.86	1.52	10.00
			122.53	124.05	1.52	0.45
GMDD-006	-50		58.83	67.97	9.14	1.17
		incl.	60.35	63.40	3.05	2.45
			75.59	83.21	7.62	0.77
		incl.	80.16	83.21	3.05	1.42
			106.07	107.59	1.52	0.62
			150.27	151.79	1.52	0.45

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

GMDD-007	-45		12.19	22.25	10.06	1.73
		incl.	13.72	15.24	1.52	2.15
		incl.	16.76	19.81	3.05	3.76
			96.01	97.54	1.52	0.40
			112.78	114.30	1.52	0.68
			118.87	121.92	3.05	1.17
		incl.	118.87	120.40	1.52	2.05
			134.11	135.64	1.52	0.75
GMDD-008	-50		37.19	38.71	1.52	0.53
			69.19	70.71	1.52	0.98
GMDD-009	-90		1.43	10.06	8.63	0.45
		incl.	8.53	10.06	1.52	1.73
			20.73	22.25	1.52	1.94
			35.97	37.49	1.52	0.99
			42.06	43.59	1.52	2.32
			141.12	142.65	1.52	0.37
GMDD-010	-90		0.00	6.46	6.46	0.65
		incl.	3.05	4.57	1.52	1.95
			11.25	17.28	6.04	1.60
		incl.	14.02	17.28	3.26	2.77
			24.38	35.05	10.67	1.88
		incl.	28.96	35.05	6.10	3.21
			43.46	49.13	5.67	0.74
		incl.	43.46	44.81	1.34	2.62
			59.44	63.76	4.33	1.05
		incl.	60.96	62.48	1.52	1.85
			81.38	90.53	9.14	2.82
		incl.	81.38	82.91	1.52	1.19
		incl.	87.48	90.53	3.05	7.71
GMDD-011	-90		91.44	96.01	4.57	0.67
		incl.	91.44	92.96	1.52	1.12
GMDD-012	-90		8.78	9.30	0.52	15.80
			19.32	40.54	21.21	2.77
		incl.	19.32	23.77	4.45	8.96
		incl.	34.44	35.97	1.52	4.16
			82.60	84.12	1.52	0.41
			100.89	106.98	6.10	0.42
GMDD-013	-90		8.17	16.15	7.99	2.11
		incl.	10.06	11.58	1.52	4.63
			22.25	23.77	1.52	8.77
GMDD-014	-45		26.82	36.03	9.20	1.40
		incl.	29.87	31.39	1.52	3.88
			39.01	42.06	3.05	2.43
		incl.	39.01	40.54	1.52	3.95
			93.88	97.84	3.96	0.72
		incl.	96.93	97.84	0.91	2.50
			124.36	127.41	3.05	1.61
		incl.	125.88	127.41	1.52	2.53

7.4.2 RC Drilling Results

From late June through August 2021, GRCN completed a RC drilling program for geological and resource modeling of the Main Zone area at Golden Mile. The goals of this program were to add to the known mineralization by testing the undrilled areas between gold-bearing intercepts returned from historic holes and for the estimation of Mineral Resources reported herein. Significant intercepts included 6.10 m of 5.93 g/t Au (0.173 opst) and 16.76 m of 3.31 g/t Au (0.097 opst) including 1.52 m of 27.50 g/t Au (0.803 opst) in Hole GMRC-026. Another notable intercept included 24.38 m of 1.69 g/t Au (0.049 opst) including 3.05 m of 5.92 g/t Au (0.173 opst) in Hole GMRC-013.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Significant results of the GRCN RC drilling program are summarized in Table 7.3. All of the information gained has also been included in the resource estimate.

Table 7.3 Significant Results for GRCN 2021 RC Drilling at Golden Mile

Hole #	Angle		From	To	Interval	Au	Hole #	Angle		From	To	Interval	Au
	deg		m	m	m	g/t		deg		m	m	m	g/t
GMRC-001	-45		77.72	80.77	3.05	0.399	GMRC-025	-45		0.00	4.57	4.57	0.889
			117.35	118.87	1.52	0.364			incl.	0.00	3.05	3.05	1.098
			123.44	126.49	3.05	0.434				22.86	24.38	1.52	0.357
GMRC-003	-45		15.24	33.53	18.29	0.848				41.15	42.67	1.52	0.469
		incl.	22.86	24.38	1.52	1.830				56.39	57.91	1.52	1.170
		incl.	27.43	30.48	3.05	1.720				67.06	91.44	24.38	1.040
		incl.	32.00	33.53	1.52	1.310			incl.	68.58	73.15	4.57	2.007
GMRC-004	-45		27.43	33.53	6.10	0.320			incl.	77.72	79.25	1.52	5.760
			51.82	56.39	4.57	0.337			incl.	82.30	83.82	1.52	1.345
GMRC-005	-45		70.10	76.20	6.10	0.438				99.06	103.63	4.57	0.696
GMRC-006	-45		3.05	22.86	19.81	0.931			incl.	102.11	103.63	1.52	1.730
		incl.	3.05	6.10	3.05	3.545	GMRC-026	-45		0.00	6.10	6.10	5.929
		incl.	19.81	21.34	1.52	1.095			incl.	0.00	1.52	1.52	22.800
GMRC-007	-45		0.00	12.19	12.19	0.423				18.29	22.86	4.57	0.565
			16.76	25.91	9.14	0.871				33.53	38.10	4.57	0.882
		incl.	19.81	22.86	3.05	1.853			incl.	36.58	38.10	1.52	1.885
GMRC-008	-45		7.62	12.19	4.57	0.529				50.29	51.82	1.52	0.770
			19.81	21.34	1.52	0.547				56.39	73.15	16.76	3.305
			32.00	39.62	7.62	0.390			incl.	62.48	64.01	1.52	27.500
GMRC-010	-45		83.82	85.34	1.52	0.370				77.72	80.77	3.05	0.522
GMRC-011	-45		15.24	18.29	3.05	0.300				106.68	120.40	13.72	0.345
			22.86	25.91	3.05	0.315				131.06	134.11	3.05	0.308
			33.53	39.62	6.10	0.387	GMRC-027	-45		10.67	25.91	15.24	1.904
GMRC-012	-45		15.24	22.86	7.62	0.599			incl.	10.67	15.24	4.57	5.423
		incl.	21.34	22.86	1.52	1.620				47.24	48.77	1.52	0.466
			45.72	50.29	4.57	0.682				53.34	54.86	1.52	0.745
		incl.	45.72	47.24	1.52	1.010				59.44	60.96	1.52	2.390
GMRC-013	-45		10.67	12.19	1.52	0.489				65.53	67.06	1.52	0.506
			18.29	19.81	1.52	0.402				70.10	83.82	13.72	0.766
			30.48	54.86	24.38	1.694			incl.	70.10	71.63	1.52	1.960
		incl.	32.00	35.05	3.05	5.920			incl.	77.72	79.25	1.52	1.430
		incl.	44.20	47.24	3.05	2.225			incl.	82.30	83.82	1.52	2.030
		incl.	48.77	50.29	1.52	3.540				94.49	103.63	9.14	0.398
			67.06	86.87	19.81	0.792				109.73	111.25	1.52	0.421
		incl.	70.10	71.63	1.52	3.270				114.30	115.82	1.52	0.404
		incl.	82.30	85.34	3.05	1.813				144.78	152.40	7.62	0.823
			106.68	109.73	3.05	0.308			incl.	144.78	146.30	1.52	3.160
			120.40	121.92	1.52	0.749	GMRC-028	-45		0.00	7.62	7.62	0.928
GMRC-014	-90		51.82	54.86	3.05	0.631			incl.	0.00	1.52	1.52	2.140
		incl.	53.34	54.86	1.52	1.090				48.77	53.34	4.57	0.512
			59.44	60.96	1.52	0.524			incl.	51.82	53.34	1.52	1.110
			152.40	153.92	1.52	0.622				82.30	111.25	28.96	0.427
GMRC-015	-45		103.63	109.73	6.10	0.726			incl.	82.30	83.82	1.52	1.050
		incl.	106.68	108.20	1.52	1.125			incl.	108.20	109.73	1.52	1.565

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

GMRC-019	-45		42.67	44.20	1.52	0.397				121.92	124.97	3.05	0.340
			60.96	70.10	9.14	1.427				134.11	141.73	7.62	1.087
		incl.	60.96	64.01	3.05	3.575			incl.	134.11	137.16	3.05	2.175
			80.77	82.30	1.52	0.408				150.88	152.40	1.52	0.580
			96.01	97.54	1.52	0.970	GMRC-029	-45		1.52	7.62	6.10	0.762
			170.69	172.21	1.52	0.385			incl.	6.10	7.62	1.52	2.670
GMRC-020	-45		44.20	50.29	6.10	0.519				33.53	89.92	56.39	0.803
		incl.	44.20	45.72	1.52	1.310			incl.	33.53	35.05	1.52	2.430
			68.58	70.10	1.52	0.468			incl.	53.34	62.48	9.14	1.942
			94.49	102.11	7.62	0.566			incl.	71.63	74.68	3.05	2.228
		incl.	97.54	99.06	1.52	2.130				99.06	100.58	1.52	0.548
			108.20	114.30	6.10	0.325				105.16	108.20	3.05	0.327
			121.92	132.59	10.67	0.303				129.54	140.21	10.67	1.516
GMRC-021	-90		68.58	70.10	1.52	1.615			incl.	131.06	132.59	1.52	7.920
GMRC-022	-45		71.63	73.15	1.52	0.379	GMRC-030	-45		62.48	64.01	1.52	0.352
GMRC-023	-45		4.57	27.43	22.86	1.634				80.77	83.82	3.05	0.321
		incl.	4.57	7.62	3.05	6.985				89.92	91.44	1.52	0.546
		incl.	15.24	16.76	1.52	5.990	GMRC-031	-45		36.58	39.62	3.05	0.675
			30.48	32.00	1.52	2.190				51.82	62.48	10.67	0.904
			41.15	44.20	3.05	0.469			incl.	51.82	56.39	4.57	1.199
			47.24	56.39	9.14	1.944				73.15	91.44	18.29	0.514
		incl.	47.24	50.29	3.05	5.125			incl.	82.30	83.82	1.52	1.185
			71.63	73.15	1.52	0.451	GMRC-033	-45		77.72	79.25	1.52	0.818
			76.20	79.25	3.05	0.353				88.39	94.49	6.10	0.372
			83.82	91.44	7.62	0.340	GMRC-034	-45		50.29	54.86	4.57	0.348
			102.11	118.87	16.76	0.514	GMRC-035	-45		0.00	12.19	12.19	0.535
		incl.	111.25	112.78	1.52	2.150				59.44	64.01	4.57	0.314
			129.54	135.64	6.10	0.484				73.15	77.72	4.57	0.314
GMRC-024	-45		0.00	3.05	3.05	0.950				88.39	92.96	4.57	0.474
		incl.	0.00	1.52	1.52	1.220	GMRC-037	-45		27.43	32.00	4.57	0.578
			16.76	21.34	4.57	2.939			incl.	27.43	28.96	1.52	1.120
		incl.	16.76	18.29	1.52	7.470				38.10	39.62	1.52	0.397
			62.48	67.06	4.57	0.756				74.68	76.20	1.52	0.389
		incl.	65.53	67.06	1.52	1.590				91.44	92.96	1.52	0.518
			89.92	91.44	1.52	0.456	GMRC-038	-45		28.96	30.48	1.52	0.459
										53.34	54.86	1.52	0.415
							GMRC-039	-45		62.48	64.01	1.52	1.465
										77.72	80.77	3.05	0.318
							GMRC-043	-45		0.00	3.05	3.05	0.333
										44.20	47.24	3.05	0.496
										60.96	73.15	12.19	0.445
									incl.	68.58	70.10	1.52	1.250
										80.77	85.34	4.57	0.639
									incl.	83.82	85.34	1.52	1.095

7.5	Interpretation

The drill data were incorporated into the property database to complete a S-K 1300 compliant Mineral Resource estimate for this Initial Assessment. This included an industry standard QA/QC program, down-hole surveys were conducted on all holes. Care was also taken during drilling and the removal of core from the core barrel in order to maximize sample recoveries, and further specific gravity determinations were obtained from samples of the drill core.

The 2020-2021 GRCN drill information allowed for the refinement in the modeling of the high-grade portions of the Golden Mile Main Zone deposit, as well as the oxidized/unoxidized boundary, and the

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

contact between Mesozoic sedimentary, Tertiary volcanic and granitic rocks. These refinements are critical to the confidence in the resource estimation at Golden Mile Main Zone. Down-hole surveys conducted on the 2020-2021 holes indicated only minor deviations, which alleviated concerns related to the lack of down-hole survey data in previous holes. The confirmatory drilling ultimately led to the definition of Mineral Resources within the Golden Mile Main Zone deposit. The deposit’s mineralization remains open on strike and at depth.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

8	SAMPLE PREPARATION, ANALYSES, AND SECURITY
8.1	Historic Procedures

Sample preparation, analyses and security procedures for historic exploration programs at Golden Mile were poorly documented. Only reports by Ristorcelli (2006) and Roscan (2011) provided any descriptions of procedures implemented. Kinross did not provide any documentation of procedures to the underlying owners during the time of their lease.

8.1.1 Cordex 2006

The 28 holes completed by Cordex in 2006 were drilled by an RC rig with injection of water as required by MSHA. Drill cuttings were circulated through a cyclone sampler. Equipment used is standard equipment employed by the exploration drilling business.

All chip material was recovered and collected. A 1.8 kg to 3.6 kg (4 to 8 lb) sample was split from the total sample using a rotating sample splitter, necessary for wet drilling. The reject sample was stored in the field. The assay sample interval is 1.52 m (5 ft) in drill holes cutting pre-Tertiary rocks. A 1.52 m (5 ft) assay sample of drill chips was collected every 6.1 to 9.2m (20 ft. to 30 f) in the unmineralized volcanic cover rock.

Drill assay samples collected for the Cordex RC holes in 2006 were transported to American Assay Laboratories Inc. (AAL) in Sparks, Nevada. AAL is a well-established and reputable laboratory participates in the following accreditations:

●	Certificate of ISO/IEC 17025
●	Certificate of Laboratory Proficiency PTP-MAL, accredited by the Standards Council of Canada
●	Geostats of Australia certificate
●	Society of Mineral Analysis-Round Robin Testing

Assay samples as received were dried and crushed to 70% minus 10 mesh (0.90 mm). A split of about 400 g was taken and finely pulverized to 70% minus 150 mesh (0.07mm). A 30-g split of the pulverized material was assayed for gold using a fire assay with an atomic adsorption finish. Each sample interval was also analyzed for 30 elements by ICP using an aqua regia digestion of a 0.5-g split of the sample. American Assay inserted blanks and standards, and randomly re-assayed about 10% of the samples. Cordex did not insert standard samples or blanks into the sample stream before submitting samples to the assay lab. In addition, no repeat assays were done using a second assay laboratory.

Cordex selected groups of samples, usually those with initial assays greater than 300 ppb, for re-assay. For drill holes Ml-1 through Ml-15 (first phase of drilling} some re-assays were done on the original pulp sample. Some of the new assays were done on new samples processed from the rejects stored in the field,

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

and essentially all repeat assays designated by Cordex from the second phase of drilling (Ml-16 through Ml-28) were new samples prepared from reject cuttings stored in the field. Cordex reported both the original and repeat assays in their data file, and also calculated and posted an average of the two assays.

Cordex engaged Mine Development Associates (MDA), a consulting group, to carry out a statistical analysis of the analytical database and provide recommendations on the sampling protocol (Ristorcelli, 2006). MDA noted that for all samples greater than 300 ppb Au, the relative difference in assay values is 94%, with most differences occurring in values above 1 g/t  (0.029 opst) Au. MDA suggested that the high error most likely may be caused by the presence of relatively coarse gold or gold occurring in clots or irregularly distributed in the mineralized rock. Other possible sources of error are introduced by the nature of RC drilling which is noted for introducing downhole contamination and using wet sampling that can introduce bias by losing fine material from the sample.

8.1.2 Roscan 2011

Roscan (2011) completed a core drilling program designed to determine which structures host the gold at Golden Mile. Core was logged, sample intervals marked, core boxes taped closed and palletized for pick up by AAL. After the core was transported, it was cut with a diamond bladed saw by AAL personnel. The core was then dried, crushed to -10 mesh, split to 250 g and the split was pulverized to -150 mesh. A 30-g charge was analyzed by fire assay with an IC (1 ppb detection limit). Samples containing >3 g/t (0.088 opst) Au were re-analyzed by fire assay with a gravimetric finish. Multi-element ICP analysis for major and trace elements was completed on all samples submitted to AAL.

8.2	GRCN Procedures

8.2.1 Security Measures

Sample security procedures for GRCN sample materials were established according to industry standards and included (from generation of sample at the site) secured sample transport to a local locked storage facility for holding and/or directly shipped via secured transport to the laboratory for analysis. Diamond drill samples were loaded into sacks, ziptied and shipped to lab via GRCN personnel. RC samples were shipped by cargo truck in lots loaded into bins with top closures, enclosed trailer, or stacked and covered and secured to the bed of a transport truck (in the case of whole DDH drill hole boxes). Chain of custody forms accompanied the shipments to the reception at the assigned laboratory. No breaches of the security were reported.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

8.2.2 Sample Preparation and Analysis

For the GRCN 2020-2021 core drilling and 2021 RC drilling programs, continuous sampling was assigned to on 1.52 m (5 ft) intervals, contingent on drilling recovery conditions and geologic factors. Core assay samples were mainly processed at ALS in Reno, with additional work carried out at ALS in Vancouver, BC, Canada, Elko NV, Tuscon AZ, Sonora Mexico, Chihuahua Mexico and Lima Peru. ALS is an accredited ISO/IEC 17025 facility. Bureau Veritas Mineral Laboratories (Bureau Veritas), also an accredited ISO/IEC 17025 facility, assayed samples for the four GRCN metallurgical core holes and was also the umpire laboratory used for check assaying of samples sent to ALS. For the GRCN 2021 RC drilling program, all assay samples were processed at ALS.

All assay samples were analyzed using a 30 g FA with an AAS finish for gold (ALS code AU-AA23; Bureau Veritas code FA430)). This technique has a lower detection limit of 0.005 ppm and an upper detection limit of 10.00 ppm. Samples with greater than 10.00 ppm Au were re-analyzed using a 30 g FA with a gravimetric finish (ALS code Au-GRA21; Bureau Veritas code FA530). All assay samples were also analyzed using a 0.5 g sample with aqua regia for silver (ALS code Ag-AA45; Bureau Veritas code AQ-400). This technique has a lower detection limit of 0.1 ppm for Ag and an upper detection limit of 200 ppm for Ag.

GRCN has no business relationship with either ALS or Bureau Veritas, beyond being a customer for analytical services.

8.2.3 Quality Assurance/Quality Control Procedures

The 2020-2021 GRCN drilling programs consisted of 14 core and 43 RC drill holes. All Standard Reference Materials (SRM) used for the QA/QC program were obtained from Shea Clark Smith / MEG, Inc., Reno, Nevada (Table 8.1). Blank material was sourced as “Lava Rock” (pumice) from Oxborrow Landscaping, Sparks, Nevada.

Table 8.1 GRCN 2020-2021 Standard Reference Material (SRM)

Standard	Au ppm	SD
MEG-AU.17.08	0.41	0.014
MEG-Au.19.05	0.663	0.046
MEG-Au.17.21	1.1	0.062

The variation from the SRM mean value defines the QA/QC variance and is used to determine acceptability of the standard sample assay. Approximately 60 g of sample material was submitted per QA/QC sample. For the 2020-2021 drilling programs, the criteria for failure were as follows.

1.	Assay result outside three times the SRM standard deviation: Warning
2.	Assay result outside five times the SRM standard deviation: Failure
3.	Blank value greater than 5 times the lower detection limit: Failure

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

For the core drill holes, 69 SRM standards and 68 blanks were inserted with the 1,428 samples collected (Tables 8.2 & 8.3). For the RC drilling program, a total of 184 SRM standards and 190 blanks were inserted with the 3,234 samples collected.

Table 8.2 GRCN 2020-2021 QA/QC SRM Results for DDH Drill Holes

Sample No.	Drill Hole No.	SRM Standard	Au ppm	SRM ppm	95% Cl
855720	GMDD-002	MEG-Au.17.08	0.429	0.41	0.381 – 0.439
854640	GMDD-002	MEG-Au.17.08	0.425	0.41	0.381 – 0.439
854620	GMDD-002	MEG-Au.17.08	0.423	0.41	0.381 – 0.439
854560	GMDD-003	MEG-Au.17.08	0.415	0.41	0.381 – 0.439
854580	GMDD-003	MEG-Au.17.08	0.413	0.41	0.381 – 0.439
854600	GMDD-003	MEG-Au.17.08	0.41	0.41	0.381 – 0.439
854780	GMDD-004	MEG-Au.17.08	0.428	0.41	0.381 – 0.439
854840	GMDD-004	MEG-Au.17.08	0.425	0.41	0.381 – 0.439
854800	GMDD-004	MEG-Au.17.08	0.422	0.41	0.381 – 0.439
855320	GMDD-005	MEG-Au.17.08	0.409	0.41	0.381 – 0.439
854900	GMDD-006	MEG-Au.17.08	0.409	0.41	0.381 – 0.439
854960	GMDD-006	MEG-Au.17.08	0.422	0.41	0.381 – 0.439
854940	GMDD-006	MEG-Au.17.08	0.424	0.41	0.381 – 0.439
854380	GMDD-007	MEG-Au.17.08	0.386	0.41	0.381 – 0.439
854440	GMDD-007	MEG-Au.17.08	0.408	0.41	0.381 – 0.439
854460	GMDD-007	MEG-Au.17.08	0.36	0.41	0.381 – 0.439
855500	GMDD-009	MEG-Au.17.08	0.432	0.41	0.381 – 0.439
855480	GMDD-009	MEG-Au.17.08	0.416	0.41	0.381 – 0.439
3080300	GMDD-010	MEG-Au.17.08	0.369	0.41	0.381 – 0.439
3107660	GMDD-010	MEG-Au.17.08	0.402	0.41	0.381 – 0.439
3080260	GMDD-011	MEG-Au.17.08	0.378	0.41	0.381 – 0.439
3080280	GMDD-011	MEG-Au.17.08	0.385	0.41	0.381 – 0.439
3080420	GMDD-013	MEG-Au.17.08	0.344	0.41	0.381 – 0.439
3080480	GMDD-013	MEG-Au.17.08	0.387	0.41	0.381 – 0.439
855780	GMDD-014	MEG-Au.17.08	0.4	0.41	0.381 – 0.439
855760	GMDD-014	MEG-Au.17.08	0.395	0.41	0.381 – 0.439
855700	GMDD-014	MEG-Au.17.08	0.418	0.41	0.381 – 0.439
854700	GMDD-002	MEG-Au.17.21	1.13	1.1	0.983 – 1.231
854680	GMDD-002	MEG-Au.17.21	1.08	1.1	0.983 – 1.231
854660	GMDD-002	MEG-Au.17.21	1.13	1.1	0.983 – 1.231
854500	GMDD-003	MEG-Au.17.21	1.03	1.1	0.983 – 1.231
854540	GMDD-003	MEG-Au.17.21	1.145	1.1	0.983 – 1.231
854520	GMDD-003	MEG-Au.17.21	1.07	1.1	0.983 – 1.231
855740	GMDD-004	MEG-Au.17.21	1.135	1.1	0.983 – 1.231
854860	GMDD-004	MEG-Au.17.21	1.15	1.1	0.983 – 1.231
854760	GMDD-004	MEG-Au.17.21	1.09	1.1	0.983 – 1.231
855340	GMDD-005	MEG-Au.17.21	1.13	1.1	0.983 – 1.231
855280	GMDD-005	MEG-Au.17.21	1.115	1.1	0.983 – 1.231
855260	GMDD-005	MEG-Au.17.21	1.06	1.1	0.983 – 1.231
855000	GMDD-005	MEG-Au.17.21	1.16	1.1	0.983 – 1.231
854920	GMDD-006	MEG-Au.17.21	1.15	1.1	0.983 – 1.231
854880	GMDD-006	MEG-Au.17.21	1.03	1.1	0.983 – 1.231
854480	GMDD-007	MEG-Au.17.21	1.03	1.1	0.983 – 1.231

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

854420	GMDD-007	MEG-Au.17.21	1.13	1.1	0.983 – 1.231
855420	GMDD-008	MEG-Au.17.21	1.17	1.1	0.983 – 1.231
855520	GMDD-009	MEG-Au.17.21	1.15	1.1	0.983 – 1.231
3080340	GMDD-010	MEG-Au.17.21	1.144	1.1	0.983 – 1.231
3080320	GMDD-010	MEG-Au.17.21	1.059	1.1	0.983 – 1.231
3107640	GMDD-010	MEG-Au.17.21	1.031	1.1	0.983 – 1.231
3107600	GMDD-011	MEG-Au.17.21	1.155	1.1	0.983 – 1.231
3107620	GMDD-011	MEG-Au.17.21	1.165	1.1	0.983 – 1.231
3080360	GMDD-012	MEG-Au.17.21	1.104	1.1	0.983 – 1.231
3080380	GMDD-012	MEG-Au.17.21	1.125	1.1	0.983 – 1.231
3107580	GMDD-012	MEG-Au.17.21	1.068	1.1	0.983 – 1.231
3107560	GMDD-012	MEG-Au.17.21	1	1.1	0.983 – 1.231
3080400	GMDD-013	MEG-Au.17.21	0.977	1.1	0.983 – 1.231
3080460	GMDD-013	MEG-Au.17.21	1.005	1.1	0.983 – 1.231
855620	GMDD-014	MEG-Au.17.21	1.055	1.1	0.983 – 1.231
855660	GMDD-014	MEG-Au.17.21	1.03	1.1	0.983 – 1.231
854360	GMDD-001	MEG-Au.19.05	0.677	0.663	0.570 – 0.756
854820	GMDD-004	MEG-Au.19.05	0.706	0.663	0.570 – 0.756
855300	GMDD-005	MEG-Au.19.05	0.737	0.663	0.570 – 0.756
854400	GMDD-007	MEG-Au.19.05	0.717	0.663	0.570 – 0.756
855400	GMDD-008	MEG-Au.19.05	0.632	0.663	0.570 – 0.756
855380	GMDD-008	MEG-Au.19.05	0.664	0.663	0.570 – 0.756
855460	GMDD-009	MEG-Au.19.05	0.708	0.663	0.570 – 0.756
855540	GMDD-009	MEG-Au.19.05	0.703	0.663	0.570 – 0.756
3080440	GMDD-013	MEG-Au.19.05	0.628	0.663	0.570 – 0.756
855640	GMDD-014	MEG-Au.19.05	0.652	0.663	0.570 – 0.756

Table 8.3 GRCN 2020-2021 QA/QC Blanks Results for DDH Drill Holes

Sample No.	Drill Hole No.	BRM	Au ppm	Blank ppm	Failure ppm
854361	GMDD-001	Lava Blank	0.0025	0.003	0.015
854681	GMDD-002	Lava Blank	0.119	0.003	0.015
854661	GMDD-002	Lava Blank	0.008	0.003	0.015
855701	GMDD-002	Lava Blank	0.007	0.003	0.015
855721	GMDD-002	Lava Blank	0.0025	0.003	0.015
854641	GMDD-002	Lava Blank	0.0025	0.003	0.015
854621	GMDD-002	Lava Blank	0.008	0.003	0.015
854541	GMDD-003	Lava Blank	0.005	0.003	0.015
854601	GMDD-003	Lava Blank	0.0025	0.003	0.015
854561	GMDD-003	Lava Blank	0.0025	0.003	0.015
854521	GMDD-003	Lava Blank	0.0025	0.003	0.015
854501	GMDD-003	Lava Blank	0.0025	0.003	0.015
854581	GMDD-003	Lava Blank	0.0025	0.003	0.015
854821	GMDD-004	Lava Blank	0.0025	0.003	0.015
854761	GMDD-004	Lava Blank	0.009	0.003	0.015
854841	GMDD-004	Lava Blank	0.0025	0.003	0.015
854861	GMDD-004	Lava Blank	0.005	0.003	0.015
855741	GMDD-004	Lava Blank	0.013	0.003	0.015
854781	GMDD-004	Lava Blank	0.0025	0.003	0.015

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

854801	GMDD-004	Lava Blank	0.0025	0.003	0.015
855321	GMDD-005	Lava Blank	0.0025	0.003	0.015
855281	GMDD-005	Lava Blank	0.0025	0.003	0.015
855261	GMDD-005	Lava Blank	0.0025	0.003	0.015
855341	GMDD-005	Lava Blank	0.0025	0.003	0.015
854881	GMDD-006	Lava Blank	0.0025	0.003	0.015
854961	GMDD-006	Lava Blank	0.0025	0.003	0.015
854941	GMDD-006	Lava Blank	0.0025	0.003	0.015
854901	GMDD-006	Lava Blank	0.015	0.003	0.015
854921	GMDD-006	Lava Blank	0.0025	0.003	0.015
854381	GMDD-007	Lava Blank	0.0025	0.003	0.015
854401	GMDD-007	Lava Blank	0.0025	0.003	0.015
854441	GMDD-007	Lava Blank	0.0025	0.003	0.015
854481	GMDD-007	Lava Blank	0.006	0.003	0.015
854461	GMDD-007	Lava Blank	0.0025	0.003	0.015
854421	GMDD-007	Lava Blank	0.0025	0.003	0.015
855361	GMDD-008	Lava Blank	0.0025	0.003	0.015
855421	GMDD-008	Lava Blank	0.0025	0.003	0.015
855381	GMDD-008	Lava Blank	0.0025	0.003	0.015
855541	GMDD-009	Lava Blank	0.0025	0.003	0.015
855521	GMDD-009	Lava Blank	0.005	0.003	0.015
855501	GMDD-009	Lava Blank	0.0025	0.003	0.015
855481	GMDD-009	Lava Blank	0.0025	0.003	0.015
855461	GMDD-009	Lava Blank	0.0025	0.003	0.015
855601	GMDD-009	Lava Blank	0.0025	0.003	0.015
3107641	GMDD-010	Lava Blank	0.009	0.003	0.015
3080341	GMDD-010	Lava Blank	0.0025	0.003	0.015
3080321	GMDD-010	Lava Blank	0.005	0.003	0.015
3080301	GMDD-010	Lava Blank	0.0025	0.003	0.015
3107661	GMDD-010	Lava Blank	0.008	0.003	0.015
3080281	GMDD-011	Lava Blank	0.0025	0.003	0.015
3080261	GMDD-011	Lava Blank	0.03	0.003	0.015
3107621	GMDD-011	Lava Blank	0.012	0.003	0.015
3107601	GMDD-011	Lava Blank	0.012	0.003	0.015
3107581	GMDD-012	Lava Blank	0.006	0.003	0.015
3080361	GMDD-012	Lava Blank	0.0025	0.003	0.015
3080381	GMDD-012	Lava Blank	0.01	0.003	0.015
3107561	GMDD-012	Lava Blank	0.014	0.003	0.015
3080461	GMDD-013	Lava Blank	0.021	0.003	0.015
3080441	GMDD-013	Lava Blank	0.0025	0.003	0.015
3080421	GMDD-013	Lava Blank	0.0025	0.003	0.015
3080401	GMDD-013	Lava Blank	0.011	0.003	0.015
3080481	GMDD-013	Lava Blank	0.01	0.003	0.015
855621	GMDD-014	Lava Blank	0.008	0.003	0.015
855781	GMDD-014	Lava Blank	0.0025	0.003	0.015
855641	GMDD-014	Lava Blank	0.034	0.003	0.015
855761	GMDD-014	Lava Blank	0.0025	0.003	0.015
855681	GMDD-014	Lava Blank	0.0025	0.003	0.015
855661	GMDD-014	Lava Blank	0.007	0.003	0.015

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

For the 69 core SRM samples submitted, a total of two warnings were returned and two failures (Table 8.4). Performance of the remaining assays was acceptable (Fig. 8.1). It was noted that three out of the four SRM warnings or failures were submitted to Inspectorate labs. For the 184 RC SRM standards submitted a total of eight failures were reported, the majority of which appear to be the result of recording the incorrect SRM (Fig. 8.2).

Table 8.4 2020-2021 SRM Failures

Sample No.	Drill Hole No.	SRM	Au ppm	Criteria
3080300	GMDD-010	MEG-Au.17.08	0.369	Warning
3080260	GMDD-011	MEG-Au.17.08	0.378	Warning
854460	GMDD-007	MEG-Au.17.08	0.360	Failure
3080420	GMDD-013	MEG-Au.17.08	0.344	Failure
835020	GMRC-035	MEG-Au.17.08	0.454	Failure
311740	GMRC-004	MEG-Au.17.08	0.457	Failure
835200	GMRC-038	MEG-Au.17.08	0.561	Failure
314300	GMRC-025	MEG-Au.17.08	1.16	Failure
312700	GMRC-026	MEG-Au.17.21	0.416	Failure
835100	GMRC-037	MEG-Au.17.21	0.019	Failure
312440	GMRC-018	MEG-Au.19.05	0.515	Failure
314140	GMRC-021	MEG-Au.19.05	0.443	Failure

Figure 8.1 2020-2021 SRM Performance for DDH

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Figure 8.2 2020-2021 SRM Performance for RC

For the blank material, a total of four failures each were reported for DDH and RC drill holes (Table 8.5; Fig. 8.3).

Table 8.5 2020-2021 Blank Material Failures

Sample No.	Drill Hole No.	BRM	Au ppm	Criteria
854681	GMDD-002	Lava Blank	0.119	> 0.015
855641	GMDD-014	Lava Blank	0.034	> 0.015
3080261	GMDD-011	Lava Blank	0.03	> 0.015
3080461	GMDD-013	Lava Blank	0.021	> 0.015
835301	GMRC-039	Lava Blank	0.086	> 0.015
313321	GMRC-006	Lava Blank	0.045	> 0.015
312541	GMRC-020	Lava Blank	0.031	> 0.015
314541	GMRC-029	Lava Blank	0.016	> 0.015

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Figure 8.3 2020-2021 Blank Material Performance

8.2.4 Check Assays

For the 2020-2021 core drilling campaign, a total of 241 field duplicates were taken and submitted for assay at the same laboratory as the primary sample. There is a strong correlation between the primary and secondary assays, with several outliers noted, possibly representing either a high nugget effect or gold occurring in clots or irregularly distributed in the mineralized rock (Figs. 8.4 & 8.5).

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Figure 8.4 Au Field Duplicate Control Plot

Figure 8.5 Au Min Max Field Duplicate Control Plot

8.3	Opinion on Adequacy

GRCN considers that the 2020-2021 core and RC drilling programs meets industry standards and have been reviewed and confirmed in sufficient detail to permit inclusion of the information in the Golden Mile property database.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

9	DATA VERIFICATION
9.1	Historic Property Evaluation and Data Verification

Upon acquisition of the Golden Mile property, GRCN conducted a thorough review of all available data. GRCN found that numerous errors existed in the database. These errors included hole locations, including the elimination of certain holes from the database, and entering of assays into the database. Other assay issues included switching back and forth from g/t (ppm) to opst in drill logs. Additionally, assays were compiled and averaged using duplicate assays. In some cases, the duplicate assays were neither entered nor compiled. In these cases, assay values changed significantly. Ray (2016) also noted that the locations of many historical drill holes were not well known and many drill hole collars had not been surveyed. GRCN has made a diligent effort to identify and correct any errors in the Golden Mile database.

Available information on historic property evaluations and data verifications are summarized below.

9.1.1 Teck

Surface rock chip samples, and grab samples from drill chips collected from the property during and after the Teck program, were analyzed by multi-element ICP techniques (O’Donnell, 2016). Analytical results suggested that the gold mineralizing system is accompanied by a trace element assemblage of elevated arsenic, antimony, bismuth and possibly manganese. In the Main Zone, elevated copper and silver values accompany the gold, but in other parts of the property (such as the stockwork zones) they do not. This is consistent with the presence of more than one style of skarn mineralization, but an alternative interpretation that more than one kind of gold mineralizing system is also possible. Teck also noted that aqua-regia digestion, such as has been used for the ICP analyses, provides only a partial leach for certain key pathfinder elements in gold skarn systems, including bismuth and tellurium.

Teck determined that elevated geochemical values form three northeasterly- trending clusters:

1.	west of the Main Zone
2.	over the Main Zone and northeast extension
3.	east of the Main Zone, on the ridge with silicified horizons

9.1.2 Cordex

In 2006, Cordex collected 12 samples during their evaluation of the Golden Mile property (O'Donnell, 2006). These samples were intended to confirm the presence of metal in the system and to characterize styles of mineralization. Most samples were collected from areas that had been reported to be mineralized. Additional samples tested monzonite west of the Main Zone, and the ridge with silicified

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

breccia east of the Main Zone. Eight of the 12 samples collected returned results exceeding 500 ppb Au (Table 9.1). Assays ranged from 10 ppb Au to a maximum of 17,450 ppb Au (Sample# 415519). Samples were submitted to ALS Chemex (ALS) in Sparks, Nevada. ALS is certified under ISO 9002, and employs a comprehensive quality control program covering both sample preparation and analysis. Samples were analyzed for gold by FA/AA techniques on a 30 g aliquot, with a 5-ppb detection limit. Samples returning in excess of 10 g/t (0.292 opst) Au were re-assayed using fire assay techniques with a gravimetric finish (FA/GRAV). Samples were analyzed for other elements by 34-element ICP-AES (using aqua-regia partial digestion) and for mercury using cold vapor/AA techniques. Samples exceeding 10,000 ppm in copper, lead or zinc were re-analyzed for those elements using aqua regia/AA techniques. No standards were submitted by Cordex to the laboratory.

The results of surface rock sampling performed by Cordex correlated well with the results from previous work on the property and confirmed the presence of gold and copper mineralization of a tenor similar to that reported by previous workers in surface sampling on the property (O'Donnell, 2006).

Table 9.1 Cordex Significant Rock Chip Samples (>500 ppb Au)

Sample	Au (ppb)	Ag (ppm)	As (ppm)	Bi (ppm)	Cu (ppm)	Sb (ppm)	Zn (ppm)	Description
415519	17,450	41.7	1,370	54	101,000	198	1,285	mt skarn and fault on west wall main pit
415515	13,550	2.9	127	46	579	16	117	px-mt skarn, small pit
415541	3,410	3.6	2,700	30	8,590	102	92	mt skarn in main pit, sil network
415517	2,660	11.8	9,780	42	18,200	128	120	retrograde skarn(ep) malachite
415518	2,440	7.9	819	19	13,000	57	261	ss/sh, malachite seams
415516	2,350	7.1	186	43	3,860	11	426	mt-px skarn, adit dump
415520	2,030	8.7	4,080	68	8,500	66	71	Mt-skarn in main pit, sil-network
415521	667	1.3	671	16	1,595	22	100	silicified bx, feox boxworks

9.1.3 Portage

In a 2009 NI 43-101 Technical Report, Portage reported that 3 verification samples were taken from old surface workings at the Golden Mile property (Suda, 2009). These samples were analyzed by ALS in Sparks, NV and assays ranged from 1.12 ppm to 9.99 ppm Au (Table 9.2).

Portage also checked pre-2006 data including drill chips mounted on canvas strip logs in the offices of Cordex in Reno. The chip logs were examined using a binocular microscope and checked against written log sheets. Cordex assay database was also checked against the official assay sheets prepared by American

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Assay Lab. Only very rarely were errors detected. Data transferred to the database were at least 99.8% accurately transcribed. The available material and assay data appear to be consistent with descriptions presented in the logs as well as with the geology and styles of mineralization reported on the property.

Geological mapping checked during a field examination showed the map had been accurately and correctly prepared (Suda, 2009). Most drill hole locations were also visited and examined in the field and found to be reclaimed and marked by a permanent survey marker.

Table 9.2 Portage Rock Chip Samples (>500 ppb Au)

Sample No.	Easting m	Northing m	Au ppm	Ag ppm	Cu ppm	Zn ppm	Description
GMN-01	433 168	4 262 384	1.97	7.6	5,290	85	15' chip-channel sample, dozer cut just VV of Ml-3 Mt- garnet skarn, clay-carb-chlorite alt w/limonites
GMN-02	433 183	4 262 380	9.99	8.6	1.70%	191	1O' chip channel sample, W wall of pit gothite-stained retrograde skarn, ser-clay laced with limonite veinlets; intersection of NW and NE structures
GMN-03	433 211	4 262 469	1.12	0.2	35	43	8' chip channel sample, dozer cut 20' S of hole M1-12 Granular clay-rich rock with limonites, retrograde skarn

9.2	GRCN Data Verification

In early 2020, GRCN collected 11 rock chip samples from old surface workings as part of its due diligence prior to acquisition of the Golden Mile property.

9.2.1 GRCN Check Samples

Check samples were analyzed by Bureau Veritas, Sparks, NV and gold assays ranged from 0.211 ppm to 12.20 ppm Au (Table 9.3). The location of GRCN check samples are shown on Figure 9.1. The results of surface rock sampling confirmed results from previous work on the property and the presence of gold, silver and copper mineralization. Elevated levels of lead, zinc, arsenic and antimony were also returned for the check samples. In addition, iron content was quite high with four of the samples returning more than 40% iron indicating an association of gold mineralization with magnetite skarn, at least locally. Six of the GRCN check samples were also re-submitted to Bureau Veritas for cyanide bottle roll tests to

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

determine the amenability to cyanide leach gold recovery. The results of the bottle roll tests are described in Section 10.

Table 9.3 GRCN Rock Chip Check Samples

Sample	Au	Ag	Cu	Pb	Zn	As	Sb	Fe
Number	ppm	ppm	ppm	ppm	ppm	ppm	ppm	%
3082801	1.613	5.9	3,239.8	29.8	885	345.4	53.4	>40.00
3082802	3.629	3.7	5,793.3	90.5	5,211	4,124.7	291.8	>40.00
3082803	6.366	20.7	>10,000.0	63.0	628	1,139.9	215.0	9.80
3082804	2.824	8.8	3,632.3	63.1	161	1,159.1	146.1	11.90
3082805	3.150	11.1	7,851.6	116.8	132	6,110.6	156.9	>40.00
3082806	1.091	8.3	>10,000.0	37.9	121	1,935.7	63.3	20.56
3082807	8.457	9.3	8,352.1	34.8	142	3,309.0	283.3	>40.00
3082808	2.766	7.4	3,838.6	99.4	387	186.7	17.2	4.15
3082809	0.268	1.1	454.6	66.1	176	93.3	15.0	1.59
3082810	0.211	1.1	99.1	7.2	236	910.9	277.9	3.42
3082811	12.200	35.2	600.4	2,543.5	2,966	>10,000.0	257.9	19.98

Golden Mile Samples
432,400
432,600
432,800
433,000
433,200
4,263,100
4,263,000
4,262,900
4,262,800
4,262,700
4,262,600
4,262,500
4,262,400
4,262,300
3082811
3082810
3082809
3082808
3082807
3082804
3082806
3082805
3082803
3082802
3082801
Key
Au_ppm_AAS_FA30G
0.211 - 1.00
1.00 - 3.00
3.00 - 12.2
GM_ClaimsMerge
0
35
70
140
210
280
Meters

Figure 9.1 Location Map of GRCN Rock Chip Check Samples Collected from the Golden Mile Property

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

9.2.2 Drilling Database

In 2020-2021, GRCN determined that multiple operators had historically worked on the Golden Mile property. The historic drilling data available incorporated 142 drill holes as follows:

✓	Battle Mt Exploration: 29 drillholes
✓	Cordex: 28 drillholes
✓	Elmwood JV: 18 drillholes
✓	Kinross: 36 drillholes
✓	Roscan: 5 drillholes
✓	Standard Slag: 7 drillholes
✓	Teck: 4 drillholes
✓	USMX: 15 drillholes

Of these, the Kinross RC holes had both collar and downhole surveys. The remaining drill holes were limited to collar surveys only. Thirty-one drill holes had no associated assay data and one drill hole has no associated collar coordinates, leaving 112 drill holes available for resource modeling on the property. Up until acquisition of the property by GRCN, the five Roscan drill holes were the only known diamond drill holes completed on the property.

9.3	Opinion on Data Adequacy

Investigations of all aspects of current and historical data quality indicates that the quality of the information is suitable for an Initial Assessment of Mineral Resources.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

10	MINERAL PROCESSING AND METALLURGICAL TESTING
10.1	Historic Metallurgical Testing

Cyanide bottle roll tests are the industry standard initial stage in assessing the gold recovery possible by cyanide leaching. During a bottle roll test, prepared ore is gently agitated in a cyanide leaching solution. Oxygen levels, alkalinity, acid consumption and other parameters are monitored and strictly controlled throughout the test.

In 1982, 24-hour agitated cyanide bottle roll tests on four bulk samples were completed by Kappes Cassidy & Associates (KCA) on mineralized material collected from the Golden Mile property (Kappes, Cassiday & Associates, 1982). The samples were composited and submitted to KCA by Grayhill Exploration Company (Grayhill) as part of the Elmwood JV.

Pulverized portions were prepared from each of the samples used for the bottle roll tests. Description of the bulk samples are as follows:

●	Sample 2903A (labeled “AS-1”) weighing approximately 100 lbs and described by KCA as “mostly coarse rock 2 to 6 in maximum dimension with few fines. The sample appeared to consist of porous, well-leached volcanic fragments cemented with red and black iron oxides along ¼-inch wide fractures”.
●	Sample 2903B (labeled “AS-2”) having the same sample weight and size distribution as 2903A and described by KCA as "nearly 100% of porous, soft yellow brown iron oxides (limonite?) with a considerable amount of apparently secondary botryoidal limonite lining vugs. Some minor jarosite or scorodite was present as coatings”.
●	Sample 2903C, an approximately 120-pound composite from drill holes CMA-1, CMA-3 and CMA-4 described in the KCA report as "hard, very heavy black porous magnetite, with some green copper staining and some yellow-brown porous iron oxides".
●	Sample 2903D, an approximate 100-pound composite from drill holes CMA-2 and CMA-5, described by KCA as consisting of "mostly yellow-brown, low-density, earthy, highly porous, iron-oxide-stained rich fragments (well-leached volcanics?)”.

Each sample was treated individually and identically by KCA as follows:

1.	The entire sample was crushed through a jaw crusher set at 1.5 in
2.	The sample was split in half and one-half was stored.
3.	The remaining half was crushed through a jaw crusher set at 5/8th-in.
4.	A 2-kg portion was split out from the 5/8th-inch material and the remainder was stored.
5.	The 2-kg portion was crushed to 100% passing 6-mesh and split in half. Half was pulverized.
6.	Two pulps were split out from the pulverized material, one for reference, and one for a bottle roll test on a 500-g portion.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

The procedure used for the agitated cyanide bottle roll tests performed by KCA were as follows:

1.	Place 500-g of pulverized material into a 2-liter poly-bottle and add 750 ml of distilled water.
2.	Adjust pH to 10.0, if necessary, with lime.
3.	Add 3.75 g NaCN (equivalent to 5-g NaCN per liter) and place on rolls.
4.	Check solution at 2, 4, 8, and 24 hours for pH, Au, Ag and Cu.
5.	Check NaCN in solution at 2 and 8 hours.
6.	Filter, wash, and dry tailings. Submit for fire assay.

The recovery of contained gold in the tests was 86% and 87% from the two “AS” samples and 81% and 84% from the two “CMA” samples. Results of bottle roll tests are in Table 10.1.

Table 10.1 Cyanide Bottle Roll Tests on Pulverized Material (KCA, 1982)

There appears to be no reason to doubt the accuracy or veracity of this work. These tests provide a preliminary metallurgical insight into the material sampled. However, at the time of the sampling, a resource had not been established and it is uncertain whether the samples collected were representative of the primary zone of mineralization.

To the authors’ knowledge, there has been no additional metallurgical testing conducted for Golden Mile mineralization since the KCA (1982) study was completed.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

10.2	GRCN Metallurgical Testing

10.2.1 GRCN Initial Cyanide Bottle Roll Leach Testing

In 2020, GRCN had cyanide bottle roll leach tests conducted on six representative rock chip samples collected during the initial property visit (Table 10.2). The selected samples were submitted to Bureau Veritas in Sparks, NV. Each sample was pulverized, targeting 85% passing 200 mesh (Tyler). Head grades were determined by Bureau Veritas using fire assay preparation with an AAS finish. Cyanide bottle roll tests were then conducted for 96 hours on 1,000 g of pulverized sample material mixed with 2,000 mm of leach solution.

Positive bottle roll leach recoveries for gold and silver were indicated by these early-stage metallurgical tests. Gold recoveries ranged from 53% to 100% averaging 82%. Silver recoveries ranged from 48% to 73% averaging 64%. Leach kinetics were relatively fast achieving plus 65% of the total gold recovery in 2 hours as shown for Sample 3082802 in Figure 10.1.

These test results are similar to the historic cyanide bottle roll leach tests run on Golden Mile samples in 1982. Both GRCN’s and earlier tests suggest that the Golden Mile gold-deposit should be amenable to either cyanide heap leach or agitated cyanide leach processing methods.

Table 10.2 GRCN Initial Cyanide Bottle Roll Tests on Pulverized Material

Sample	Target p85 Size	Assayed Head	Bottle Roll Extracted	Au Extracted	Assayed Head	Bottle Roll Extracted	Ag Extracted	Leach Time
Number	Mesh Tyler	Au ppm	Au ppm	%	Ag ppm	Ag ppm	%	hours
3082801	Pulv.	1.613	1.610	100%	5.9	3.9	66%	96
3082802	Pulv.	3.629	2.750	76%	3.7	2.7	73%	96
3082804	Pulv.	2.824	2.010	71%	8.8	5.8	66%	96
3082806	Pulv.	1.091	0.960	88%	8.3	4.0	48%	96
3082807	Pulv.	8.457	4.520	53%	9.3	5.8	62%	96
3082809	Pulv.	0.268	0.280	104%	1.1	0.8	73%	96
AVERAGE		2.980	2.022	82%	6.2	3.8	64%

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Figure 10.1 Example of Cyanide Bottle Roll Test Results for GRCN Check Sample #3082802. Extraction %Au (Top), Extraction %Ag (Bottom); Bottle Roll Tests completed by Bureau Veritas, Sparks, NV

10.2.2 Metallic Screen Assays

During the 2020-2021 core drilling program, GRCN geologists observed visible gold in the drill core. To address a potential nugget effect, selected samples were submitted to ALS for a metallic screening assay procedure to evaluate the possibility of uneven distribution of gold. Metallic screen fire assaying (ALS Code Au_SCR21) was completed on 1 kg of sample pulp screened to 100 microns. Gravimetric analysis was completed on the entire oversize (plus) fraction and duplicate 30 g assays were also run on the screen undersize fraction. The size fraction weights, coarse and fine fraction gold content and total gold content were reported (Table 10.3).

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

The primary goal of the metallic screen assay procedure was to give a better idea of the true assay of the sample and also say something about the content of coarse gold in the sample. The metallic screens run on these samples confirmed that the weighted average assays of the combined oversize and undersize fractions (Au Total (+)(-) Combined) were generally close to the “Original Fire Assay Result”. The difference between the assays averaged <2%. The metallic screen assay procedure also showed that the duplicate 30 g assays on the undersize fraction were repeatable with the difference between assays typically <5%.

In this sample set, the metallic screen analyses do not show a significantly different gold grade than the original fire assays. The met screens also do not show a significant amount of coarse gold. These two items suggest metallic screen analyses are not going to increase knowledge regarding grade over a typical fire assay (or multiple head assays when averaged).

Table 10.3 Metallic Screen Assays on Pulverized Material

HoleID	Sample Number	Original	Metallic Screen Assays (Au-SCR21)						Check Assays (inc. dup)
		Fire Assay Result							Au-AA25	Au-AA25D
		Au	Au Total (+)(-) Combined	Au (+) Fraction	Au (-) Fraction	Au (+) mg	WT. + Frac Entire	WT. - Frac Entire	Au	Au
		g/t	g/t	g/t	g/t	mg	g	g	g/t	g/t
GMDD-002	854625	17.45	24.50	192	12.4	12.668	65.9	915.1	12.1	12.65
GMDD-002	854626	0.08	0.10	<0.05	0.11	0.001	70.28	854.6	0.1	0.12
GMDD-002	854627	0.17	0.09	<0.05	0.1	<0.001	69.69	914.9	0.11	0.09
GMDD-002	854628	15.50	6.48	30.8	4.2	2.600	84.3	899.1	3.95	4.44
GMDD-002	854629	10.50	11.75	47.7	8.68	3.664	76.89	898.3	8.96	8.39

GMDD-002	854648	12.45	12.25	37.3	9.65	3.579	95.9	921.7	9.68	9.62
GMDD-002	854649	0.06	0.07	<0.05	0.08	0.002	77.19	891.5	0.08	0.07
GMDD-002	854650	6.27	5.53	18.35	4.34	1.504	82.03	878.7	4.46	4.21
GMDD-002	854651	4.68	3.97	3.27	4.05	0.311	95.02	876.2	4.13	3.97

GMDD-003	854494	1.62	1.25	1.77	1.19	0.192	108.25	863.8	1.09	1.28
GMDD-003	854495	1.61	3.30	3.6	3.27	0.399	110.7	838.3	3.08	3.45
GMDD-003	854496	0.49	1.91	1.45	1.95	0.119	82.33	893.2	1.83	2.07

GMDD-004	855744	0.13	0.13	<0.05	0.14	0.002	78.91	922.1	0.13	0.14
GMDD-004	855745	0.48	0.54	0.22	0.57	0.017	78.13	905.3	0.54	0.59
GMDD-004	855746	0.95	0.92	0.76	0.93	0.042	55.18	930.8	0.91	0.95
GMDD-004	855747	0.05	0.06	<0.05	0.06	<0.001	48.8	902.6	0.06	0.06
GMDD-004	855748	0.73	1.05	3.89	0.76	0.352	90.49	873.7	0.78	0.73

GMDD-004	854786	0.24	0.34	0.45	0.33	0.048	105.9	910.8	0.4	0.25
GMDD-004	854787	0.38	0.61	2.33	0.46	0.184	79.03	886.4	0.5	0.42
GMDD-004	854788	8.66	9.49	37.1	7.1	2.919	78.74	907.4	6.66	7.54

GMDD-004	854813	0.55	0.45	0.77	0.44	0.037	48.23	934.6	0.45	0.42
GMDD-004	854814	1.18	0.73	7.99	0.15	0.623	78	958.9	0.2	0.09
GMDD-004	854815	0.04	0.05	0.08	0.05	0.006	79.76	934.9	0.06	0.04
GMDD-004	854816	4.89	3.21	7.59	2.79	0.663	87.34	893	2.65	2.92
GMDD-004	854817	0.15	<0.05	<0.05	<0.05	<0.001	77.73	930.1	0.03	0.02
GMDD-004	854818	1.03	1.69	2.21	1.66	0.114	51.59	1003.5	1.85	1.47

GMDD-003	854592	0.96	1.34	2.49	1.3	0.094	37.73	892.7	1.12	1.47
GMDD-003	854593	3.96	5.42	69.7	3.44	1.819	26.09	846.8	3.22	3.65
GMDD-003	854594	1.97	1.92	2.86	1.88	0.112	39.2	875.6	1.91	1.85
GMDD-003	854595	2.51	1.21	8.92	1	0.212	23.77	857.5	0.98	1.01
GMDD-003	854596	0.54	0.71	2.87	0.63	0.099	34.52	849.8	0.67	0.58

GMDD-007	854390	0.84	0.77	0.62	0.78	0.016	25.97	837	0.74	0.81
GMDD-007	854391	2.15	2.27	2.26	2.28	0.081	35.92	926.3	2.3	2.25
GMDD-007	854392	0.34	0.32	0.4	0.32	0.014	35.28	836	0.3	0.33
GMDD-007	854393	1.94	1.89	1.71	1.9	0.060	35.01	831.1	1.88	1.92
GMDD-007	854394	5.59	3.96	9.16	3.73	0.330	36.04	811.4	3.73	3.72
GMDD-007	854395	0.42	0.35	0.36	0.35	0.012	33.78	825.3	0.35	0.35

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

10.2.32021 Metallurgical Testing (KCA)

In early 2021, GRCN completed four PQ-size core holes in the Main Zone at Golden Mile for metallurgical testing. The location of metallurgical holes drilled at Golden Mile by GRCN are shown in Figure 7.3.

The purpose of this testwork was to evaluate process requirements to recover gold using conventional heap leaching technology. Heap leaching relies on a leaching agent moving through a bed of heaped ore to extract the metallic components, like gold and silver. The crushed ore is stacked on a leaching pad and irrigated with the leaching agent, typically cyanide. The leaching agent chemically reacts with the metal in the ore to dissolve the gold (& silver) into the solution as it percolates through the heap. The impregnated solution can then be collected at the bottom of the heap so that the gold and silver can be recovered.

Mineralized core intervals selected for metallurgical testing were sent to the KCA facility in Reno, Nevada. A total of 65 boxes of half-split PQ-size drill core representing 553 kg of material was delivered to KCA. Samples were separated into four composites based on mineralization type as described in Table 10.4. The test work completed on these composites consisted of head screen analysis (including, whole rock and QXRD), screen analysis by size fraction, comminution, bottle roll, agglomeration and column leach testing.

Table 10.4 Golden Mile Composite Core Samples Selected for Metallurgical Testing

KCA Sample No.	Description	Sample Weight	Est. Grade	Est. Grade
		Kg	g/t Au	opst
91201	MET A - Jd Upper Composite	202	1.790	0.052
91202	MET B - Jd Lower Composite	223	0.783	0.023
91203	MET C - Tqp, Jd+mag, Jqd Composite	69	2.641	0.077
91204	MET D - MSK Composite	59	2.115	0.062
	Total	553

10.2.3.1 Head Analyses

Portions of the composite material (MET A through D) were utilized for head analyses, which included head assays, head screen analyses with assays by size fraction, multi-element analyses, whole rock analyses, and cyanide soluble test work.

A summary of the head assays for gold and silver are presented in Tables 10.5 and 10.6.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Table 10.5 Gold Head Analyses for Golden Mile Sample Composites

Table 10.6 Silver Head Analyses for Golden Mile Sample Composites

Head analyses for mercury were conducted utilizing cold vapor/atomic absorption methods. Total copper analyses were conducted utilizing inductively coupled argon plasma – optical emission spectrophotometer (ICAP-OES) as well as by FAAS methods.

The results of the mercury and copper analyses are presented in Table 10.7.

Table 10.7 Mercury and Copper Head Analyses for Golden Mile Sample Composites (KCA 2021)

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Head analyses for carbon and sulfur were conducted utilizing a LECO CS 400 unit. In addition to total carbon and sulfur analyses, speciation for organic and inorganic carbon and speciation for sulfide and sulfate sulfur were conducted.

The results of the carbon and sulfur analyses are presented in Table 10.8.

Table 10.8 Carbon and Sulfur Head Analyses for Golden Mile Sample Composites (KCA, 2021)

Semi-quantitative analyses were conducted by means of an ICAP-OES for a series of individual elements and whole rock constituents (lithium metaborate fusion/ICAP).

The results of the multi-element analyses and whole rock analyses are presented in Tables 10.9 and 10.10.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Table 10.9 Head Analyses – Multi-Element (KCA, 2021)

Description	Unit	MET A - Jd Upper Composite	MET B - Jd Lower Composite	MET C - Tqp, Jd+mag, Jqd Composite	MET D – MSK Composite
		KCA Sample No. 91501 B	KCA Sample No. 91502 B	KCA Sample No. 91503 A	KCA Sample No. 91504 A
Al	%	5.91	5.77	5.44	1.67
As	ppm	110	218	122	7408
Ba	ppm	610	301	445	249
Bi	ppm	26	<2	<2	9
C(total)%		0.98	0.86	1.10	3.73
C(organic)%		0.03	0.09	0.10	0.28
C(inorganic)%		0.95	0.77	1.00	3.45
Ca	%	4.75	6.49	12.31	11.32
Cd	ppm	<1	<1	<1	6
Co	ppm	6	9	8	39
Cr	ppm	59	60	85	21
Cu(total)	ppm	235	438	366	9866
Cu(cyanide soluble)	ppm	94	167	116	4111
Fe	%	1.25	1.75	3.93	12.54
Hg	ppm	1.01	1.11	0.96	2.46
K	%	3.11	2.19	1.44	0.26
Mg	%	3.25	4.04	2.64	10.09
Mn	ppm	245	267	549	812
Mo	ppm	4	28	21	<1
Na	%	0.70	1.05	0.97	0.16
Ni	ppm	9	10	7	13
Pb	ppm	15	13	20	27
S(total)%		0.02	0.09	0.14	0.04
S(sulfide)%		<0.01	0.02	0.05	<0.01
S(sulfate)%		0.02	0.07	0.09	0.04
Sb	ppm	15	11	6	147
Se	ppm	<5	<5	<5	<5
Sr	ppm	240	320	316	660
Te	ppm	12	8	7	33
Ti	%	0.18	0.22	0.21	0.08
V	ppm	63	80	109	56
W	ppm	<10	<10	<10	14
Zn	ppm	49	19	28	274

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Table 10.10 Head Analyses - Whole Rock (KCA, 2021)

Description	Unit	MET A – Jd Upper Composite		MET B - Jd Lower Composite		MET C - Tqp, Jd+mag, Jqd Composite		MET D – MSK Composite
		KCA Sample No. 91501 B		KCA Sample No. 091502 B		KCA Sample No. 91503 A		KCA Sample No. 91504 A
SiO2%		60.09		56.47		49.65		20.83
Si	%		28.09		26.40		23.21		9.74
Al2O3%		12.34		12.52		11.46		3.69
Al	%		6.53		6.63		6.07		1.95
Fe2O3%		1.80		2.68		5.79		17.91
Fe	%		1.26		1.87		4.05		12.52
CaO	%	6.93		9.60		18.57		16.38
Ca	%		4.95		6.86		13.27		11.71
MgO	%	5.56		7.30		4.67		18.33
Mg	%		3.35		4.40		2.82		11.06
Na2O	%	0.87		1.38		1.19		0.04
Na	%		0.65		1.02		0.88		0.03
K2O	%	3.93		2.75		1.79		0.31
K	%		3.26		2.28		1.49		0.26
TiO2%		0.34		0.43		0.44		0.14
Ti	%		0.20		0.26		0.26		0.08
MnO	%	0.04		0.04		0.07		0.11
Mn	%		0.03		0.03		0.05		0.09
SrO	%	0.03		0.03		0.03		0.07
Sr	%		0.03		0.03		0.03		0.06
BaO	%	0.07		0.04		0.05		0.02
Ba	%		0.06		0.04		0.04		0.02
Cr2O3%		0.01		0.01		0.02		<0.01
Cr	%		0.01		0.01		0.01		<0.01
P2O5%		0.11		0.14		0.14		<0.01
P	%		0.05		0.06		0.06		<0.01
LOI1090°C	%	6.93		5.78		5.57		18.78
SUM	%	99.05		99.17		99.44		96.61

NOTE: The SUM is the total of the oxide constituents and the Loss-on-Ignition

Cyanide shake tests were conducted utilizing portions of the pulverized head composite material. These tests provided preliminary indications of cyanide soluble metal extractions from pulverized material.

The results of individual cyanide shake tests are presented in Table 10.11.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Table 10.11 Head Analyses – Cyanide Shake Tests (KCA, 2021)

10.2.3.2 Head Screen Analyses with Assays by Size Fraction

Head screen analysis was carried out on portions of each of the four Golden Mile sample composites received. The objective of the head screen analysis was to determine assay values from select crush size fractions. Head screen analyses were conducted utilizing portions of material crushed to 100% passing 37.5 mm (1.476 in) and 100% passing 9.5 mm (0.374 in). The minus 37.5 mm crushed material apportioned for the head screen was dry screened at 37.5, 25, 19, 12.5, 9.5, 6.3, 4.75, 2.36, 1.70 and 0.212 mm. The minus 9.5 mm crushed material apportioned for the head screen was dry screened at 9.5, 6.3, 4.75, 2.36, 1.70 and 0.212 mm.

Each separate size fraction was weighed, and the weights reported. Each size fraction was then crushed to 100% passing 1.70 mm (0.067 in), as needed. From each size fraction two (2) portions were split out and individually pulverized to a target size of 80% passing 0.075 mm (0.003 in). The portions were assayed using standard fire assaying methods for gold with FAAS finish and four-acid digestion with FAAS finish for silver.

A summary of the head screen analyses is presented in Table 10.12. The head screen analyses are presented graphically in Figure 10.2.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Table 10.12 Summary of Head Screen Analyses

100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Cumulative Weight Percent Passing
100
10
1
0.1
Size, mm
MET A - Jd Upper Composite, p100 37.5 mm (91501 A)
MET A - Jd Upper Composite, p100 9.5 mm (91501 B)
MET B - Jd Lower Composite, p100 37.5 mm (91502 A)
MET B - Jd Lower Composite, p100 9.5 mm (91502 B)
MET C - Tqp, Jd+mag, Jqd Composite, p100 9.5 mm (91503 A)
MET D - MSK Composite, p100 9.5 mm (91504 A)

Figure 10.2 Head Screen Analyses Showing Cumulative Weight Percent Passing Crush Size (in inches)

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

10.2.3.3 Comminution Test Work

Portions of the head material for the MET A and MET B composites (KCA Sample Nos. 91501 and 91502) were submitted to Hazen Research, Inc. in Golden, Colorado for comminution testing. Comminution tests aim to measure the action of reducing a material and is used in designing and sizing the grinding circuit and to study the variation within an ore body. Test work was completed to provide Bond impact work indices (CWi) and Bond abrasion indices (Ai) for the samples.

The results are summarized in Table 10.13.

Table 10.13 Summary of Comminution Test Work (KCA, 2021)

10.2.3.4 Characterization Test Work

Portions of the head material for each separate composite were submitted to FLSmidth, Inc. in Midvale, Utah for quantitative x-ray diffraction (QXRD) and quantitative swelling clay via Cation Exchange Capacity (CEC) analyses. The purpose of the characterization test work was to utilize the QXRD and CEC results to quantify the bulk mineralogy of the samples.

The results of the mineralogical analyses are presented in Table 10.14.

Table 10.14 Summary of QXRD Analyses (KCA, 2021)

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

10.2.3.5 Agglomeration Test Work

Ores with a high presence of fines and/or clayey particles result in poor heap permeability as the fines clog spaces between larger particles, creating pockets where leaching is inhibited or altogether prevented. The agglomeration of ore fines and clay, however, proves to greatly improve heap permeability when carried out properly by reducing these fines and transforming them into uniform pellets, which allow for uninhibited permeability. In the case of heap leaching, agglomeration relies on a binder (typically cement) and tumbling motion to cause coalescence, or the building of fines into larger particles.

Preliminary agglomeration test work was conducted on portions of the composite material (KCA Sample Nos. 91501 A/B, 91502 A/B, 91503 A and 91504 A). The purpose of the percolation tests was to examine the permeability of the material under various cement agglomeration levels (0, 2, 4 and 8 kg (0, 4.41, 8.82 and 17.64 lb) per metric tonne of Portland Type II cement). In the preliminary agglomeration testing, the agglomerated material was placed in a column (75 mm (3 in) inside diameter) with no compressive load and then tested for permeability.

This type of agglomeration test work is preliminary but does serve to provide an indication of whether or not agglomeration will be required for the processing of the material at the tested crushed sizes. These specific tests should be indicative of cement requirements for a single lift heap having an overall height of not more than 8 m (26 ft). If a multiple lift heap leach operation is being developed then additional agglomeration test work will be required and this test work should include examinations of the material under a static load (this test work is described as compacted permeability test work). For agglomeration test work conducted by KCA, the parameters that are typically examined are slump, maximum flow rate, agglomerate pellet break down (when material is agglomerated) and discharge solution color and clarity (or the “visual” turbidity of the solution).

The results of the agglomeration test work (including a pass/fail results) are shown in Table 10.15.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Table 10.15 Summary of Agglomeration Test Work (KCA, 2021)

10.2.3.6 Percent Slump and Final Apparent Bulk Density

The height of material in each column was measured before and after leaching. This height was utilized to calculate the “slump” during leaching as well as to calculate the final apparent bulk density for the material in the column. The percent slump of a column gives an indication of potential permeability problems in production heaps. KCA typically classifies slumps larger than 10% as high.

The height, slump and final apparent bulk density from column leach tests are presented in Table 10.16.

Table 10.16 Percent Slump and Final Apparent Bulk Density (KCA, 2021)

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

10.2.3.7 Cyanide Bottle Roll Tests

Coarse and pulverized bottle roll leach tests were completed on portions of the composite material (MET A through D; KCA Sample Nos. 91501 B, 91502 B, 91503 A and 91504 A). A portion of the head material for each individual composite sample was stage crushed to 100% passing 1.70 millimeters. Portions of the stage crushed material were utilized for coarse bottle roll leach test work. Additionally, portions of the stage crushed material were pulverized by ring and puck to a target size of 80% passing 0.075 millimeters and utilized for pulverized bottle roll leach test work. The bottle roll tests ran for a total of 72 hours and utilized a target sodium cyanide concentration of 1.0 g per liter. After completion, the tailings were rinsed and filtered. Portions of the tails were split out and assayed for gold and silver.

For the coarse crushed bottle roll leach tests, intermittent rolling was utilized to reduce particle attrition.

The procedure for the bottle roll leach test is outlined in the following:

1.	A 1,000 g portion of sample material was placed into a 3.5 liter plastic and slurried with 1,500 milliliters of Reno municipal tap water.
2.	The slurry was mixed thoroughly and the pH was checked. The pH of the slurry was adjusted, as required, to 10.5 to 11.0 with hydrated lime.
3.	Sodium cyanide was added to the slurry to a target amount of 1.0 g per liter sodium cyanide. The bottle was then placed onto a set of laboratory rolls. The coarse material was rolled intermittently (rolling for two (2) minutes every hour), while the pulverized material was rolled continuously throughout the test.
4.	The slurry was checked at 2, 4, 8, 24 and 48, hours for pH, dissolved oxygen (DO), NaCN, Au, Ag and Cu.
5.	Additional hydrated lime and sodium cyanide were added after each sample period, as required, to adjust the slurry to the target levels.
6.	After completion of the leach period, the slurry was filtered, washed, dried, and assayed for residual gold and silver content.

The extraction results of the KCA 2021 bottle roll tests showed gold recoveries ranging from 38 to 94% with finer fractions (<0.075 mm) typically between 90 and 94%. Silver recoveries ranged from 33 to 64% with finer fractions (<0.075 mm) around 61%. The gold and silver extraction results of the bottle roll test are summarized in Table 10.16. Figure 10.3 shows overall gold extraction percentages and indicates higher gold recoveries for the fine fraction for Golden Mile sample composites.

Figures 10.4 and 10.5 show graphical results of gold and silver extraction during the leach period for the fine pulverized MET A Jd upper composite sample, showing typical recovery curves obtained for these cyanide bottle roll tests. Both fine pulverized Jd upper and lower composites tested showed rapid leach kinetics achieving plus 65% of the total gold recovery in 2 hours.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Table 10.17 Summary Direct Agitated Cyanidation (Bottle Roll) Gold-and Silver Test Results (KCA 2021)

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Figure 10.3 Overall Gold Extraction for the Golden Mile Bottle Roll Tests (KCA, 2021)

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Figure 10.4 Bottle Roll Test Results Showing % Gold Extraction During Leach Period for KCA Test #91508A Performed on Fine Pulverized (P80 0.075 mm) Sample of MET A JD Upper Composite

Figure 10.5 Bottle Roll Test Results Showing % Silver Extraction During Leach Period for KCA Test #91508A Performed on Fine Pulverized (P80 0.075 mm) Sample of MET A JD Upper Composite

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

10.2.3.8 Column Leach Test Work

Column leach test work was conducted on portions of the composite material (MET A through D; KCA Sample Nos. 91501 A/B, 91502 A/B, 91503 A and 91504 A). The crushed composite material split out for column test work was blended with lime and agglomerated with cement and then loaded into a 203 mm (8 in) or 152 mm (6 in) diameter plastic column (Fig. 10.6). Alkaline cyanide solution was continuously distributed onto the material through Tygon tubing. The flow rate of solution dripping onto the material was controlled with a peristaltic pump to 10 to 12 liters per hour per square meter of column surface area. The material was leached with a 1.0 g per liter sodium cyanide solution for 115 days.

The results of the column leach tests for gold and silver are summarized in Tables 10.17 and 10.18. Gold extractions from the column leach tests are presented graphically in Figure 10.7.

HEADER OF TYGON TUBING WITH GLASS CAPILLARY DRIP TUBES
PERISTALTIC PUMP
BARREN SOLUTION
ACTIVATED CARBON
PLEXIGLAS COLUMN
PERISTALTIC PUMP
PREGNANT SOLUTION

Figure 10.6 Column Leach Test Apparatus

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Table 10.18 Summary of Metal Extractions and Chemical Consumptions – Gold (KCA, 2021)

Table 10.19 Summary of Metal Extractions and Chemical Consumptions – Silver (KCA, 2021)

100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Cumulative Percent Gold Extraction
0
10
20
30
40
50
60
70
80
90
100
110
120
Days of Leach
MET A - Jd Upper Composite (91522)
MET A - Jd Upper Composite (91510)
MET B - Jd Lower Composite (91525)
MET B - Jd Lower Composite (91513)
MET C - Tqp, Jd+mag, Jqd Composite (91516)
MET D - MSK Composite (91519)

Figure 10.7 Cyanide Leach Test Work. Gold Extraction vs. Days of Leach (KCA, 2021)

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Column leach test work was conducted on portions of the 2021 composite core samples crushed to a target size of 80% passing 25 mm (0.98 in) and 80% passing 6.3 mm (0.25 in). Gold extractions for the coarse (<37.5 mm; 1.48 in) column leach tests were 80% based on calculated heads which ranged from 1.639 g/t (0.048 opst) to 1.806 g/t (0.052 opst) Au. The sodium cyanide consumptions ranged from 1.70 kg (3.75 lb) to 1.92 kg (4.23 lb) per metric tonne. The material utilized in leaching was blended with 1.27 kg (2.80 lb) to 1.52 kg (3.35 lb) per metric tonne hydrated lime.

Gold extractions for the fine (<9.5 mm; 0.37 in) column leach tests ranged from 51% to 86% based on calculated heads which ranged from 1.328 g/t (0.039 opst) to 4.506 g/t (0.132 opst) Au. The sodium cyanide consumptions ranged from 1.69 kg (27.98 lb) to 5.06 kg per metric tonne. The material utilized in leaching was blended with 1.49 (3.28 lb) to 2.78 kg (6.13 lb) per metric tonne hydrated lime and agglomerated with about 1 kg (2.20 lb) per metric tonne cement. Column test extraction results were based upon carbon assays vs. the calculated head (carbon assays + tail assays). Silver extractions were generally good, ranging from 53 to 92% but typically in the mid 70% to mid 80% range.

The column leach test results for both gold and silver exhibited rapid leach kinetics with 80 to 90 percent of total recovery occurring in the first 10 days of leaching.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

11	MINERAL RESOURCE ESTIMATES
11.1	Introduction

On October 31, 2018, the SEC announced that it was adopting amendments to modernize the property disclosure requirements for mining registrants, and related guidance, under the Securities Act of 1933 and the Securities Exchange Act of 1934 (SEC, 2018a, 2018b). Under the final rules, a registrant with material mining operations must disclose specified information in Securities Act and Exchange Act filings concerning its Mineral Resources, in addition to its Mineral Reserves. A registrant is required to begin to comply with the new rules starting its first fiscal year beginning on or after January 1, 2021.

The modeling and estimation of Mineral Resources presented herein is based on technical data and information available as of September 30, 2021.

The modeling and Mineral Resource estimation work reported herein was carried out by Fred H. Brown, P.Geo., a Qualified Person by reason of education, affiliation with a professional association and past relevant work experience. Mr. Brown is an independent consulting geologist specializing in Mineral Resource estimation, and is therefore, independent of GRCN. Mr. Brown was previously employed as a Senior Resource Geologist by GRCN from 2017 through June of 2021.

Modeling and estimation of Mineral Resources were carried out using the commercially available Maptek Vulcan software program, version 12.

Any statements and opinions expressed in this document are given in good faith and in the belief that such statements and opinions are not false and misleading as of the effective date of this report.

11.2	Mineral Resource Definitions

The SEC has adopted the Combined Reserves International Reporting Standards Committee (CRIRSCO) framework for reporting Mineral Resources (Miskelly, 2003). According to CRIRSCO, a Mineral Resource is a concentration or occurrence of material of intrinsic economic interest in or on the Earth’s crust (a deposit) in such form, grade or quality, and quantity that there are reasonable prospects for eventual economic extraction. The location, quantity, grade, geological characteristics and continuity of a Mineral Resource are known, estimated or interpreted from specific geological evidence and knowledge. Mineral Resources are sub-divided, in order of increasing geological confidence, into Inferred, Indicated and Measured categories. Portions of a deposit that do not have reasonable prospects for eventual economic extraction must not be included in a Mineral Resource.

Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. There is no guarantee that all or any part of the Mineral Resource will be converted into Mineral Reserve.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

11.2.1 Inferred Mineral Resources

An Inferred Mineral Resource is that part of a Mineral Resource for which tonnage, grade and mineral content can be estimated with a low level of confidence. It is inferred from geological evidence and assumed but not verified geological and/or grade continuity. It is based on information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes which is limited or of uncertain quality and/or reliability. An Inferred Mineral Resource has a lower level of confidence than that applying to an Indicated Mineral Resource. Confidence in the estimate of Inferred Mineral Resources is insufficient to allow the meaningful application of technical and economic parameters.

11.2.2 Indicated Mineral Resources

An Indicated Mineral Resource is that part of a Mineral Resource for which tonnage, densities, shape, physical characteristics, grade and mineral content can be estimated with a reasonable level of confidence. It is based on exploration, sampling and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings, and drill holes. The locations are too widely or inappropriately spaced to confirm geological continuity and/or grade continuity but are spaced closely enough for continuity to be assumed. An Indicated Mineral Resource has a lower level of confidence than that applying to a Measured Mineral Resource but has a higher level of confidence than that applying to an Inferred Mineral Resource.

11.2.3 Measured Mineral Resources

A Measured Mineral Resource is that part of a Mineral Resource for which tonnage, densities, shape, physical characteristics, grade and mineral content can be estimated with a high level of confidence. It is based on detailed and reliable exploration, sampling and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings, and drill holes. The locations are spaced closely enough to confirm geological and/or grade continuity.

11.3Database

The modeling and estimation reported herein utilized the drill hole database compiled by GRCN. The database used Imperial units, expressed as feet, short tons, and ounces per short ton. Bulk densities have been converted to short tons per cubic feet. The coordinate reference system used is the Nevada State Plane NAD 83 (ESPG code 6523).

Industry standard validation checks were carried out on the supplied databases, and minor corrections made where necessary. The database was reviewed for inconsistencies in naming conventions or

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

analytical units, duplicate entries, interval, length or distance values less than or equal to zero, blank or zero-value assay results, out-of-sequence intervals, intervals or distances greater than the reported drill hole length, inappropriate collar locations, and missing interval and coordinate fields.

Drill holes with assay samples occurring within mining claims hosting the Golden Mile deposit were imported into a Maptek Vulcan database. The resulting drill hole database used for Mineral Resource estimation contains 150 unique collar records (Table 11.1) and 10,962 assay records (Table 11.2), broken down by drilling type as:

●	RC: 131 reverse circulation drill holes for 14,597 m (47,889 ft)
●	DDH: 19 diamond drill holes for 2,843 m (9,327 ft)

A 3D view of all holes drilled in the Main Zone area of the Golden Mile property is shown on Figure 11.1.

Topographic surveying of GRCN 2020-2021 drill hole collars was undertaken by Kevin Haskew of Reno, Nevada, a registered professional surveyor. All plots were delivered as stamped referenced plats along with corresponding digital data files. Verification of field locations were also validated with registered air photographs and drone surveys.

Table 11.1 Golden Mile Drill Hole Database Summary

Description	DDH	RC	Total
Number of Drill Holes	19	131	150
Total Length Drilled	2,843 m (9,327 ft)	47,889	57,216
Average Hole Length	149.7 m (491 ft)	111.6 m (366 ft)	116.1 m (381 ft)
Drill Holes with Downhole Surveys	13	42	55

Table 11.2 Golden Mile Assay Database Summary

Assay Summary	DDH	RC	Total
Number of Assays	1,861	9,101	10,962
Total Length Assayed	2,829.5 m (9,283 ft)	13,869.6 m (45,504 ft)	16,699.1 m (54,787 ft)
Average Assay Length	1.52 m (4.99 ft)	1.52 m (5.00 ft)	1.52 m (5.00 ft)
Average Grade Au	0.38 g/t (0.011 opst)	0.24 g/t (0.007 opst)	0.27 g/t (0.008 opst)
Average Grade Ag	0.48 g/t (0.014 opst)	0.38 g/t (0.011 opst)	0.41 g/t (0.012 opst)

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Figure 11.1 3D Isometric View Looking Northwest with the Golden Mile Drill Holes

Industry standard validation checks of the database were carried out with minor corrections made where necessary. The database was interrogated for inconsistencies in naming conventions or analytical units, duplicate entries, interval, length or distance values less than or equal to zero, blank or zero-value assay results, out-of-sequence intervals, intervals or distances greater than the reported drill hole length, inappropriate collar locations, and missing interval and coordinate fields. No significant discrepancies with the data were noted.

11.3.1 Drill Data

Drill hole distance units were supplied by GRCN in feet and grade units were supplied as ounce per short ton. The collar coordinates were provided in the Nevada State Plane NAD 83 coordinate system. All data were supplied electronically as csv format files.

The average minimum collar distance within the mine area is 17.4 m (57 ft). Summary assay statistics were tabulated for the assay data (Table 11.3).

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Table 11.3 Summary Assay Statistics

Assay Data	Length	Au opst	Ag opst
Mean	1.52 m (5.00 ft)	0.274 g/t 0.008 (opst)	0.41 g/t (0.012 opst)
Median	1.52 m (5.00 ft)	0.034 g/t (0.001 opst)	0.205 g/t (0.006 opst)
Mode	1.52 m (5.00 ft)	0.000 g/t (0.000 opst)	0.137 g/t (0.004 opst)
Standard Deviation	0.11 m (0.36 ft)	2.40 g/t (0.07 opst)	1.610 g/t (0.047 opst)
Minimum	0.3 m (1 ft)	0.00034 g/t (0.00001 opst)	0.00993 g/t (0.00029 opst)
Maximum	8.63 m (28.3 ft)	130.86 g/t (3.821 opst)	75.31 g/t (2.199 opst)
CoV	0.07	8.46	3.93
Count	10,962	10,962	7,070

11.4	Bulk Density

A total of 44 bulk density values were measured by laboratory pycnometry on DDH core drilled in 2020-2021. Values ranged from 2.54 tonnes per cubic meter (tonnage factor 12.61) to 3.12 tonnes per cubic meter (tonnage factor 10.27), with a median of 2.79 tonnes per cubic meter (tonnage factor 11.48) and an average value of 2.75 tonnes per cubic meter (tonnage factor 11.65). For this resource estimate, a bulk density of 2.79 tonnes per cubic meter (tonnage factor 11.48) was assigned to the model for all units.

Rock Quality Designation (RQD) data were collected by GRCN from DDH core holes drilled in 2020-2021 and suggests the presence of multiple zones of poor recovery, fractures and voids (Figure 11.2). An additional factor may be required to accommodate the presence of voids and fractured rocks.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Figure 11.2 Plot of RQD vs. Elevation

11.5	Mineralization Modeling

11.5.1 Topography

A topographic model covering the Main Zone area of the Golden Mile property was created by GRCN staff using aerial photogrammetry collected on October 1, 2021. An Unmanned Aerial Vehicle (UAV) collected 658 high resolution aerial photographs over the Main Zone area at a nominal elevation of 119 m (390 ft) above ground level (AGL) (Fig. 11.3) and a ground sampling distance (GSD) of 3.3 cm (1.3 in) per pixel. Cloud based processing was used to generate a high resolution orthomosaic, 3D reconstruction, a dense point cloud, and a digital elevation model (DEM). The point cloud was converted to a 3D topographic surface for modeling.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Golden Mile
Ground Control Points
2,856,400
2,857,300
2,858,200
2,859,100
2,860,000
14,494,300
14,493,600
14,492,900
14,492,200
14,491,500
16
40
3
19
Ground Control Points
0 250 500 1,000
Feet
Oct 1, 2021
GRCN
NAD83 2011 StatePlane Nevada West FIPS 2703 Ft US

Figure 11.3 Aerial Photometry with Ground Control Points

On board the UAV global navigation satellite system (GNSS) an electronic compass, barometric sensor, and inertial measurement unit (IMU) were used to estimate photograph geolocation. Surveyed ground control points (GCP) were used for indirect georeferencing to WGS84. Table 11.4 lists the GCP geolocation errors.

Table 11.4 GCP Geolocation Errors

GCP	X Error (in)	Y Error (in)	Z Error (in)
3	0.1575	0.0827	-0.3504
16	0.3307	0.2047	0.0866
19	-0.3268	-0.2913	0.5000
40	-0.1614	0.0039	-0.2323
Total (RMSE)	0.2584	0.1828	0.3295

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

11.5.2 Mineralization Envelopes

Due to the complex nature of the observed grade distribution, a mineralization domain for the Main Zone was generated using the Leapfrogtm software Radial Basis Function (RBF) interpolent, with a primary orientation trending northwest to southeast. The RBF interpolant generates a smoothed 3D volume based on all of the input data.

The Main Zone mineralization domain is constrained by a minimum Au assay grade of 0.34 g/t (0.010 opst) and where appropriate incorporates lower grade assays. The resulting mineralization system crosses the Dunlap and Luning Formations and extends slightly into the modeled intrusive units near the contact. Mineralization domains for the Magnetite Skarn (“MSK”) and the Northwest Skarn were also generated in Leapfrogtm based on lithological logging. (Fig, 11.4). The resulting mineralization domains were used to back-tag assay and composite intervals and provide reasonable volume constraints to the Mineral Resource.

Figure 11.4 3D Isometric View Looking Northwest of the Mineralization Domains.

11.6	Compositing

The average length of assay intervals within the defined mineralization domains is 1.52 m (5.00 ft), with a mode of 1.52 m (5.00 ft) and a median length of 1.52 m (5.00 ft) (Figure 11.5). Assays were therefore composited to 1.52 m (5.00 ft) within the defined domains. Where appropriate residual end-of-section composite lengths less than 0.76 m (2.50 ft) were merged with the adjacent interval. A small number of missing intervals were assigned a nominal value of 0.00034 g/t Au (0.00001 opst) during compositing.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Figure 11.5 Plot of Constrained Assay Sample Lengths

11.7	Exploratory Data Analysis

Summary statistics were calculated for the composite sample populations (Table 11.5). The highest gold values occur in the center of the Main Zone. There is insufficient data available to characterize the silver sample populations outside of the Main Zone.

Table 11.5 Constrained Composite Statistics for Gold Values

Au	Main Zone	MSK	NW Skarn	Total
Mean	1.64 g/t (0.048 opst)	1.40 g/t (0.041 opst)	0.65 g/t (0.019 opst)	1.58 g/t (0.046 opst)
St Dev	5.89 g/t (0.172 opst)	1.58 g/t (0.046 opst)	0.51 g/t (0.015 opst)	5.58 g/t (0.163 opst)
Median	0.51 g/t (0.015 opst)	0.82 g/t (0.024 opst)	0.51 g/t (0.015 opst)	0.51 g/t (0.015 opst)
Minimum	0.00034 g/t (0.00001 opst)	0.03 g/t (0.001 opst)	0.00034 g/t (0.00001 opst)	0.00034 g/t (0.00001 opst)
Maximum	118.70 g/t (3.466 opst)	6.82 g/t (0.199 opst)	2.19 g/t (0.064 opst)	118.70 g/t (3.466 opst)
CoV	3.575	1.109	0.798	3.506
Count	1,166	92	57	1,315
Ag	Main Zone	MSK	NW Skarn	Total
Mean	0.55 g/t (0.016 opst)	1.68 g/t (0.049 opst)	NA	0.62 g/t (0.018 opst)
St Dev	1.23 g/t (0.036 opst)	3.22 g/t (0.094 opst)	NA	1.37 g/t (0.040 opst)
Median	0.21 g/t (0.006 opst)	0.00034 g/t (0.00001 opst)	NA	0.21 g/t (0.006 opst)
Minimum	0.00034 g/t (0.00001 opst)	0.00034 g/t (0.00001 opst)	NA	0.00034 g/t (0.00001 opst)
Maximum	15.58 g/t (0.455 opst)	17.47 g/t (0.510 opst)	NA	17.47 g/t (0.510 opst)
CoV	2.283	1.923	NA	2.257
Count	1,166	92	NA	1,258

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

The gold sample distributions for RC and DDH composites in the Main Zone were also examined for evidence of bias (Figure 11.6). The results suggest that RC drilling has in general slightly undervalued the higher-grade diamond drilling (DD) results.

Figure 11.6 RC vs. DDH Drilling Results

11.8	Treatment of Extreme Values

The potential influence of extreme values during estimation was evaluated by grade capping analysis on the tagged and composited grade intervals in order. The presence of high-grade outliers was identified by disintegration analysis of the upper tails and examination of histograms and log-probability plots (Fig. 11.7). Composite grades were reduced to the selected threshold prior to estimation. For the Golden Mile Main Zone, an additional range restriction of 18.3 m (60 ft) was placed on composites equal to the capping threshold.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Figure 11.7 Log-Probability Plots of Composite Capping Thresholds

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Table 11.6 Capping Thresholds

	Au				Ag
	Cap	Number Capped	Capped Mean	Percent Contribution	Cap	Number Capped	Capped Mean	Percent Contribution
Main Zone	17.12 g/t (0.500 opst)	12	1.34 g/t (0.039 opst)	37%	13.70 g/t (0.400 opst)	2	0.55 g/t (0.016 opst)	5%
MSK	NA	0	NA	NA	13.70 g/t (0.400 opst)	7	1.61 g/t (0.047 opst)	51%
NW Skarn	NA	0	NA	NA	NA	0	NA	NA

11.9	Continuity Analysis

Continuity analysis was carried out for the Main Zone on normal-score transformed variograms using composited Au grade intervals (Figure 11.8). The Main Zone variography suggests a dip range of approximately 36.6 m (120 ft) and a strike range of approximately 34.1 m (112 ft). A distance of 27.4 m (90 ft), equal to 75% of the observed range, was selected as a basis for Mineral Resource classification.

Figure 11.8 Main Zone Variography

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

11.10Block Model

An orthogonal block model was established across the area with the block model limits selected to cover the extent of the Mineral Resources and accommodate a potential pit shell (Table 11.7). A parent block size of 4.9 m (16 ft) x 4.9 m (16 ft) x 6.1 m (20 ft) was selected as representative of the pit shell configuration and selective mining unit.

Table 11.7 Block Model Setup

	Origin	Offset	Block Size	Sub-Cell
X	2856700.0	3200	4.9 m (16 ft)	0.3 m (1.0 ft)
Y	14491000.0	4000	4.9 m (16 ft)	0.3 m (1.0 ft)
Z	6000.0	1300	6.1 m (20 ft)	0.3 m (1.0 ft)

The block model contains variables for Au and Ag grade estimation, bulk density, classification and drill hole spacing. A small amount of historical mining has taken place at Golden Mile. It is considered to be economically insignificant and was not depleted from the Mineral Resources.

11.11Estimation and Classification

Inverse Distance Cubed (“ID3”) and Nearest Neighbor (“NN”) estimates were carried out using capped composites. A minimum of four and a maximum of nine composites were used for estimation, with a maximum of three composites from a single drill hole. The search ellipsoid oriented parallel with each defined mineralization domain and extending a maximum of 91.4 m (300 ft) The major and semi-major axes approximate the average strike and dip directions of the mineralization. Both gold and silver were modeled and estimated, but Ag is not included in the Mineral Resource due to limited information on this commodity.

In order to provide a whole block estimate suitable for open pit mine planning and future reserve reporting, the block model was regularized after estimation to a 4.9 m (16 ft) x 4.9 m (16 ft) x 6.1 m (20 ft) whole block estimate by volume percent and diluted at zero grade.

The relevant factors used in the classification process were:

●	Drill hole spacing density,
●	Level of confidence in the geological interpretation,
●	Observed continuity of mineralization, and
●	Direct proximity to a drill hole.

Parent blocks were classified algorithmically by drill hole spacing geometry as follows:

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

●	A block was classified as an Indicated Mineral Resource if three or more drillholes used for estimation are within 27.4 m (90 ft).
●	All other estimated blocks are classified as Inferred.

The primary source of uncertainty for Indicated Mineral Resources is the modeling of grade continuity. The current mineralization envelopes are based on geological mapping, structural logging and variography, which may change moving forward with additional drilling. The influence of higher-grade assays on grade continuity has also been mitigated by applying a range restriction of 18.3 m (60 ft) to composite values of 17.12 g/t (0.500 opst) or higher. Additional uncertainty is associated with the observed RQD results, which suggest extensive fracture filling, and may bias the estimate in terms of volume and grade distribution.

The primary source of uncertainty for Inferred Mineral Resources is the extrapolation beyond the drilling. This has been mitigated by reducing the mineralization envelope beyond current drilling.

An example of a typical cross section showing the drill hole data and modeled mineral-domain envelopes in in the Main Zone of the Golden Mile property is shown in Figure 11.9.

Figure 11.9 Typical Cross-Section of Golden Mile Main Zone Looking NW Showing Gold Grades (opst)

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

11.12Mineral Resource Estimate

GRCN models and estimates Mineral Resources prior to establishing Mineral Reserves. Mineral Resources at Golden Mile are further defined by GRCN as Mineral Resources within a constraining pit shell and above a defined cutoff value. Mineral Resources reported herein have been constrained within a Lerchs-Grossman optimized pit shell and are reported at a cutoff grade of 0.34 g/t (0.010 opst).

Economic parameters used for the cutoff calculation were supplied by GRCN and are derived from unit costs and recoveries from 2020 operational results at GRCN’s Isabella-Pearl Mine, Nevada (Table 11.8). The gold price of $1,700 selected by GRCN represents a slightly conservative outlook compared to the 24-month trailing average of $1,745 per ounce as of September 30, 2021.

The constraining Mineral Resource pit shell was developed by GRCN based on the supplied economic parameters. The results from the optimized pit shell are used solely for the purpose of reporting Mineral Resources and include both Indicated and Inferred Mineral Resources (Figure 11.10).

Table 11.8 Parameters Used for Mineral Resources Cutoff Calculation

Description	Unit	Value
Gold Price	$/oz	1,700
Charges	%	0.075
Royalty	%	3.00
Selling Cost	$/oz	37.60
Processing Cost + G&A	$/t	11.04
Recovery	%	60
Cutoff	g/t	0.34
Cutoff	opst	0.010

Figure 11.10 3D Isometric View of the Optimized Pit Shell for Golden Mile Deposit

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Indicated Mineral Resources reported at Golden Mile contain 2.16 million tonnes (2.38 million short tons) of material at an average gold grade of 1.13 g/t (0.033 opst). Inferred Mineral Resources reported are 2.40 million tonnes (2.64 million short tons) of material at an average gold grade of 1.10 g/t (0.032 opst) (Table 11.9).

Table 11.9 Mineral Resource Inventory at Golden Mile, Mineral County, Nevada, USA (as of September 30, 2021)1 2 3 4

Class	Tonnes	Short Tons	Au (g/t)	Au (opst)	Au (oz)
Indicated	2,160,000	2,380,000	1.13	0.033	78,500
Inferred	2,400,000	2,640,000	1.10	0.032	84,500
5.	Reported at a cutoff of 0.34 g/t Au (0.010 opst).
6.	Whole block diluted estimates are reported within an optimized pit shell.
7.	Mineral Resources do not have demonstrated economic viability.
8.	Totals may not sum exactly due to rounding.

11.13Mineral Resource Estimate Sensitivity

The sensitivity of the Mineral Resource inventory to changes in cutoff grade was also examined by summarizing tonnes and grade within the pit shell at varying cutoff grades (Table 11.10).

Table 11.10 Cutoff Grade Sensitivity for the Golden Mile Deposit

Class	Cutoff	Tonnes	Short Tons	Au (g/t)	Au (opst)	Au (oz)
Indicated	0.17 g/t (0.005 opst)	2,630,000	2,900,000	0.99	0.029	84,100
	0.34 g/t (0.010 opst)	2,160,000	2,380,000	1.13	0.033	78,500
	0.68 g/t (0.020 opst)	1,320,000	1,450,000	1.54	0.045	65,300
	1.03 g/t (0.030 opst)	770,000	850,000	2.06	0.060	51,000
	1.37 g/t (0.040 opst)	490,000	540,000	2.54	0.074	40,000
	1.71 g/t (0.050 opst)	330,000	360,000	3.05	0.089	32,000
Inferred	0.17 g/t (0.005 opst)	2,820,000	3,110,000	0.99	0.029	90,200
	0.34 g/t (0.010 opst)	2,400,000	2,640,000	1.10	0.032	84,500
	0.68 g/t (0.020 opst)	1,540,000	1,700,000	1.44	0.042	71,400
	1.03 g/t (0.030 opst)	910,000	1,000,000	1.85	0.054	54,000
	1.37 g/t (0.040 opst)	630,000	690,000	2.16	0.063	43,500
	1.71 g/t (0.050 opst)	360,000	400,000	2.61	0.076	30,400

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

11.14Risk Factors

Relevant factors which may affect the estimation of Mineral Resources include changes to the geological, geotechnical and geometallurgical models, infill drilling to convert material to a higher classification, drilling to test for extensions to known Mineral Resources, collection of additional bulk density data and significant changes to commodity prices. It should be noted that these and other factors pose potential risks and opportunities, of greater or lesser degree, to the estimate as the model is based on currently available data. Risks associated with key estimation parameters are tabulated in Table 11.11.

Table 11.11 Mineral Resource Estimation Risk Factors

Category	Description	Risk	Potential for Adverse Impact
Database	Database Integrity	Database combines historical and recent drilling	Low
Database	Database Integrity	Database errors	Low
Drilling	Recovery	A wide range of RQD values were logged	Medium
Drilling	Data Density	Sufficient drilling coverage at this stage	Low
Drilling	Survey	Good collar coverage	Low
Geology	Geological Interpretation	An up-to-date geology model is available	Low
Model	Estimation	Industry standard estimation used	Low
Model	Bulk Density	Sufficient samples are available to calculate a global bulk density	Low
Model	Grade Continuity	Grade continuity is based on drilling coverage and may change due to the nature of the mineralization	Medium
Model	Metal At Risk	A large proportion of the contained metal is derived from a small number of samples	High
Model	Mineralization	Fracture style mineralization may overestimate metal content at SMU scale	High
Model	Economics	Based on current operating costs	Low
Model	Recoveries	Conservative compared to recent met studies	Low
Sampling	Predominantly 5 ft. samples	Consistent across DD and RC sampling	Low
Sampling	Quality of assay data	Industry standard use of QAQC	Low
Sampling	Quality of assay data	Some issues with standards noted	Low

11.15Opinion on Adequacy

Mr. F Brown, the QP responsible for Section 11, considers that the GRCN 2020 2021 drilling program results meet industry standards for drilling and QA/QC measures. Mr. Brown also considers that the relevant historical drilling results have been reviewed in sufficient detail for inclusion in the generation of Indicated and Inferred Mineral Resource estimates.

Mr. F Brown believes that all issues relating to relevent technical and economic factors likely to influence the prospect of economic extraction can be resolved with further work.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

12	MINERAL RESERVE ESTIMATES

Mineral Reserve estimates for the Golden Mile property were not prepared according to the amendments adopted by the SEC to modernize the property disclosure requirements for mining registrants, and related guidance, which are currently set forth in Item 102 of Regulation S-K under the Securities Act of 1933 (“Securities Act”) and the Securities Exchange Act of 1934 (“Exchange Act”) and in Industry Guide 7 (SEC, 2018 a, b).

The CRIRSCO framework of applying modifying factors to Mineral Resources reported herein for the Golden Mile property were not undertaken in order to convert them to Mineral Reserves.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

13	MINING METHODS

No description of proposed mining methods for the Golden Mile property has been prepared for this TRS.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

14	PROCESSING AND RECOVERY METHODS

No description of proposed mineral processing and recovery methods for the Golden Mile property has been prepared for this TRS.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

15	INFRASTRUCTURE

No description of the required infrastructure for the Golden Mile property has been prepared for this TRS.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

16	MARKET STUDIES

No description of market studies for the products of the Golden Mile property has been prepared for this TRS.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

17	ENVIRONMENTAL STUDIES, PERMITTING, AND PLANS, NEGOTIATIONS, OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS

No description of the factors pertaining to environmental compliance, permitting, and local individuals or groups, which are related to the Golden Mile property, have been prepared for this TRS.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

18	CAPITAL AND OPERATING COSTS

No estimates of capital and operating costs for the Golden Mile property have been prepared for this TRS.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

19ECONOMIC ANALYSIS

No description of the key assumptions, parameters, and methods used to demonstrate economic viability, nor material assumptions including discount rates, exchange rates, commodity prices, and taxes, royalties, and other governmental levies or interests applicable to the Golden Mile property have been prepared for this TRS.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

20ADJACENT PROPERTIES

A recent review of the BLM claim records by the QP’s has been completed. This review indicates that Registrant-properties and adjacent properties held by competitors which surround the Golden Mile property are under apparently valid mining claims. Relevant information concerning these properties are described in this TRS.

20.1	Registrant Properties

GRCN controls additional claims adjoining the Golden Mile property including the Mina Gold property. GRCN also operates and controls several other properties within a 50 km (31 mi) radius. These properties include GRCN’s currently operating property, the Isabella Pearl mine, and the East Camp Douglas and County Line exploration properties (Fig. 20.1).

Figure 20.1 Map of the Properties in the Vicinity of the Golden Mile Property (GRCN properties highlighted in light blue; Other properties highlighted in dark blue)

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

20.1.1	Mina Gold

GRCN purchased the Mina Gold property from Nevada Select in August 2016. The property is located approximately 13 km (8 mi) northwest of the Golden Mile property and covers an area of approximately 657 hectares (1,624 acres) consisting of 74 unpatented lode mining claims and 5 patented claims. The Mina Gold property adjoins the Golden Mile property to the northwest. Gold mineralization at Mina Gold is hosted by epithermal quartz veins occurring along fault zones in volcanic host rock outcropping at the surface. Mina Gold has been tested by over 313 historic exploration drill holes which encompass more than 16,246 m (53,300 ft) of drilling. Historic drill intercepts encountered gold at shallow depths (<60 m; 196 ft) including 7.4 g/t (0.22 opst) gold over 12.2 m (40 ft), 11.8 g/t (0.34 opst) gold over 4.6 m (15 ft) and 5.0 g/t (0.15 opst) gold over 6.1 m (20 ft). Historic metallurgical reports completed by Legend Metallurgical Laboratory, Inc. Reno, NV, includes column leach tests at minus 15 cm (6 in) rock returned 80% gold recovery in 60 days. Minus 1.3 cm (0.5 in) rock returned 75% gold recovery in 2 days. The best gold recoveries will likely require particle agglomeration prior to heap leaching. FGC acquired 100% of the Mina Gold property from Nevada Select for $1,000,000, which included shares of restricted common stock valued at $850,000 and cash of $150,000 representing a one-time advanced royalty payment. Nevada Select retained a 3% NSR royalty on the patented claims and 2% NSR royalty on the unpatented claims. FGC retained the right to buy down 1% of the NSR royalty on the patented claims for $1,000,000 and 0.5% of the NSR royalty on the unpatented claims for $500,000.

20.2	Adjacent Properties

The Golden Mile property is situated along strong structural controls and alignments within the Walker Lane mineral belt which hosts numerous significant epithermal gold and silver deposits. The closest (<90 km; 56 mi) and most significant adjacent properties held by other owner/operators include Santa Fe, Paradise Peak, Denton-Rawhide, Candelaria and Borealis (Fig. 20.1).

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

21	OTHER RELEVANT DATA AND INFORMATION

GRCN continues to evaluate the known mineralized zones among a much larger conceptual project plan of multiple open pits along a trend at Golden Mile to the northwest and onto the Mina Gold property. This includes evaluating the potential of at least three pits feeding ore to a strategically located heap leach and process facility. The conceptualized process plant is being evaluated to take the gold to the carbon stage and then haul the carbon for processing at GRCN’s absorption/desorption/recovery (ADR) facility at Isabella Pearl for final doré production.

There is no other additional information or explanation necessary to provide a complete and balanced presentation of the value of the property to the registrant. This TRS was prepared to be as understandable as possible and to not be misleading.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

22	INTERPRETATION AND CONCLUSIONS

Golden Mile is an advanced exploration property with a favorable economic projection based on Mineral Resources estimated and reported herein.

22.1	Interpretation

The Golden Mile property is underlain by Triassic, dominantly carbonate Luning Formation, and Jurassic, dominantly siliciclastic Dunlap Formation. The older Luning Formation is interpreted to be thrust on top of the younger Dunlap Formation, and both units are folded and faulted into steeply dipping to overturned beds. The Luning Formation in the property area is largely dolomitic and exposures south of the Road Fault are unmetamorphosed, dark gray, carbonaceous limestone and fossiliferous micrite. In contrast, the Dunlap Formation is mostly composed of siltstone and sandstone, which are locally calcareous. The Luning and Dunlap formations are intruded by several phases of granitoid rocks, mainly granodiorite and a quartz-feldspar porphyry (Golden Mile Stock), which is interpreted to be related to a skarn event (Ray, 2016). Meinert (2021) believes that on a district scale, the series of coarse-grained, equigranular quartz monzonite and granodiorite plutons are likely to be Late Cretaceous, whereas a smaller, porphyritic granodiorite and quartz monzonite porphyry stocks are likely Tertiary in age. In the northern part of the property, the older sedimentary and intrusive rocks are unconformably overlain by Tertiary volcanic rocks that post-date the skarn mineralization.

There are two main types of alteration in the Golden Mile district, hornfels and skarn (Meinert, 2021). Hornfels is the more extensive alteration type and consists of a biotite alteration of clastic rocks of the Dunlap Formation. As with most gold skarns, the biotite hornfels likely forms an aureole around the ore deposit. With increasing alteration intensity, the biotite hornfels is veined and overprinted by pyroxene, followed by vesuvianite, followed by garnet. This alteration sequence thus forms a bullseye relative to heat and fluid transfer from the source (Meinert, 2021).

On surface, the most impressive Au-Cu (Fe) exoskarn mineralization is seen at the Main Zone of Golden Mile. It is characterized by large pods and lenses of massive magnetite which are accompanied by gold, chalcopyrite, pyrite and variable amounts of Cu and Fe oxides as well as Cu-Fe-Mn wad (Ray, 2016). The surface mineralization is mainly hosted by garnet-bearing exoskarn that is often quartz-silica-rich with varying quantities of retrograde alteration, including epidote, chlorite, amphibole, and in the more dolomitic rocks phlogopite, serpentinite and brucite. Trace quantities of wollastonite and possible very fine-grained clino-pyroxene were also seen. One notable feature of the skarn is the local presence of abundant fine to coarse-grained phlogopite that in some parts is spatially associated with magnetite. Phlogopite is particularly common at the north end of the Main Zone.

All mineralization at Golden Mile occurs within the area that has hornfels formed dominantly from siliciclastic rocks and skarn alteration formed dominantly from carbonate rocks. From the observed

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

mineralogy, most of the skarn protolith in the Golden Mile district was dolomitic, which results in magnesian skarn minerals (Meinert, 2021). Because of the dominance of magnesium rather than iron in the skarn minerals, the excess iron typically forms abundant magnetite, as is observed in the Main Zone pit. The magnetite is particularly important as a reactant for later, lower temperature Au-bearing fluids. Only limited calcic skarn has been observed on surface and in drill core.

Most of the high-grade gold mineralization, as confirmed by the oriented core study, appears to be associated with narrow (<2 cm), NW trending veins and fractures (Butner, 2021). The high-grade veins consist dominantly of quartz-calcite-chlorite-pyrite-iron oxide +/- envelopes of feldspar and clay. The identification of dominantly northwest-trending high-grade structures helps to explain lack of correlation in earlier northwest-directed drill holes. Where these veins encountered reactive alteration mineralogy such as magnetite or magnesium skarn, the gold mineralization is more disseminated, thus explaining the Main Zone magnetite-pit mineralization (Meinert, 2021).

22.2	Conclusions

Golden Mile is currently a moderate-sized, mineralized gold (silver-copper-iron) system with potential for developing gold resources and additional exploration targets. Historic surface and underground rock sampling, together with previous and current drilling, have defined significant, locally high-grade, gold values locally in association with magnetite skarn with minor silver-copper mineralization.

Three types of mineralization have been identified at Golden Mile and each could host economic gold deposits (Ray, 2016). These include: (a) bulk tonnage, open-pit mineable gold hosted within the endoskarn-altered quartz porphyry (Golden Mile Stock), (b) gold ± copper ± magnetite mineralization hosted by the garnet-quartz exoskarn envelope developed outboard from the Golden Mile Stock, and (c) massive sulfide-magnetite replacements or mantos formed distal (up to 1 km or more) from the Golden Mile Stock thermal aureole.

Lower grade disseminated mineralization occurs in intrusive, limestone, and locally in overlying Tertiary volcanic rocks. Intercepts of +30 m (100 ft) grading + 0.9 g/t Au (0.025 opst) to 81 m (265 ft) grading +0.5 g/t Au (0.015 opst) have been intersected in numerous drill holes. Alteration includes stockwork veining, argillic alteration and some silicification. A broad halo of low-grade (>0.1 g/t Au; 0.003 opst) disseminated gold mineralization envelopes the high-grade mineralization. The drill defined resource is open ended in nearly all directions.

Column leach test work yielded gold extractions of 80% for coarse composite material (<37.5 mm; 1.48 in) based on calculated heads ranging from 1.639 g/t (0.048 opst) to 1.806 g/t (0.053 opst) Au. Gold extractions for the fine composite material (9.5 mm; 0.37 in) column leach tests ranged from 51% to 86% based on calculated heads which ranged from 1.328 g/t (0.039 opst) to 4.506 g/t (0.132 opst) Au. Column leach test results exhibited rapid leach kinetics with 80 to 90 percent of total recovery occurring in the first 10 days of leaching.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

KCA (2021) estimates gold extraction for an ore body based upon the assumption that the ore to be mined will be similar to the samples tested. KCA normally discounts laboratory gold extractions by two to three percentage points when estimating field extractions. KCA normally discounts laboratory silver extractions by three to five percentage points when estimating field recoveries. This assumes a well-managed heap leach operation, and if agglomeration is required, it is assumed that this process is completed correctly. Based upon KCA’s experience with mostly clean non-reactive ores, cyanide consumption in production heaps would be only 25 to 33 percent of the laboratory column test consumptions. For ores containing high amounts of leachable copper, higher factors should be utilized.

Mineral Resources described herein have been delineated by appropriate drilling and/or sampling to establish continuity and supports an estimate of tonnage and an average grade of the selected metals. GRCN has evaluated and performed verification of the Golden Mile drill hole database and considers the assay data to be adequate for the estimation of the Mineral Resources. The resulting drill hole database contains 150 unique collar records and 10,962 assay records, broken down by drilling type as:

●	RC: 131 reverse circulation drill holes for 14,597 m (47,889 ft)
●	DDH: 19 diamond drill holes for 2,843 m (9,327 ft)

Mineral Resources at Golden Mile are further defined within a constraining pit shell and above a defined cutoff value. Mineral resources reported herein has been constrained within a Lerchs-Grossman optimized pit shell and are reported at a cutoff grade of 0.34 g/t Au (0.010 opst).

Indicated Mineral Resources reported at Golden Mile contain 2.16 million tonnes (2.38 million short tons) of material at an average gold grade of 1.13 g/t (0.033 opst). Inferred Mineral Resources reported are 2.40 million tonnes (2.64 million short tons) of material at an average gold grade of 1.10 g/t (0.032 opst). The modeling and estimation of Mineral Resources presented herein is based on technical data and information available as of September 30, 2021.

Several factors may affect the estimation of Mineral Resources including changes to the geological, geotechnical and geometallurgical models. In particular, the resource model showed a large proportion of the contained metal is derived from a small number of samples and fracture style mineralization may overestimate metal content at the mining (SMU) scale. Infill drilling to convert material to a higher classification is recommended to mitigate these risks.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

23	RECOMMENDATIONS

The QP’s preparing this report for GRCN recommend that the Golden Mile property proceed with a prefeasibility study to move the property forward to a development decision. The conceptualized plan being evaluated is open pit mining and heap leaching of the gold deposit, taking the gold to the carbon stage at Golden Mile, and then hauling the carbon for processing at the parent company’s ADR facility at its nearby Isabella Pearl mine for final doré production.

Metallurgical testing was recently completed by a third-party process metallurgical services company specializing in column heap leaching and test results are currently being reviewed. Engineering, base line and background studies are on-going which include process facility layout, open-pit design and infrastructure evaluations. Some additional studies are also recommended that may improve value and optimizations including additional drilling to convert Mineral Resources to Mineral Reserves, and additional geotechnical studies to possibly steepen pit slopes.  Mineralization at Golden Mile remains open along strike and at depth.

23.1	Proposed Exploration Program

For future exploration, particularly in the vicinity of the Main Zone deposit north of the Road Fault, it will be important to better understand the structure of the northwest-trending gold-bearing quartz-pyrite-chlorite veins and the stratigraphy and resulting alteration mineralogy of the Dunlap and Luning Formations. Investigations would include additional surface mapping to define location and geometry of carbonate host rocks and preparation of stratigraphic cross-sections to help define the subsurface extent of the carbonate host rocks, particularly near the granodiorite-quartz feldspar porphyry intrusions.

The intersection of structure, stratigraphy, and alteration appears to control the Au distribution at Golden Mile. A study of the alteration patterns is likely to show zones that were not tested by previous drilling. Structure-controlled mineralization is also open at depth and 3D review of structure and alteration would likely help to define drill areas of deeper carbonatehosted gold mineralized targets. Mineralization appears to extend north and northwest under post-mineral volcanic cover and additional drilling is also warranted in this direction.

Metal ratio modeling of the Golden Mile gold mineralized system is recommended. The distribution of metals in ore deposits is commonly zoned due to gradients in temperature or fluid composition but the absolute concentration of particular elements can also vary in response to other factors such as structure, stratigraphy, or host rock composition (Meinert, 2021).

No coherent historic soil sampling has been done on the property. Thus, soil sampling at 100-meter orthogonal spacing’s should be completed over the area south of the Tertiary volcanic cover. Some

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

reconnaissance soil sampling lines should also be run over the volcanic rocks further north in case there are post-volcanic fracture zones that may reveal the presence of mineralization at depth.

Geophysical techniques, especially magnetic surveys, have been useful in tracing the granodiorite and quartz feldspar porphyry intrusions beneath volcanic cover. A series of various geophysical surveys were completed by several of the previous owners over many years, however none of this data has been coherently integrated or reviewed in context of modern drilling and geologic setting understanding. An effort to complete this is warranted.

Additional future work shall also include 1) documenting the stratigraphy of the Dunlap and Luning Formations, particularly the distribution of magnesian and calcic carbonate units in the Luning Formation, 2) identifying the magnesian skarn mineralogy, especially important is to work out skarn zonation and evaluating vectors to mineralization, 3) and dating some of the igneous rocks, to obtain U-Pb zircon ages on the main igneous phases, especially the granodiorite–quartz porphyry phases that appear to be most closely related to alteration and mineralization, and Ar-Ar ages of amphibole and mica in both igneous and skarn rocks

The proposed exploration program for the Golden Mile property is shown in Table 23.1. The estimated cost of the recommended exploration program is $2.5 M. The proposed budget includes for 12,192 m (40,000 ft) of RC drilling for Mineral Resource expansion and exploration outside of the Main Zone deposit area.

Table 23.1 Budget for Proposed Exploration at Golden Mile Property

Description	Total Cost ($)
Salaries and Wages	120,000
Vacation Days	3,000
Health Insurance	3,000
401K Expense	3,600
Payroll Taxes Employer	12,000
Workers Compensation Insurance	6,000
Contractors Drilling (RC) – 12,192 m (40,000 ft)	1,100,000
Contractors Maintenance	60,000
Contractors Services	200,000
Material Used by Contractors	200,000
Topographical Studies	12,000
Environmental Studies	60,000
Laboratory Assays	500,000
Maintenance Vehicles	600
Software & Licenses (non-cap)	3,000
Consulting Services	60,000
Airfare	1,200
Lodging	12,000
Meals	6,000
Other Travel Expenses	6,000
Gasoline	3,000
Field Supplies and Materials	36,000
Allocation of Labor Costs	90,000
Golden Mile Property Exploration Total	2,497,400

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

23.2	Proposed Technical Studies

Proposed technical studies shall include, but are not limited to, a study of geotechnical requirements for final pit slope angles to ensure that the most optimal pit slopes are utilized and that proper setbacks are applied to the dump toes near the final pit crest, and a blasting fragmentation study, open pit and waste dump designs. Further metallurgical test work is recommended on Golden Mile mineralization to confirm viability of Heap Leach, Carbon Adsorption/Desorption and Electrowinning gold recovery of oxide and sulfide Mineral Resources in the Golden Mile Main Zone deposit. This shall also include large column test work on near-surface Run-of-Mine (ROM) material. A geometallurgical model to further characterize the Mineral Resources in the Golden Mine deposit and Waste Rock Characterization studies are also recommended. A hydrologic and mine water source review is on-going and water well drilling, including monitoring wells, is included in the proposed budget.

A more detailed geotechnical study will also serve to further de-risk the Golden Mile property and could also lead to improvements. Once core drilling and the geotechnical study have been completed, the open pit and dump designs should be reviewed and modified, if necessary, to reflect the new geotechnical information.

Waste Rock Characterization studies will investigate the potential for development of Acid Rock Drainage and Metal Leaching (ARDML) due to oxidation of sulfide minerals that are unstable under atmospheric conditions. Upon exposure to oxygen and water, sulfide minerals will oxidize, releasing metals, acidity and sulfate.

It is also recommended that ore control methodologies be reviewed to determine if fire assaying for blast holes is more suitable than using cyanide-leach assays. Cyanide leach assays returned for resource drill holes at Golden Mile have shown to be highly variable and are likely unreliable for grade control purposes.

Recommendations for continued engineering, geotechnical, metallurgical, base line and background studies at Golden Mile are shown in Table 23.2. The estimated cost of the recommendations total $1.0 M.

Table 23.2 Budget for Proposed Technical Studies at Golden Mile Property

Description	Total Cost ($)
Core Drilling & Geotechnical Study	300,000
Blasting Fragmentation Study	50,000
Metallurgical Test Work	60,000
Geometallurgical Study	40,000
Waste Rock Characterization	30,000
Hydrogeologic Study	20,000
Water Well Drilling	400,000
Monitor Well Drilling	100,000
Total	1,000,000

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

24	REFERENCES

Albino, G. V. and Boyer, C. I., 1992, Lithologic and structural controls of gold deposits of the Santa Fe district, Mineral County, Nevada: in Craig, S. D., ed., Structure, Tectonics and Mineralization of the Walker Lane, Geological Society of Nevada Walker Lane Symposium Proceedings Volume, p. 187-211.

Anderson, E., Berger, B.R., and Miggins, D., 2012, Timing, magnitude and style of Miocene deformation, west-central Walker Lane belt, Nevada, Lithosphere; v. 4; p. 187-208; Geological Society of America data repository item # 2012085.

Burtner, G., 2021, Golden Mile Downhole Structural Review, unpublished report for Fortitude Gold Corporation, 31 p.

Carlson, C. W., Pluhar, C. J., Glen, J. M. G., and Farner, M. J., 2013, Kinematics of the west-central Walker Lane: Spatially and temporally variable rotations evident in the Late Miocene Stanislaus Group, Geosphere; online 13, December 2013, 10.1130/GES00955.1; Geological Society of America, p. 22.

Colgan, J. P. Dumitru, T. A., McWilliams, M., and Miller, E. L., 2006, Timing of Cenozoic volcanism and Basin and Range extension in northwestern Nevada: New constraints from the northern Pine Forest Range, Geological Society of America Bulletin, January/February 2006; v. 118, no. ½; repository item 2006013, p. 126-139.

Cox, D.P. and Singer, D.A., 1986, U.S. Geological Survey Bulletin 1693: U. S. Geological Survey, Open-File Report 1693, Model 18b, 282. p.

Dix, R.B., 1982, Cyanide bottle roll tests on Grayhill Exploration bulk samples. Unpublished report of tests by Kappes Cassidy & Associates for Grayhill Exploration Company.

Doebrich, J.L. and Theodore, T. G. (1996}: Geologic history of the Battle Mountain mining district, Nevada, and regional controls on the distribution of mineral systems; in Geology and Ore Deposits of the American Cordillera (A.R. Coyner & P.L. Fahey, eds.) Geol. Soc. Nevada, Reno/Sparks 1, 453-483.

Dunne, K., 2017, Petrography Report, 15 Rock Grab Samples and 6 Drill Core Samples, Golden Mile Property, Bell Mining District, Mineral County, Nevada. Unpublished report for Kinross Gold USA Inc. 161 p.

Einaudi, M.T., Meinert, L.D., Newberry, R.J., 1981, Skarn deposits. In Seventy-fifth Anniversary Volume, 1906-1980, ECONOMIC GEOLOGY, (B.J. Skinner, ed.). Economic Geology Publishing Co. p. 317-391.

Ferguson, H. G, and Muller, S. W., 1949, Structural geology of the Hawthorne and Tonopah Quadrangles (a Study of pre-Tertiary rocks and Jurassic diastrophism), Nevada, Department of the Interior U.S. Geological Survey Professional Paper 216, p. 64.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Ferranti, L., Oldow, J. S., Geissman, J. W., and Nell, M. M., 2009, Flattening strain during coordinated slip on a curved fault array, Rhodes Salt Marsh extensional basin, central Walker Lane, west-central Nevada, Geological Society of America Special Paper 447, p. 189-213.

Gatchell, B., 1989, Summary Report Golden Mile project. Unpublished report for Battle Mountain Exploration Company.

Hickey, Robert J.,1992, The Buckhorn Mountain (Crown Jewel) gold skarn deposit, Okanogan County, Washington; Economic Geology; v. 87; no. 1; p. 125-141.

Hudson, D., 1998, Geology of the Golden Mile Project, Mineral County, Nevada. Unpublished report for Teck Resources Inc.

Hudson, D., 1999, Petrography of Drill Cuttings from Holes GMT-2 and GMT-3, Golden Mile Project, Mineral County, Nevada. Unpublished report for Teck Resources Inc.

Jaramillo, S.M., 1975, “J” Claims, Mina, Inter-office correspondence between Standard Slag Company and Colorado Energy.

Kappes, Cassiday & Associates, 1982, Cyanide Bottle Roll Tests on Grayhill Exploration Bulk Samples, Internal Company Report for Grayhill Exploration Company, 3p.

Kappes, Cassiday & Associates, 2021, Golden Mile Project Report of Metallurgical Test Work September 2021, Internal Company Report for Fortitude Gold Corp., 168p.

Kern, R.R., 1998, Technical Report, CMA Property, Mineral County, Nevada. Unpublished report for Prism Resources.

Kinross, 2019, Cedar Mountain Complex, Mineral County, Nevada, Unpublished Internal Report by Kinross Gold USA Inc., 9 p.

Kuzma, G., 1999, 1999 Summary Report Golden Mile Project. Unpublished Report for Teck Resources Inc.

Meinert, L., 2021, Observations on the Golden Mile Project. Unpublished Report for Fortitude Gold Corporation, 53 p.

Miskelly, N., 2003, Progress on International Standards for Reporting of Mineral Resources and Reserves by Norman Miskelly, Chairman, Combined Reserves International Reporting Standards Committee (CRIRSCO) dated September 20, 2003; 22p.

O'Donnell, M., 2006, Report on the Golden Mile Property, Mineral County, Nevada Technical Report prepared for Columbus Gold Corporation (formerly Purple Vein Resources Ltd., 109p.

Pegg, C.W., 1988, Golden Mile Gold Property, Bell Mining District, Mineral County, Nevada; Elmwood Resources, Inc Internal Report, Toronto, Ontario, April 3, 1988.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Pullman, S.A, 1983, The Petrography and Petrology of a Portion of the Northern Cedar Mountains, Mineral County, Nevada, unpublished Master of Science Thesis, University of Nevada, Reno, 139 p.

Ray, G.E., 2016, The Geology & Recommendations for Exploration at the Golden Mile Au-Cu (Fe) Skarn Property, Nevada. Confidential Report Prepared for Kinross Exploration.

Ristorcelli, S., 2006, Summary review of Golden Mile Project, Mineral County, Nevada. Unpublished Report by Mine Development Associates to Andy Wallace, Cordex Exploration Co., 7p.

Roscan, 2011, Golden Mile Project Summary Drill Report, August 2011, unpublished private company report, 11 p

Ross, D.C., 1961, Geology and Mineral Deposits of Mineral County, Nevada: Nevada Bureau of Mines and Geology, Report No. 27.

SEC, 1992, Industry Guide 7: Description of property by issuers engaged or to be engaged in significant mining operations. Release No. FR-39, July 30, 1992, effective August 13, 1992, 57 Federal Register 36442.

SEC, 2018a, Securities and Exchange Commission (SEC) 17 CFR Parts 229, 230, 239, and 249, RIN 3235-AL81, Modernization of Property Disclosures for Mining Registrants, Final Rule; 453 pgs.

SEC, 2018b, Securities and Exchange Commission (SEC) Adopts Rules to Modernize Property Disclosures Required for Mining Registrants, Press Release (Release Nos. 33-10570; 34-84509; File No. S7-10-16) Dated October 31, 2018; 3 pgs.

Suda, R.U. (2009): Technical report on the Golden Mile Project. For Portage Minerals Inc., November 16th 2009, 47 pages.

Tingley, S. L., 1999, Generalized geologic map of Nevada, Nevada Bureau of Mines and Geology Map 57, Million-Scale, Education Series 30, small print map E30.

Vanderburg, W.O., 1937, Reconnaissance of Mining Districts in Mineral County. US Bureau of Mines Information Circular 6941, p. 17 - 22.

Wikipedia website, viewed 01 August 2021, https://en.wikipedia.org

Wright, J.L., 2017, Golden Mile Property Geophysical Compilation VTEM Survey. Unpublished Report for Kinross Exploration.

Wright, J.L., 2018, Golden Mile Property Gravity & Induced Polarization Surveys GIS Database. Unpublished Report for Kinross Exploration.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

25	RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT

Preparation of this TRS has relied on information provided by the registrant for matters discussed herein. This TRS was prepared to be as understandable as possible and to not be misleading.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

APPENDIX A: GLOSSARY

A.1	Definition of Terms

The following terms used in this report shall have the following meanings:

Adit:

Horizontal drive into a hill that is usually driven for the purpose of intersecting or mining an ore body. An adit may also be driven into a hill to intersect or connect a shaft for the purpose of dewatering. Adits were commonly driven on a slight incline to enable loaded mine trucks to have the advantage of a downhill run out, while the empty (lighter) truck was pushed uphill back into the hill. The incline also allows water to drain out of the adit. An adit only becomes a tunnel if it comes out again on the hill somewhere, like a train tunnel.

Andesite:	An extrusive igneous, volcanic rock, of intermediate composition, with aphanitic to porphyritic texture characteristic of subduction zones (eg. western margin of South America).

Doré:	Unrefined gold and silver bars usually containing more than 90% precious metal.

Epithermal:	Used to describe gold deposits found on or just below the surface close to vents or volcanoes, formed at low temperature and pressure.

Gram:	A metric unit of weight and mass, equal to 1/1000th of a kilogram. One gram equals .035 ounces. One ounce equals 31.1035 grams.
Hectare:	Another metric unit of measurement, for surface area. One hectare equals 1/200th of a square kilometer, 10,000 square meters, or 2.47 acres. A hectare is approximately the size of a soccer field.

Hornfels:

Fine-grained metamorphic rock formed by the contact between mudstone/shale, or other clay-rich rock, and a hot igneous body at a shallow depth. Typically show little sign of the action of directed pressure and crystals display little orientation.

Kilometer:

Another metric unit of measurement, for distance. The prefix “kilo” means 1000, so one kilometer equals 1,000 meters, one kilometer equals 3,280.84 feet, which equals 1,093.6 yards, which equals 0.6214 miles.

Mineral Resources:

Mineral Resources are a concentration or occurrence of material of intrinsic economic interest in or on the Earth’s crust (a deposit) in such form, grade or quality, and quantity that there are reasonable prospects for eventual economic extraction. The location, quantity, grade, geological characteristics and continuity of a Mineral Resource are known, estimated or interpreted from specific geological evidence and knowledge. Mineral Resources are sub-divided, in order of increasing geological confidence, into Inferred, Indicated and Measured categories. Portions of a deposit that do not have reasonable prospects for eventual economic extraction must not be included in a Mineral Resource.

Net Smelter Return Royalty:

A share of the net revenue generated from the sale of metal produced by the mine.

Usage-based payments made by one party (the “licensee”) to another (the “licensor”) for the right to ongoing use of an asset, sometimes called an intellectual property. Typically agreed upon as a percentage of gross or net revenues derived from the use of an asset or a fixed price per unit sold.

Ore or Ore Deposit:	Rocks that contain economic amounts of minerals in them and that are expected to be profitably mined.

Silicified:	Is combined or impregnated with silicon or silica.

Skarn	Lime-bearing siliceous rock produced by the metamorphic alteration of limestone or dolomite.

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

Tonne:	A metric ton. One tonne equals 1000 kg. It is approximately equal to 2,204.62 pounds.

VulcanTM:	Maptek-Vulcan 3D geology and mining modeling software program

Conversion Table

Metric System	Imperial System
1 meter (m)	3.2808 feet (ft)
1 kilometer (km)	0.6214 mile (mi)
1 square kilometer (km2)	0.3861 square mile (mi2)
1 square kilometer (km2)	100 hectares (has)
1 hectare (ha)	2.471 acres (ac)
1 gram (g)	0.0322 troy ounce (oz)
1 kilogram (kg)	2.2046 pounds (lbs)
1 tonne (t)	1.1023 short tons (T)
1 gram/tonne (g/t)	0.0292 ounce/ton (oz/t)

Unless stated otherwise, all measurements reported here are metric and currencies are expressed in constant U.S. dollars.

A.2	Abbreviations

Other common abbreviations encountered in the text of this report are listed below:

˚C	degree Centigrade
AA	atomic absorption
AAL	American Assay Laboratories, Inc.
AAS	Atomic Absorption Spectroscopy
ADR	Absorption/Desorption/Recovery
Ag	Silver
ALS	ALS Chemex and/or ALS USA Inc.
Au	Gold
BLM	Bureau of Land Management
Bureau Veritas	Bureau Veritas Mineral Laboratories
Chemex	ALS Chemex and./or ALS USA Inc.
cm	centimeter
core	diamond core-drilling method
Cu	copper
DDH	Diamond Drill (Core)Hole

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

EA	Environmental Assessment
EPA	Environmental Protection Agency
FA	Fire Assay
FAAS	Fire assay with an atomic absorption finish
FGC	Fortitude Gold Corporation
ft or (‘)	feet = 0.3048 metre
gms Au/MT	grams of gold/metric tonne
g/t	gram/metric tonne
g/t Au	grams of gold per metric tonne
g	gram(s) = 0.001 kg
GIS	Geographic Information System
gpm	gallons per minute
GPS	Global Positioning System
GRCN	GRC Nevada Inc.
ha	hectare(s)
Hazen	Hazen Research Inc.
in or (“)	inch, 2.54 cm = 25.4 mm
K-Ar	Potassium-Argon (referring to age date technique)
KCA	Kappes, Cassiday & Associates
kg	kilogram, or kg/t (kilogram per tonne)
km	kilometer
lb	pound
l	liter
LOM	Life-of-Mine
m	meter
M	Million U.S. Dollars
Ma	million years age
masl	meters above sea level
MDA	Mine Development Associates
mean	arithmetic average of group of samples
μm	microns
mi	mile
mm	millimeter
MSHA	Mine Safety and Health Administration
NDWR	Nevada Division of Water Resources
NEPA	National Environmental Policy Act
NI 43-101	Canadian Securities Administrators’ National Instrument 43-101
NSR	Net Smelter Return
Opst	Ounces per short ton
Ounce	Troy ounce, or 31.1035 g
oz.	ounce
P80 3/4”	80% passing a ¾” screen
P100 3/8”	100% passing a 3/8” screen
Pb	lead
POO	Plan of Operations
ppb	parts per billion
ppm	parts per million = g/t
RC	reverse-circulation drilling method
ROM	Run-of-Mine
RQD	Rock Quality Designation
QA/QC	Quality Assurance/Quality Control

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

QP	Qualified Person
SEC	Securities Exchange Commission
SRM	Standard Reference Material
t, tonne	metric tonne = 1.1023 short tons
T, Ton	Imperial or short ton
Tpd, or tpd	tonnes per day
USDA	US Department of Agriculture
USFWS	US Fish & Wildlife Service
USGS	US Geological Survey
$	US Dollars
wt	weight
Zn	zinc

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

APPENDIX B: CERTIFICATES OF QUALIFIED PERSONS

FRED H. BROWN, P.GEO.

I, Fred H. Brown, do hereby certify that:

1. I have worked as a geologist continuously since my graduation from university in 1987.

2. This certificate applies to the TRS titled “Initial Assessment Technical Report Summary for the Golden Mile Property, Mineral County, Nevada” (the “TRS”), with an effective date of September 30, 2021.

3. I graduated with a Bachelor of Science degree in Geology from New Mexico State University in 1987. I obtained a Graduate Diploma in Engineering (Mining) in 1997 from the University of the Witwatersrand and a Master of Science in Engineering (Civil) from the University of the Witwatersrand in 2005. I am registered with the Association of Professional Engineers and Geoscientists of British Columbia as a Professional Geoscientist (#171602) and the Society for Mining, Metallurgy and Exploration as a Registered Member (#4152172).

4. I am currently self-employed as a Consulting Geologist specializing in Mineral Resource estimates.

5. I certify that by reason of my education, affiliation with a professional organization and past relevant work experience, I fulfill the requirements to be a “qualified person”.

My relevant experience for the purpose of the TRS is:

Underground Mine Geologist, Freegold Mine, AAC	1987-1995
Mineral Resource Manager, Vaal Reefs Mine, Anglogold	1995-1997
Resident Geologist, Venetia Mine, De Beers	1997-2000
Chief Geologist, De Beers Consolidated Mines	2000-2004
Consulting Geologist	2004-2017
Senior Resource Geologist, GRCN	2017-2021
Consulting Geologist	Present

6. I am a co-author of this TRS and specifically responsible for Section 11 and contributed to parts of Sections 8 and 9.

Effective Date: September 30, 2021

{SIGNED}

[Fred H. Brown]

Fred H. Brown, P.Geo

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

BARRY D. DEVLIN, P.GEO.

I, Barry D. Devlin, do hereby certify that:

1. I have worked as a geologist continuously since my graduation from university in 1981.

2. This certificate applies to the TRS titled “Initial Assessment Technical Report Summary for the Golden Mile Property, Mineral County, Nevada” (the “TRS”), with an effective date of September 30, 2021. .

3. I graduated with a Bachelor of Science degree with honors in Geology in 1981 and a Masters in Geology, 1987, from the University of British Columbia, Vancouver Canada.  I am registered with the Association of Professional Engineers and Geoscientists of British Columbia as a Professional Geoscientist (#109658).

4. I am currently employed as Vice President, Exploration with Gold Resource Corporation, a Colorado corporation.

5. I certify that by reason of my education, affiliation with a professional organization and past relevant work experience, I fulfill the requirements to be a “qualified person”.

My relevant experience for the purpose of the TRS is:

Project Geologist, U.S. Borax & Chemical Corp	1981-1984
Project Geologist, Derry, Michener, Booth & Wahl/Dolly Varden Minerals	1985-1986
Chief Mine Geologist, Total Erickson Resources Ltd	1987
Senior Project Geologist, Welcome North Mines Ltd	1988-1989
Chief Mine Geologist/District Geologist/Exploration Manager, Hecla Mining Company	1990-April 2007
Vice President, Exploration, Endeavour Silver Corp	May 2007-December 2012
Vice President, Exploration, Gold Resource Corp	January 2013-February 2021
Vice President, Exploration, Fortitude Gold Corp	March 2021-Present

6. I am a co-author of this TRS and specifically responsible for Sections 1, 2, 3, 4, 5, 21, 24, 25 and contributed to parts of Sections 6, 7, 20, 22 and 23.

Effective Date: September 30, 2021

{SIGNED}

[Barry D. Devlin]

Barry D. Devlin, P.Geo

2021 INITIAL ASSESSMENT TECHNICAL REPORT SUMMARY FOR THE GOLDEN MILE PROPERTY, NEVADA

JOY L. LESTER, SME-RM

I, Joy L. Lester, do hereby certify that:

1. I have worked as a geologist continuously since my graduation from university in 1996.

2. This certificate applies to the TRS titled “Initial Assessment Technical Report Summary for the Golden Mile Property, Mineral County, Nevada” (the “TRS”), with an effective date of September 30, 2021.

3. I graduated with a Bachelor of Science degree in Geology from the South Dakota School of Mines and Technology in 1996. I obtained a Master of Science degree in Geology from the South Dakota School of Mines and Technology in 2004.

4. I am registered with the Society for Mining, Metallurgy and Exploration; Registered Member #4119722RM.

5. I am currently employed as Chief Geologist with Fortitude Gold Corporation, a Colorado corporation.

6. I certify that by reason of my education, affiliation with a professional organization, and past relevant work experience, I fulfill the requirements to be a “qualified person”.

My relevant experience for the purpose of the TRS is:

Exploration Geologist, Gold Reserve Inc. Km 88, Venezuela, Exploration site	1996-1999
Exploration Geologist, Hecla Venezuela, La Camorra Mine	2002-2004
Exploration Geologist, Patagonia Gold S.A, Lomada Leiva and Cap Oeste Mines	2004-2008
Senior Exploration Geologist/Project Manager Landore Resources Ltd., Ontario, Canada	2008-2012
Consultant Geologist, Exploration, Gold Resource Corp. El Aguila Mine, Oaxaca Mex	2013-2014
Chief Geologist, Gold Resource Corp., Nevada and El Aguila Mine Oaxaca Mexico	2014-2020
Chief Geologist, Fortitude Gold Corp., Nevada	2021-Present

6. I am a co-author of this TRS and specifically responsible for Sections 6, 7 and contributed to parts of Sections 20, 22 and 23.

Effective Date: September 30, 2021

{SIGNED}

[Joy L. Lester]

Joy Lester, P.Geo